As Filed with the Securities and Exchange Commission on August 20, 2013

Registration No. 333-179435

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Market Vectors Commodity Trust

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

6799

(Primary Standard Industrial Classification Code Number)

45-4471545

(I.R.S. Employer Identification Number)

335 Madison Avenue
New York, New York 10017
(212) 293-2000

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Joseph J. McBrien, Esq.

Van Eck Absolute Return Advisers Corp.

335 Madison Avenue

New York, New York 10017

(212) 293-2000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Stuart M. Strauss, Esq.

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☑	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
Market Vectors Low Volatility Commodity ETF, Common Units of Beneficial Interest	4,000,000	$25.00[1]	$100,000,000	$13,640

1. The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $25.00 per Share.

2. Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated August 20, 2013

Market Vectors Low Volatility Commodity ETF

[•] Common Units of Beneficial Interest

Market Vectors Commodity Trust (the “Trust”) is a Delaware statutory trust organized as a series trust. Market Vectors Low Volatility Commodity ETF (the “Fund”) is a series of the Trust that will issue common units of beneficial interest, or “Shares,” which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shares may be purchased from the Fund only by certain eligible financial institutions, called “Authorized Participants,” and only in one or more blocks of 50,000 Shares, each called a “Basket.” The Fund will continuously offer its Shares in Baskets to Authorized Participants at the net asset value (“NAV”) of 50,000 Shares. The Fund’s Participant Agreements set forth the terms and conditions on which Authorized Participants may purchase or redeem Baskets.

The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on NYSE Arca, Inc. (“NYSE Arca” or the “Exchange”), under the symbol “LVCM” (quoted in U.S. dollars).

The Fund will seek to track changes, whether positive or negative, in the performance of the Morningstar® Long/Flat Commodity IndexSM (the “Index”) over time.

The Fund will seek to achieve its investment objective by investing principally in exchange-traded futures contracts on commodities comprising the Index (“Index Commodity Contracts”). The Index is a rules-based commodity futures index that employs a momentum rule to determine if exposure to a particular Index Commodity Contract should be maintained with its prescribed weighting (a “long position”) or moved to cash (a “flat position”). For each Index Commodity Contract represented by the Index, Morningstar®, Inc. (“Morningstar”) calculates a “linked” price that incorporates both price changes and roll yield. Whether a position will be long or flat is determined, at the time of a monthly repositioning (defined below), by comparing the linked price of each Index Commodity Contract to its 12-month moving average. The Fund does not seek to outperform the Index. Van Eck Absolute Return Advisers Corp. (the “Managing Owner”) will seek to cause the NAV of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

Except when aggregated in Baskets, the Shares are not redeemable securities.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or by any state securities commission. Neither the SEC nor any state securities commission has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. The Trust is a not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is therefore not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are speculative securities and their purchase involves a high degree of risk. You should consider all risk factors before investing in the Fund. Please refer to “The Risks You Face” beginning on page 14.

•	The Fund has no operating history.

•	Futures trading prices are volatile and even a small movement in market prices could cause large losses.

•	Historical performance of the Index is limited and not necessarily indicative of the future performance of the Index or the Fund.

•	Holders of Shares (“Shareholders”) could lose all or substantially all of their investment in the Fund.

•	The Fund is subject to fees and expenses that are payable regardless of the Fund’s performance or profitability.

•	The Fund’s return may not match the return of the Index due to, among other factors, the Fund incurring operating expenses, and speculative position limits imposed by the Commodity Futures Trading Commission (“CFTC”) and commodity exchanges. Tracking error may reduce the Fund’s returns.

•	The Fund will be subject to actual and potential conflicts of interest with respect to the Managing Owner and its affiliates, the commodity broker, the custodian, Morningstar and its affiliates and Authorized Participants, including the initial Authorized Participant.

•	The Fund will distribute to Shareholders Schedule K-1s that will contain information regarding the income and expenses of the Fund. Schedule K-1 is a complex form and a Shareholder may find that preparing the Shareholder’s tax return may require the services of an accountant or other tax preparer at the Shareholder’s expense.

On [•], 2013, [•], as the initial Authorized Participant (the “Initial Purchaser”), subject to certain conditions, agreed to purchase and take delivery of [•] Shares, which comprise the initial Baskets, at a purchase price of $[•] per Share ($[•] per Basket), as described in “Plan of Distribution.” This price has been arbitrarily determined inasmuch as the Shares will have no inherent value at the Fund’s inception, and it is not indicative of prices that will prevail in the trading market. The Initial Purchaser proposes to offer the Shares to the public at a per-Share price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates any fee or other compensation in connection with its sale of Shares to the public.

Authorized Participants may from time-to-time offer to the public Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from Shareholders who purchase Shares through their commission or fee-based brokerage accounts with the Authorized Participant. In addition, the Marketing Agent (defined below) will be paid a fee for its services. For more information regarding items of compensation paid to Financial Industry Regulatory Authority (“FINRA”) members, please see the “Plan of Distribution” section on page 74.

The Fund qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012. This is not a description of the Fund as an investment vehicle or the type of investment strategies it will use.

Shares are neither interests in nor obligations of any of the Managing Owner, the Trustee, the Initial Purchaser, any other Authorized Participant or any of their respective affiliates. Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

[•], 2013

REGULATORY NOTICES

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AS FOLLOWS: ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING THE FUND’S ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTRAR, TRANSFER JOURNALS AND RELATED DETAILS) ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-7500. ALL MARKETING MATERIALS WILL BE MAINTAINED BY VAN ECK SECURITIES CORPORATION, 335 MADISON AVENUE, NEW YORK, NEW YORK 10017, TELEPHONE NUMBER (212) 293-2000. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S FUTURES COMMISSION MERCHANTS) WILL BE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O VAN ECK ABSOLUTE RETURN ADVISORS CORP., 335 MADISON AVENUE, NEW YORK, NEW YORK 10017, TELEPHONE NUMBER (212) 293-2000. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO CFTC AND NATIONAL FUTURES ASSOCIATION (“NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT [•]. ADDITIONAL REPORTS MAY BE POSTED ON THE MANAGING OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND on file with the sec. YOU CAN READ AND COPY any materials filed by the fund with the sec AT THE SEC’S PUBLIC reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGING OWNER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION

OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

ii

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 38 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 10.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 14.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

iii

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

iv

MARKET VECTORS COMMODITY TRUST

TABLE OF CONTENTS

SUMMARY	1
The Trust and the Fund	1
Investment Objective	1
The Index	2
Purchasing and Selling Shares	3
Pricing Information Available on NYSE Arca and Other Sources	3
Breakeven Point per Share	4
Risk Factors	4
The Managing Owner	6
The Trustee	6
The Administrator	6
The Custodian	6
The Transfer Agent	6
The Marketing Agent	6
The Commodity Broker	7
Limitation of Liabilities	7
The Offering	7
Authorized Participants	7
Buying and Selling Exchange-Traded Shares	7
Net Asset Value	8
Clearance and Settlement	8
Segregated Accounts/Interest Income	8
Fund Fees and Expenses	8
Breakeven Point	10
Federal Income Tax Considerations	11
Distributions	11
Breakeven Table	11
Financial Information	13
Reports to Shareholders	13
Cautionary Note Regarding Forward-Looking Statements	14
The Risks You Face	14
Futures and Commodities Market Related Risks	14
The Fund is Subject to Market Risk	14
Exposure to the Commodities Markets May Subject the Fund to Greater Volatility Than Investments in Traditional Securities	15
Certain of the Fund’s Investments Could Be Illiquid Which Could Cause Large Losses to Shareholders at Any Time or From Time to Time	15
NAV May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares	16
Suspension or Disruptions of Market Trading May Adversely Affect the Value of Shares	16
The Lack of Active Trading Markets For the Shares of the Fund May Result in Losses on an Investment in the Fund at the Time of Disposition of Shares	16
An Investment in the Fund May Provide Little or No Diversification Benefits	16
An Investment in Shares of the Fund May Be Adversely Affected by Competition From Other Methods of Investing in Commodities	17
Many Factors May Affect Prices of Index Commodity Contracts and the NAV and Market Price of the Shares	17
v

Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted By Regulatory and Exchange Position Limits and Other Position Limitation Rules and Could Result in Tracking Error Between Changes in the NAV Per Share and Changes in the Level of the Index, Or Could Result in the Market Price of the Shares Trading at a Premium or Discount to the NAV Per Share	17
Shareholders That Are Not Authorized Participants May Only Purchase or Sell Their Shares in Secondary Trading Markets, and the Conditions Associated With Trading in Secondary Markets May Adversely Affect Shareholders’ Investment in the Shares	19
Potentially Illiquid Markets, Disruption of Market Trading, and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses of the Fund and, in Turn, the Value of Your Shares	19
Because Futures Contracts and Other Derivatives Have No Intrinsic Value, the Positive Performance of Your Investment Depends on an Equal and Offsetting Loss. Therefore, While General Financial Market Prices Could Rise Significantly and the U.S. Economy Could Experience Positive Growth, Your Investment in Shares Could Be Unprofitable	20
Failure of the Clearing House to Meet Its Obligations with respect to Index Commodity Contracts or Cleared Swaps May Adversely Impact the NAV of the Fund, and the Value of Your Shares	20
Other Commodity Instruments that Trade OTC (If Any), Such As Forward Agreements and Swaps, Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain	20
The Value of the Shares Relates Directly to the Value of the Index Commodity Contracts and Other Assets Held by The Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares	21
Operating Risks of the Fund	21
The Fund Has No Performance History	21
The Shares of the Fund are New Securities and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise	21
The Fund May Experience a Margin Call Which May Adversely Affect the Value of Your Shares	21
The Continuous Offering of Shares May Be Interrupted or Suspended at Any Time Without Prior Notice Which May Have an Adverse Impact on the Shares	22
Fees and Expenses are Charged Regardless of Profitability and May Result in Depletion of Assets	22
Possibility of Termination of the Fund May Adversely Affect a Shareholder’s Portfolio	22
Shareholders May Be Adversely Affected by Redemption Orders That Are Subject to Postponement, Suspension or Rejection Under Certain Circumstances	22
Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders	22
The Liability of the Managing Owner and the Trustee Is Limited, and the Value of the Shares Will Be Adversely Affected If the Fund Is Required to Indemnify the Trustee or the Managing Owner	23
The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of NAV Calculation	23
The Liquidity of the Shares of the Fund May Be Affected by the Withdrawal from Participation of Authorized Participants, Potentially Negatively Impacting the Market Price of the Shares	24
The Failure of a Commodity Broker to Segregate the Fund’s Assets May Increase Losses; Even If Such Assets Are Segregated, a Risk of Significant Loss to the Fund May Arise As the Fund May be Limited to a Pro Rata Share or None of its Assets	24
Index-Related Risks	24

vi

The Index May Be Highly Concentrated in an Industry and Have Different Weights in a Particular Commodity Sector, Which May Increase Volatility and Negatively Impact the Value of the Shares	24
The Index Methodology May Not Produce the Intended Results	25
The Long and Flat Positions Represented By the Index Are Not Designed to Provide the Return of Any Single Commodity or to Replicate the Performance of Long-Only Commodity Market Benchmarks	25
Positive Correlation of Changes in the Closing Levels Among the Commodities Comprising the Index May Negatively Impact the Value of the Shares	25
Changes in the Values of the Commodities Comprising the Index May Offset Each Other	25
The Fund May Incur Losses on Its Investments in Cash Instruments	25
Shareholders Have No Rights Against Morningstar	26
Morningstar Has No Obligation to Consider a Shareholder’s Interests in Calculating or Revising the Index	26
Morningstar, the Managing Owner and Any of Their Respective Affiliates May Publish Research That Conflicts and Which May Negatively Impact the Value of the Fund and the Shares	26
Certain Index Commodity Contracts Underlying the Commodities Comprising the Index Will Be Subject to Pronounced Risks of Pricing Volatility	26
Non-Concurrent Trading Hours Between NYSE Arca and the Various Futures Exchanges on Which the Commodities Underlying the Index Are Traded May Impact the Value of Your Investment	26
Historical Performance of the Benchmark Index Is Not a Guide to the Future Performance of the Fund	27
The Fund’s Performance May Not Always Track the Index	27
The Fund Is Not Actively Managed and Will Seek to Track the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising. Therefore, Shareholders Will Not Be Protected Against Adverse Movements in the Level of the Index, Which, in Turn, May Have a Significantly Adverse Impact on the Shares	27
Regulatory Risks	27
Shareholders Have Limited Voting Rights, the Trustee Has Limited Duties and Powers, and Neither Will Be Able to Affect Management of the Fund Regardless of Performance	27
Shareholders Do Not Have the Rights Enjoyed by Shareholders in Certain Other Vehicles	28
The Fund is Not a Registered Investment Company	28
Regulation of the Commodities Industry Is Extensive and Subject to Change; Future Regulatory Developments Are Impossible to Predict but May Significantly and Adversely Affect the Fund	28
Market Disruptions and Resulting Governmental Interventions are Unpredictable and May Have an Adverse Effect on the Value of Your Shares	32
Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation, and May Be Less Reliable than U.S. Exchanges	33
Deregistration of the Managing Owner Could Disrupt Operations	33
Future Regulation of OTC Derivatives Markets May Have a Detrimental Effect On the Value of Your Shares	33
Although the Shares Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of the Trust Will Increase A Shareholder’s Liability	34
The Fund is an “Emerging Growth Company” and It is Uncertain if This Will Make the Fund Less Attractive to Investors	34
Efforts to Comply with Section 404 of the Sarbanes-Oxley Act Will Involve Significant Expenditures, and Non-Compliance with Section 404 of the Sarbanes-Oxley Act May Adversely Affect the Fund and the Value of Shares	35

vii

Other Risks	35
You Should Consult Your Own Legal, Tax and Financial Advisers Regarding an Investment in the Shares Because No Independent Advisers Were Appointed to Represent You in connection with the Formation and Operation of the Trust or the Fund	35
Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares	35
Tax Risks	36
Shareholders Will Be Subject to Taxation on Their Allocable Shares of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions	36
Items Of Income, Gain, Loss And Deduction With Respect To Shares Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Fund In Allocating Such Tax Items	36
The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares	36
Shareholders May Incur Tax Liability Before Selling Shares They Have Purchased	36
Investment Objective, Fees, Risks and Information about the Index	36
Investment Objective	36
Fund Fees and Expenses	38
Management Fee	38
Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses	38
Brokerage Commissions and Fees	39
Routine Operational, Administrative and Other Ordinary Fees and Expenses	39
Extraordinary Fees and Expenses	40
Selling Commission	40
Description of the Index	40
General	40
Index Construction	40
Overview	40
Eligibility Requirements	40
Commodity Selection	41
Constituent Weighting	41
Reconstitution and Rebalancing	41
Roll Methodology	41
Linking Factor Calculation	41
Commodity Sector Assignments	41
Composition of the Index	44
Historical Closing Levels of the Index	44
LICENSING AGREEMENT AND DISCLAIMER	47
Share Splits	48
Material Contracts	48
Services Agreement	48
Custody Agreement	49
Transfer Agency and Service Agreement	50
Futures Customer Agreement	51
Marketing Agent Agreement	52
Index Product License Agreement	53
Fund Management and Other Third Parties	54
The Managing Owner	54
General	54
Principals	55

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ix

x

Dealer Prospectus Delivery Obligation

Until [•], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY

This is only a summary of the Prospectus and, while it contains material information about the Fund, it does not contain or summarize all of the information about the Fund contained in this Prospectus that is material and/or that may be important to you. You should read the entire Registration Statement, including all exhibits to the Registration Statement of which this Prospectus is a part, before deciding to invest in the Shares of the Fund.

The Trust and the Fund

The Trust was formed as a Delaware statutory trust on February 1, 2012. The Fund is a series of the Trust that will issue common units of beneficial interest, or “Shares,” which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Trust is perpetual (unless terminated in certain circumstances). The principal office of the Trust is located at 335 Madison Avenue, New York, New York 10017, and the telephone number of the Trust is (212) 293-2000.

Investment Objective

The Fund will seek to track changes, whether positive or negative, in the performance of the Morningstar® Long/Flat Commodity IndexSM (the “Index”) over time. The Fund seeks to achieve its investment objective by investing principally in exchange-traded futures contracts on commodities comprising the Index (“Index Commodity Contracts”) and U.S. Treasury bills maturing in eight weeks or less to reflect “flat” positions, as described below, and, in certain circumstances, Other Instruments (defined below) and Cash Instruments (defined below).

The Index is a rules-based commodity futures index that employs a momentum rule to determine if exposure to a particular Index Commodity Contract should be maintained with its prescribed weighting (a “long position”) or moved to cash (a “flat position”). For each Index Commodity Contract represented by the Index, Morningstar calculates a “linked” price that incorporates both price changes and roll yield. Whether a position will be long or flat is determined, at the time of a monthly repositioning (defined below), by comparing the linked price of each Index Commodity Contract to its 12-month moving average. The Fund does not seek to outperform the Index. Commodities comprising the Index are assets that have tangible properties, such as energy products, agricultural products, industrial metals, precious metals and livestock. The Shares are designed for Shareholders who want a convenient way to gain exposure to a diversified selection of these commodities and an index strategy that seeks to generate positive returns under various market conditions.

Advantages of investing in the Shares include:

•	Ease and Flexibility of Investment. The Shares will trade on NYSE Arca and provide Shareholders with indirect exposure to certain commodity futures. The Shares may be bought and sold throughout the business day at real-time market prices on NYSE Arca like other exchange-listed securities. Shareholders will be able to purchase and sell Shares through traditional brokerage accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low-to-negative correlation with equities, conventional bonds and alternative investments, including long/short equity strategies that seek to generate positive returns under various market conditions.

•	Margin. Shares will be eligible for margin accounts.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. The Managing Owner has the discretion to change the Fund’s investment objective or policies at any time without prior notice. The Fund has not commenced trading and does not have any performance history. The market price of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the NAV of the Fund.

The Index

The Index is a fully collateralized commodity futures index that uses a momentum rule to determine if each Index Commodity Contract is held long or flat. A long position is a position that will increase in market price if the price of the Index Commodity Contract is rising during the period when the position is open. A flat position is a position that will not increase in market price whether the price of the Index Commodity Contract to which it relates is rising or falling. The momentum rule establishes whether a position in an Index Commodity Contract will be long or flat, as described below. To implement the momentum rule, Morningstar calculates a “linked” price (described further below), which is used to determine the long or flat positions in the Index Commodity Contracts. Whether a position will be long or flat is determined, at the time of a monthly repositioning, by comparing the linked price of each Index Commodity Contract to its 12-month moving average. For example, if, at a monthly repositioning, the linked price for an Index Commodity Contract exceeds its 12-month moving average, the Index takes the long side in the subsequent month. Conversely, if the linked price for an Index Commodity Contract is below its 12-month moving average, the Index moves the position to cash (i.e. flat).

The linked price is determined on the basis of price changes and roll yields. Rolling a futures contract means closing out a position on near-dated (i.e., commodity futures contracts that are nearing expiration) commodity futures contracts before they expire and establishing an equivalent position in a longer-dated futures contract (i.e., commodity futures contracts that have an expiration date further in the future) on the same commodity. Roll yield is the amount of return generated (either positive or negative) by rolling a futures contract. Futures contacts can be in “backwardation,” which means that futures contracts with longer-term expirations are priced lower than those with shorter-term expirations, or can exhibit “contango,” which means that futures contacts with longer-term expirations are priced higher than those with shorter-term expirations. In backwardation, market roll yields are positive. In contango, market roll yields are negative.

To be considered for inclusion in the Index, a commodity future must be listed on a U.S. futures exchange, be denominated in U.S. dollars and rank in the top 95% by total U.S. dollar value of the total open interest pool of all eligible commodities. The weight of each individual Index Commodity Contract in the Index is the product of two factors: magnitude and the direction of the momentum signal (i.e., 1 for long or 0 for flat). On the annual reconstitution date, the magnitude is the open interest weight of the Index Commodity Contract, calculated on the second Friday of December, using data through the last trading day of November. Individual contract weights are capped at 10%. Between reconstitution dates, the weights vary based on the performance of the individual Index Commodity Contract positions. The Index is reconstituted annually and directions (i.e., whether long or flat) of each Index Commodity Contract are determined monthly on the second Friday of each month, which is one week prior to the repositioning day.

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Purchasing and Selling Shares

The Shares of the Fund are expected to be listed for trading, subject to notice at issuance, on NYSE Arca under the symbol “LVCM” (quoted in U.S. dollars). Shareholders may purchase and sell Shares through traditional brokerage accounts. Secondary market purchases and sales of Shares are subject to customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

Baskets of Shares may be created and redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser.

The market price of the Shares may not be identical to the NAV per Share. The intra-day indicative value per Share is based on the prior day’s final NAV per Share, adjusted every 15 seconds throughout the day to reflect the continuous price changes of the Fund’s futures contracts and Other Instruments, if any, to provide a continuously updated indicative intra-day value per Share. The Fund is not involved in or responsible for the calculation or dissemination of the indicative intra-day value per Share and makes no warranty as to the accuracy of the indicative intra-day value per Share.

Pricing Information Available on NYSE Arca and Other Sources

The following table lists NYSE Arca symbols and their descriptions with respect to the Shares and the Index:

Ticker	Description
LVCM	Market price per Share on NYSE Arca
[•]	Indicative intra-day value per Share
[•]	End of day NAV
[•]	Intra-day and Index closing level as of close of NYSE Arca from the prior day
[•]	Number of outstanding Shares

The intra-day data in the above table is published once every 15 seconds throughout each trading day.

The current market price per Share (symbol: “LVCM”) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share (symbol: “[•]”) (quoted in U.S. dollars) will be published by NYSE Arca once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.

The most recent end-of-day NAV (symbol: “[•]”) (quoted in U.S. dollars) will be published by the Managing Owner as of the close of business by market data vendors and on the Managing Owner’s website at [•], or any successor thereto, and will be published on the consolidated tape.

The intra-day level and the most recent end-of-day closing level of the Index (symbol: “[•]”) will be published by NYSE Arca once every 15 seconds throughout the Exchange’s Core Trading Session and as of the close of business for NYSE Arca, respectively, on the consolidated tape by market data vendors.

The number of outstanding Shares (symbol: “[•]”) will be published once every 15 seconds throughout the trading day and as of the close of business for NYSE Arca and on the consolidated tape by market data vendors.

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Disclosure regarding the components of the Index and the long and flat positions therein will be available at http://corporate.morningstar.com/US/asp/subject.aspx?page=2649&filter=Commodity&xmlfile=2738.xml.

The intra-day levels and Index closing levels and the intraday values and closing NAV are published by NYSE Arca. The Fund is not issued, sponsored, endorsed, sold or promoted by NYSE Arca, and NYSE Arca makes no representation regarding the advisability of investing in such product.

NYSE ARCA MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL NYSE ARCA HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Breakeven Point per Share

In order for an investor to break-even on an investment during the first twelve months of an investment, the Fund must earn approximately 0.70% per annum, or $0.18 per annum per Share at $25.00 as the NAV per Share. See “Breakeven Point” below for more information.

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. There is no assurance that the Fund will achieve its investment objective. A potential Shareholder should not invest in the Shares unless he or she can afford to lose the entire investment. Before investing in the Shares, a potential Shareholder should be aware of the various risks of investing in the Fund, including those described below. Additional risks and uncertainties not presently known by the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. The summary risk factors set forth below are intended to highlight certain risks of investing in the Fund. A more extensive discussion of these risks appears beginning on page 14 in “The Risks You Face.”

•	The Fund has no operating history. Therefore, a potential Shareholder has no performance history to serve as a factor in evaluating an investment in the Fund.

•	Past performance of the Fund, when available, is not necessarily indicative of future results and past performance history of the Index is limited and not necessarily indicative of the future performance of the Index or the Fund.

•	The Fund is subject to the fees and expenses as described in this Prospectus, which are payable regardless of the Fund’s performance or profitability.

•	The futures trading activities of the Fund take place in very volatile markets that may be subject to sudden and rapid changes. Consequently, all or substantially all of your investment in the Shares could be lost.

•	CFTC and commodity exchange rules impose speculative position limits on market participants trading in certain commodities. Currently, speculative position limits apply to the following Index Commodity Contracts that may be included in the Index: WTI Crude Oil, Gas-Oil-Petroleum, Gasoline Blendstock, Heating Oil #2, HHUB Natural Gas, High Grade Copper, Gold, Silver,
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Colombian Coffee, Sugar #11, No. 2 Yellow Corn, Soybean Meal, Soybean Oil, No. 2 Yellow Soybeans, No. 2 Soft Red Wheat, No. 2 Hard Winter Wheat, Cotton, Live Cattle and Lean Hogs. These position limits establish a maximum net long or short futures position that any participant may hold or control in contracts traded on such exchanges, which may limit the Fund’s ability to continuously offer new Baskets or the Fund’s ability to reinvest income in additional commodity futures contracts.

•	The CFTC recently adopted final regulations that would replace existing position limits and limit formulas on 28 physical commodity futures and options contracts and on swaps that are economically equivalent to such contracts. The U.S. District Court for the District of Columbia recently vacated these position limit regulations and remanded the matter to the CFTC for further consideration consistent with the court’s opinion. To the extent all or part of these position limit regulations are implemented or reinstated, or other regulations with similar effect are adopted, these limits could detract from the Fund’s ability to implement its investment strategy.

•	The Fund’s return may not match the return of the Index due to, among other factors, the Fund incurring operating expenses, and speculative position limits imposed by the CFTC and commodity exchanges. Tracking error may reduce the Fund’s overall returns. Also, the use of Other Instruments could result in tracking error between the Fund’s NAV and the performance of the Index, or could result in the Shares trading at a premium or discount to its NAV.

•	The long and flat positions represented by the Index are not designed to provide the return of any single commodity or to replicate the performance of long-only commodity market benchmarks. The Fund is not expected to provide a hedge against inflation in market environments when the Fund’s aggregate exposure is predominantly flat.

•	Certain potential conflicts of interest exist. The Commodity Broker may have a conflict of interest between its execution of trades for the Fund and for its other customers. More specifically, the Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s account due to the existence of such other clients. Proprietary trading or trading on behalf of other clients by the Managing Owner and its affiliates, and their respective trading principals, may create conflicts of interest because such proprietary trades or trades on behalf of other clients may take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. See the section “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

•	Shareholders have no right to elect the Managing Owner on an annual or any other continuing basis or to remove the Managing Owner. Shareholders may elect a replacement Managing Owner only if the current Managing Owner resigns voluntarily or loses its corporate charter. Shareholders will not be permitted to participate in the management or control of the Fund or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of the Managing Owner to manage the Fund’s affairs.

•	The Fund will distribute to Shareholders Schedule K-1s that will contain information regarding the income and expenses of the Fund. Schedule K-1 is a complex form and a Shareholder may find that preparing the Shareholder’s tax return may require the services of an accountant or other tax preparer at the Shareholder’s expense.
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The Managing Owner

Van Eck Absolute Return Advisers Corp., a Delaware corporation, is the Managing Owner of the Fund. The Managing Owner is a wholly-owned subsidiary of Van Eck Associates Corporation and was formed in 1995. The Managing Owner and its affiliates advise a family of exchange-traded funds, mutual funds, insurance portfolios, separate accounts and alternative investments. The Managing Owner also serves as the commodity pool operator and commodity trading advisor of the Fund.

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the CFTC and has been a member of NFA since October 1997. As a registered commodity pool operator and commodity trading advisor, with respect to the Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the rules and regulations of the CFTC and NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements and reporting and recordkeeping requirements. The Managing Owner is subject to periodic inspections and audits by the CFTC and NFA.

The Shares are not deposits or other obligations of the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Managing Owner, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The Trustee

Wilmington Trust, National Association, or the “Trustee,” a national bank with its principal place of business in Delaware, is the sole trustee of the Fund. The Trustee has only nominal duties and liabilities to the Fund.

Under the Amended and Restated Declaration of Trust of the Trust (the “Trust Agreement”), the Managing Owner has the exclusive management and control of all aspects of the business of the Trust. The Trustee will have no duty to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Administrator

The Fund has appointed The Bank of New York Mellon as the administrator (the “Administrator”) of the Fund and has entered into a Services Agreement in connection therewith.

The Custodian

The Bank of New York Mellon is the custodian (the “Custodian”) of the Fund and has entered into a Custody Agreement in connection therewith.

The Transfer Agent

The Bank of New York Mellon is the transfer agent (the “Transfer Agent”) of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Marketing Agent

Van Eck Securities Corporation is the marketing agent (“VESC” or the “Marketing Agent”) of the Fund and has entered into a Marketing Agent Agreement in connection therewith. The Marketing Agent is an

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affiliate of Van Eck Associates Corporation, the parent and a principal of the Managing Owner. The Marketing Agent assists the Administrator with certain functions and duties relating to marketing, including reviewing and approving marketing materials. The Marketing Agent will retain all marketing materials at 335 Madison Avenue, New York, New York 10017; telephone number (212) 293-2000.

The Marketing Agent will not open or maintain customer accounts or solicit, receive, execute, clear, settle or otherwise handle any orders to purchase or redeem Shares.

The Commodity Broker

BNY Mellon Clearing, LLC, which will serve as the Fund’s executing and clearing broker, or commodity broker, of the Fund (the “Commodity Broker”) will execute and clear the Fund’s futures transactions and will perform certain administrative services for the Fund. The Commodity Broker is registered with the CFTC as a futures commission merchant and is a member of NFA in such capacity.

The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction-related fees and expenses charged in connection with its trading activities.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Shareholders will be entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

The Offering

On [•], 2013, the Initial Purchaser, subject to certain conditions, agreed to purchase [•] Shares, which comprise the initial Baskets, at a purchase price of $[•] per Share ($[•] per Basket), as described in the section “Plan of Distribution.”

Authorized Participants

To be eligible to place orders with the Managing Owner to create Baskets of the Fund, an entity or person either must be: (1) a “Participating Party,” i.e., a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which is not required to register as a broker-dealer to engage in securities transactions; and (2) a “DTC Participant,” i.e., a securities broker or dealer, bank, trust company, clearing corporation or certain other organizations, some of whom (and/or their representatives) own Depository Trust Company, a New York corporation (“DTC”); and, in either case, must have executed an agreement (“Participant Agreement”) with the Fund and with the Managing Owner with respect to creations and redemptions of Baskets outside the Clearing Process. A Participating Party and DTC Participant are collectively referred to herein as an “Authorized Participant.”

Buying and Selling Exchange-Traded Shares

The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on NYSE Arca. If you buy or sell Shares in the secondary market, you will incur customary brokerage commissions and charges and may pay some or all of the spread between the bid and the offered price in the secondary market on each leg of a round-trip (purchase and sale) transaction. In times of severe market disruption or low trading volume in the Fund’s Shares, this spread can increase significantly. It is anticipated that the

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Shares will trade in the secondary market at prices that may differ to varying degrees from the NAV of the Shares.

Net Asset Value

NAV means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles.

Clearance and Settlement

The Shares are evidenced by a global certificate that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering will be deposited in cash in a segregated account in the name of the Fund at either the Commodity Broker in accordance with CFTC investor protection and segregation requirements or with the Custodian. The Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Commodity Broker or the Custodian. The Managing Owner expects to invest in U.S. Treasury bonds, U.S. Treasury bills, U.S. government securities and related securities that are direct obligations of or obligations guaranteed as to principal or interest by the United States, or securities issued or guaranteed by corporations in which the United States has a direct or indirect interest which have been designated as exempted securities pursuant to Section 3(a)(12) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any certificate of deposit for any of the foregoing, and certain cash items such as money market funds, certificates of deposit (under nine months), time deposits and other high credit quality short-term fixed income securities (collectively, “Cash Instruments”), which may increase interest income earned. The Cash Instruments used to track flat positions in the Index will be U.S. Treasury bills.

Fund Fees and Expenses

Management Fee	The Fund will pay the Managing Owner a management fee, monthly in arrears, in an amount equal to 0.50% per annum of the daily NAV of the Fund (the “Management Fee”) in consideration of the Managing Owner’s trading advisory services. From time to time, the Managing Owner may waive all or a portion of its Management Fee.
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Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses

Expenses incurred in connection with organizing the Trust and the Fund and up to the initial offering of the Fund’s Shares upon commencement of its trading operations, estimated to total approximately $459,740, will be paid by the Managing Owner and will not be liabilities of the Fund. Organization and initial offering expenses relating to the Trust and the Fund that are paid by the Managing Owner means those expenses incurred in connection with its formation, the qualification, registration and the anticipated offering of the Fund’s Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Fund prior to commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares).

Upon commencement of trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, the Fund will bear the costs of its continuous offering of Shares and continuous offering expenses. Continuous offering fees and expenses include those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

The Managing Owner expects that the continuous offering fees and expenses of the Fund will be approximately 0.01% per annum of the Fund’s NAV, although the actual amount of continuous offering fees and expenses in any year or any part of any year may be greater.

Brokerage Commissions and Fees	The Fund will pay to the Commodity Broker (as defined below) all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction-related fees and expenses charged in connection with its trading activities. On average, total charges paid to the Commodity Broker are expected to be approximately $8.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect the brokerage commissions and fees to exceed 0.07% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.
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Routine Operational, Administrative and Other Ordinary Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary fees and expenses of the Fund, including, but not limited to, the fees and expenses of the Trustee, custody fees, transfer agency fees, distribution and marketing fees (except to the extent that the Fund’s routine operational, administrative and other ordinary fees or expenses are waived or reimbursed by the Managing Owner), legal, audit and accounting fees and expenses, filing fees, exchange listing fees and printing, mailing and duplication costs, computer services, Index licensing fees and tax preparation expenses. The Managing Owner expects that all of the routine operational, administrative and other ordinary fees and expenses of the Fund will be approximately 2.37% per annum of the Fund’s NAV. The Managing Owner has agreed, pursuant to a written contract (the “Waiver Agreement”), to waive a portion of its Management Fee or reimburse the Fund, from its Management Fee, for all routine operational, administrative and other ordinary expenses to the extent necessary so that routine operational, administrative and other ordinary expenses incurred by the Fund do not exceed 0.15% per annum of the Fund’s NAV.

Extraordinary Fees and Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Fund as determined by the Managing Owner. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will also include material expenses which are not currently anticipated obligations of the Fund or of managed futures funds in general. Routine operational, administrative and other ordinary fees and expenses will not be deemed extraordinary fees and expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Payment of Management Fee and Brokerage Commissions and Expenses to be Paid First Out of Interest Income	Because it is expected that interest income, if any, will not be sufficient to cover the fees and expenses of the Fund, the excess of such fees and expenses over such interest income, if any, will be paid out of income from futures trading, if any, or from sales of a portion of the Fund’s portfolio. However, if interest income exceeds the fees and expenses of the Fund, the Management Fee and the brokerage commissions and fees of the Fund would be paid first out of interest income from the Fund’s portfolio.

Selling Commission	Retail Shareholders may purchase and sell Shares through traditional brokerage accounts. Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

Breakeven Point

The amount of trading income required for the redemption value of a Share at the end of one year to equal the initial selling price of the Share, assuming an initial selling price of $25.00, is $0.18 or 0.70% of the

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initial selling price. The breakeven analysis assumes that the Shares have a constant month-end NAV and is based on a $25.00 NAV. The Fund is subject to (i) the Management Fee of 0.50% per annum, (ii) estimated continuous offering fees and expenses of 0.01% per annum; (iii) estimated Brokerage Expenses of 0.07% per annum; and (iv) estimated routine operational, administrative and other ordinary fees and expenses of 0.15% per annum. Accordingly, the Fund is subject to fees and expenses in the aggregate amount of approximately 0.70% per annum.

The Fund will be successful only if its annual returns from the exchange-traded futures contracts, plus annual interest income from its holdings in Cash Instruments, exceeds approximately 0.70% per annum. The Fund is expected to earn approximately 0.03% per annum, based upon the yield of the Cash Instruments. Therefore, based upon the difference between the current yield of the Cash Instruments and the annual fees and expenses, the Fund would be required to earn approximately 0.70% per annum during the first twelve months of an investment in order for a Shareholder to recoup its initial investment. Actual interest income could be higher or lower than the amount indicated for the Cash Instruments.

Federal Income Tax Considerations

Subject to the discussion below in “U.S. Federal Income Tax Considerations,” the Fund will not be classified as an association taxable as a corporation. Instead, the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each Shareholder will be required to take into account its allocable share of the Fund’s income, gain, loss, deductions and other items for the Fund’s taxable year ending with or within the Shareholder’s taxable year.

Additionally, please refer to the “U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares in the Fund.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its Cash Instruments exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Breakeven Table

The Breakeven Table below indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share of the Fund to equal the amount originally invested twelve months after issuance.

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its NAV, other than brokerage commissions.

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Breakeven Table

Per Share Dollar Amount and Percentage of Expenses of the Fund

Fee/Expense	Dollar Amount and Percentage of Expenses of the Fund(1)
Management Fee(2)	$0.13	0.50%
Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses(3)	$0.00	0.01%
Routine Operational, Administrative & Other Expenses(5)(6)	$0.04	0.15%
Brokerage Commissions and Fees(4)	$0.02	0.07%
Interest Income(7)	$(0.01)	(0.03)%
12-Month Breakeven(8)(9)	$0.18	0.70%

(1)	The breakeven analysis assumes that the Fund’s assets are $15 million, the Shares have a constant month-end NAV and is based on $25.00 as the NAV per Share. The Fund’s actual assets will differ and are likely to change on a daily basis. The actual NAV per Share is likely to differ and is likely to change on a daily basis. See “Investment Objective, Fees, Risks and Information about the Index—Fund Fees and Expenses” on page 38 for an explanation of the expenses included in the “Breakeven Table.”

(2)	The Fund pays the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.50% per annum of the daily NAV of the Fund. The Management Fee and the brokerage commissions and fees of the Fund are paid first out of interest income from the Fund's holdings of U.S. Treasury bills on deposit with the Commodity Broker as margin or otherwise. If, however, the interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund's fixed income securities.

(3)	Expenses incurred in connection with organizing the Trust and the Fund and up to the initial offering of the Fund’s Shares upon commencement of its trading operations, estimated to total approximately $459,740, will be paid by the Managing Owner and will not be liabilities of the Fund. Organization and initial offering expenses relating to the Trust and the Fund that are paid by the Managing Owner means those expenses incurred in connection with its formation, the qualification, registration and the anticipated offering of the Fund’s Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Fund prior to commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares).

Upon commencement of trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, the Fund will bear the costs of its continuous offering of Shares and continuous offering expenses. Continuous offering fees and expenses include those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

The Managing Owner expects that the continuous offering fees and expenses of the Fund will be approximately 0.01% per annum of the Fund’s NAV, although the actual amount of continuous offering fees and expenses in any year or any part of any year may be greater.

(4)	The Fund pays to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities. This assumes that one creation basket was invested in futures contracts for one year, and there was no change in the settlement price of such contracts. On average, total charges paid to the Commodity Broker are expected to be approximately $8.00 per round-turn trade, although the Commodity Broker’s
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brokerage commissions and trading fees will be determined on a contract-by-contract basis. The Managing Owner does not expect brokerage commissions and fees to exceed 0.07% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

(5)	The Fund is responsible for paying all routine operational, administrative and other ordinary expenses of the Fund. Pursuant to the Waiver Agreement, the Managing Owner has agreed to waive a portion of its Management Fee or to reimburse the Fund for all routine operational, administrative and other ordinary expenses to the extent necessary so that routine operational, administrative and other ordinary expenses incurred by the Fund do not exceed 0.15% per annum of the Fund’s NAV. The Bank of New York Mellon also serves as Administrator for the Fund, performing certain administrative and accounting services and preparing certain SEC and CFTC reports. The Fund pays the Administrator an Administration Fee, monthly in arrears, in an amount equal to 0.005% per annum of the daily NAV of the Fund.

Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(6)	In connection with orders to create and redeem Baskets, Authorized Participants pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.

(7)	Interest income currently is estimated to be earned at a rate of 0.03%, based upon the yield on three-month U.S. Treasury bills with a maturity date of November 7, 2013. Actual interest income could be higher or lower than the current yield of three-month U.S. Treasury bills.

(8)	The Fund is subject to (i) a Management Fee of 0.50% per annum; (ii) estimated continuous offering fees and expenses of 0.01% per annum; (iii) estimated brokerage commissions and fees of 0.07% per annum; and (iv) routine operational, administrative and other ordinary expenses of 0.15% per annum. The Fund is subject to fees and expenses in the aggregate amount of approximately 0.73% per annum. The Fund is expected to earn 0.03% per annum, based upon the yield of three month U.S. Treasury bills with a maturity date of November 7, 2013, or $0.02 per annum per Share at $25.00 as the NAV per Share. Therefore, based upon the difference between the current yield of three-month U.S. Treasury bills and the annual fees and expenses, the Fund will be required to earn approximately 0.70% per annum, or $0.18 per annum per Share at $25.00 as the NAV per Share, in order for an investor to break-even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower than the current yield of three-month U.S. Treasury bills.

(9)	You may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Financial Information

The Fund has not yet commenced operations as of the date of this Prospectus and therefore does not have a financial history.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be

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provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at [•]. The Fund will file periodic, quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary and in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

The Risks You Face

An investment in the Fund involves the risk of losing money. Consider the risks below as well as the rest of the information in the Registration Statement before making an investment decision.

Futures and Commodities Market Related Risks

The Fund is Subject to Market Risk.

Market risk refers to the risk that market prices of commodities and related instruments that the Fund holds will rise or fall, sometimes rapidly or unpredictably. An investment in the Fund’s Shares is subject to market risk, including the possible loss of the entire principal of the investment. If the Fund experiences in the aggregate more losses than gains during the period in which a Shareholder holds Shares, the Shareholder will experience a loss for the period even if the Fund’s historical performance is positive.

Investments in futures contracts historically have had a high degree of price variability and may be subject to rapid and substantial changes. Recently, the commodities markets have experienced periods of extreme volatility. General market uncertainty and consequent repricing of risk have led to market imbalances of sellers and buyers, which in turn have resulted in significant reductions in values of a variety of commodities. Similar future market conditions may result in rapid and substantial valuation increases or decreases in the Fund’s holdings. In addition, volatility in the commodity and securities markets may directly and adversely affect distribution rates on the Shares.

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Exposure to the Commodities Markets May Subject the Fund to Greater Volatility Than Investments in Traditional Securities.

Commodities include, among other things, energy products, agricultural products, industrial metals, precious metals and livestock. The commodities markets may fluctuate widely based on a variety of factors, including overall market movements, economic events and policies, changes in interest rates or inflation rates, changes in monetary and exchange control programs, war, acts of terrorism, natural disasters and technological developments. Variables such as disease, drought, floods, weather, trade, embargoes, tariffs and other political events, in particular, may have a larger impact on commodity prices than on traditional securities. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities. The prices of commodities can also fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Because certain commodities may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in such countries could have a disproportionate impact on the prices of such commodities. These factors may affect the value of the Fund in varying ways, and different factors may cause the value and the volatility of the Fund to move in inconsistent directions at inconsistent rates.

“Backwardation” or “Contango” in the Market Prices of the Commodities Will Affect the Value of Your Shares. As the futures contracts that underlie the Index get close to their expiration, they are replaced by futures contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2012 may specify an October 2012 expiration. As that contract nears expiration, it may be replaced by selling the October 2012 contract and purchasing the contract expiring in December 2012. This process is referred to as “rolling.” Historically, the prices of certain commodities have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2012 contract would take place at a price that is higher than the price at which the December 2012 contract is purchased, thereby creating a gain in connection with rolling. While certain commodity futures markets have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in certain Index Commodity Contracts could adversely affect the level of the Index and the NAV of the Fund and, accordingly, decrease the value of your Shares.

Conversely, certain commodities historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to, among other things, the costs of long-term storage of a physical commodity prior to delivery or other factors. In these circumstances, the sale of the October 2012 contract would take place at a price that is lower than the price at which the December 2012 contract is purchased, creating a loss in connection with rolling. Although certain commodity futures markets have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in certain Index Commodity Contracts could adversely affect the level of the Index and the NAV of the Fund and, accordingly, decrease the value of your Shares.

Certain of the Fund’s Investments Could Be Illiquid Which Could Cause Large Losses to Shareholders at Any Time or From Time to Time.

The Fund may not always be able to liquidate its positions in certain of its investments at a desired price. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by the CFTC or futures exchanges such as accountability levels, position limits and price fluctuation limits may contribute to a lack of liquidity with respect to some exchange-traded Index Commodity Contracts. In addition, over-the-counter (“OTC”) contracts may be illiquid because they are contracts between two parties and generally may not be transferred by one party to a third party without the counterparty’s consent. Conversely, a counterparty

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may give its consent, but the Fund still may not be able to transfer an OTC contract to a third party (e.g., due to concerns regarding the third party’s credit risk).

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to Shareholders at any time. The large size of the positions that the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

NAV May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.

The NAV of the Fund will change as fluctuations occur in the market value of the Fund’s portfolio. Shareholders should be aware that the public trading price of a Basket may be different from the NAV of a Basket (i.e., Shares may trade at a premium over, or a discount to, the NAV of a Basket) and similarly the public trading price per Share may be different from the NAV. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the prices of the Index Commodity Contracts, trading individually or in the aggregate at any point in time. Shareholders also should note that the size of the Fund in terms of total assets held may change substantially over time and as Baskets are created and redeemed.

Authorized Participants or their clients may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Managing Owner believes that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers should cause the public trading price to track NAV closely over time; however, there can be no assurance that this will be the case.

Suspension or Disruptions of Market Trading May Adversely Affect the Value of Shares.

The Shares will be listed and traded on NYSE Arca. Trading in Shares may be halted due to market conditions, or in light of NYSE Arca rules and procedures, for reasons that, in view of NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specific period based on a specific market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged.

The Lack of Active Trading Markets For the Shares of the Fund May Result in Losses on an Investment in the Fund at the Time of Disposition of Shares.

Although the Shares will be listed and traded on NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or will be maintained. Even if an active trading market does develop, it may not provide significant liquidity, and the Shares may not trade at prices advantageous to Shareholders. If a Shareholder wishes to sell Shares at a time when no active market for such Shares exists, the price received for the Shares (assuming that the Shareholder is able to sell them) likely will be lower than the price a Shareholder would receive if an active market did exist and, accordingly, the Shareholder may suffer significant losses.

An Investment in the Fund May Provide Little or No Diversification Benefits.

Historically, commodities have not generally been correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistical relationship between the performance of commodities, on the one hand, and stocks or bonds, on the other hand. However, there

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can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, the Fund’s performance were to move in the same general direction as the equity and fixed income markets, a Shareholder will obtain little or no diversification benefits from an investment in the Fund. In such a case, the Fund may have no gains to offset a Shareholder’s losses from other investments, and the Shareholder may suffer losses on an investment in the Fund at the same time the Shareholder incurs losses with respect to other investments. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot prices of commodities and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

An Investment in Shares of the Fund May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.

The Fund competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies operating in the commodities markets, other securities backed by or linked to commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in commodities directly, which could limit the market for the Shares and reduce the Fund’s liquidity.

Many Factors May Affect Prices of Index Commodity Contracts and the NAV and Market Price of the Shares.

The value of the Shares relates directly to the changes in market value over time, whether positive or negative, of the portfolio of Index Commodity Contracts and Cash Instruments, less the liabilities (including estimated accrued but unpaid expenses) of the Fund. The price of the Index Commodity Contracts may fluctuate widely. Several factors may affect the price of the Index Commodity Contracts, including, but not limited to:

•	global supply and demand of each of the Index Commodity Contracts, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of each of the Index Commodity Contracts;

•	domestic and foreign interest rates and Shareholders’ expectations concerning interest rates;

•	domestic and foreign inflation rates and Shareholders’ expectations concerning inflation rates;

•	investment and trading activities of mutual funds, hedge funds and commodity funds;

•	global or regional political, economic, geographic, ecological or financial events and situations; and

•	expectations among market participants that a commodity’s value will soon change.

Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted By Regulatory and Exchange Position Limits and Other Position Limitation Rules and Could Result in Tracking Error Between Changes in the NAV Per Share and Changes in the Level of the Index, Or Could Result in the Market Price of the Shares Trading at a Premium or Discount to the NAV Per Share.

The Index is currently composed of long positions in Index Commodity Contracts, each of which is subject to speculative position limits and other position limitations, as applicable, which are imposed by either the CFTC or the rules of the futures exchanges on which the Index Commodity Contracts are traded

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(“Futures Exchanges”). These position limits prohibit any person from holding a position of more than a specific number of such Index Commodity Contracts. The purposes of these limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts.

Pursuant to the statutory mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law on July 21, 2010, on October 18, 2011, the CFTC adopted regulations that impose new federal position limits on futures and options on a subset of energy, metal, and agricultural commodities (the “Referenced Contracts”) and economically equivalent swap transactions. In a lawsuit filed against the CFTC by the International Swaps and Derivatives Association (“ISDA”) and the Securities Industry and Financial Markets Association (“SIFMA”), the U.S. District Court for the District of Columbia vacated the new position limit regulations and remanded the matter to the CFTC for further consideration consistent with the court’s opinion. The CFTC may appeal the court’s decision and seek a stay of the decision pending appeal, and the new position limit regulations, or other regulations with similar effect, could still become effective in the future. The regulations that were the subject of this decision are referred to herein as the “proposed regulations.” The proposed regulations would apply to the Fund’s combined positions across these products. The Referenced Contracts subject to the proposed regulations represent approximately 53% of the Index Commodity Contracts as of July 31, 2013. The proposed regulations are extremely complex and, if ultimately implemented, whether in their current form or an alternative form, may require further guidance and interpretation by the CFTC to determine in all respect how they apply to the Fund. To the extent all or part of these position limit regulations are implemented or reinstated, or other regulations with similar effect are adopted, these limits could detract from the Fund’s ability to implement its investment strategy.

Under current regulations, subject to any relevant exemptions, traders, such as the Fund, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. Under the proposed regulations, the CFTC requires certain persons to aggregate exchange-listed futures and economically equivalent swap positions owned or controlled by such persons.

In addition, exchanges may establish daily price fluctuation limits on futures contracts. The daily price fluctuation limits establish the maximum amount that the price of futures contracts may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. Futures Exchanges may also establish accountability levels applicable to futures contracts. A Futures Exchange may order a person who holds or controls aggregate positions in excess of specified position accountability levels not to further increase the positions, to comply with any prospective limit which exceeds the size of the position owned or controlled, or to reduce any open position which exceeds position accountability levels if the exchange determines that such action is necessary to maintain an orderly market. Position limits, accountability levels, and daily price fluctuation limits set by the Futures Exchanges have the potential to cause tracking error, which could cause changes in the NAV per Share to substantially vary from changes in the level of the Index and prevent an investor from being able to effectively use the Fund as a way to indirectly invest in the global commodity markets.

Because the Fund is subject to speculative position limits, accountability levels and other position limitations, as applicable, the Fund’s ability to continuously offer new Baskets or to reinvest income in additional Index Commodity Contracts may be limited to the extent these activities would cause the Fund to exceed its applicable limits unless the Fund trades Other Instruments (if any) in addition to and as a proxy for Index Commodity Contracts. These limits and the use of Other Instruments in addition to or as a proxy for Index Commodity Contracts may adversely affect the correlation between changes in the

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NAV per Share and changes in the level of the Index, and the correlation between the market price of the Shares, as traded on NYSE Arca and the NAV per Share.

Shareholders That Are Not Authorized Participants May Only Purchase or Sell Their Shares in Secondary Trading Markets, and the Conditions Associated With Trading in Secondary Markets May Adversely Affect Shareholders’ Investment in the Shares.

Only Authorized Participants may create or redeem Baskets at a price equal to the NAV of a Basket. In addition to creating or redeeming Baskets directly with the Fund, Authorized Participants may also buy or sell Shares through the secondary market at market prices. In contrast, ordinary Shareholders who are not Authorized Participants are limited to secondary market transactions at market prices. Because ordinary Shareholders who are not Authorized Participants may not create or redeem Baskets, these Shareholders do not have identical arbitrage opportunities that are available to Authorized Participants, and therefore, ordinary Shareholders who are not Authorized Participants are subject to the state of the secondary market at the time of a transaction. Ordinary Shareholders who are not Authorized Participants may be required to conduct a transaction on the secondary market when conditions are adverse to a Shareholder’s interests, such as when the market price for Shares is lower than the NAV per Share and the ordinary Shareholder seeks to sell Shares.

Potentially Illiquid Markets, Disruption of Market Trading, and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses of the Fund and, in Turn, the Value of Your Shares.

The commodity and futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, regulatory certainty, the participation of speculators, government intervention and exchange regulation.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. The large size of the positions which the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular futures contract or potentially forcing the liquidation of futures contracts at disadvantageous times or prices.

Furthermore, the above distortions and/or disruptions may cause the Fund to liquidate certain of its holdings of Cash Instruments in order to meet margin requirements or close positions, possibly at inopportune times.

Market illiquidity and price limits may cause losses for the Fund, and in turn, adversely affect the market price of your Shares.

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Because Futures Contracts and Other Derivatives Have No Intrinsic Value, the Positive Performance of Your Investment Depends on an Equal and Offsetting Loss. Therefore, While General Financial Market Prices Could Rise Significantly and the U.S. Economy Could Experience Positive Growth, Your Investment in Shares Could Be Unprofitable.

Futures and certain derivatives trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

Failure of the Clearing House to Meet Its Obligations with respect to Index Commodity Contracts or Cleared Swaps May Adversely Impact the NAV of the Fund, and the Value of Your Shares.

When the Fund purchases futures contracts, or if the Fund enters into Cleared Swaps (defined below), the Fund will be exposed to the risk that the clearing house for the Index Commodity Contracts or Cleared Swaps will not meet its obligations. Failure of the clearing house to meet its obligations may adversely impact the NAV of the Fund, and in turn, the value of your Shares.

Other Commodity Instruments that Trade OTC (If Any), Such As Forward Agreements and Swaps, Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain.

The Managing Owner may determine that the Fund may enter into one or more Other Commodity Instruments (defined below) through a dealer market that is dominated by major money center banks and is subject to a lesser degree of regulation than the futures markets. Thus, you may not receive all of the same protection as provided to futures traders in U.S. markets by the CFTC, its regulatory scheme or the statutory scheme of the Commodity Exchange Act. Although the Managing Owner does not expect the Fund to have a significant exposure to Other Commodity Instruments that trade OTC, the Trust Agreement does not limit the amount of funds that the Fund may invest in such Other Commodity Instruments. Therefore, as the amount of funds invested in Other Commodity Instruments that trade OTC increases, the risks highlighted in this risk factor increase correspondingly.

Markets in which the Fund may effect a transaction in certain Other Commodity Instruments are in the OTC markets. The participants and dealers in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the exchange-based markets. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a credit or liquidity problem or a dispute over the terms of the contract (whether or not bona fide), thus causing the Fund to suffer a loss. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or in instances where the Fund has concentrated its transactions with a single or small group of counterparties. Recent events surrounding the bankruptcies or similar proceedings of various counterparties and dealers have demonstrated certain risks of the Fund engaging in these OTC transactions. Therefore, the Fund faces the risk of non-performance by the counterparties to the Other Commodity Instruments and such non-performance may cause some or all of the Fund’s gain, if any, on these Other Commodity Instruments to be unrealized.

The Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and the Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

Because certain Other Commodity Instruments:

•	are not traded on an exchange,
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•	do not have uniform terms and conditions;

•	are entered into on the basis of the creditworthiness of the parties and the availability of credit support, such as collateral; and

•	in general, are not transferable without the consent of the counterparty,

such Other Commodity Instruments are less marketable than Index Commodity Contracts and Other Commodity Contracts (defined below), if any.

The Value of the Shares Relates Directly to the Value of the Index Commodity Contracts and Other Assets Held by The Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares.

The Shares are designed to reflect as closely as possible the changes, whether positive or negative, in the level of the Index, over time, through the Fund’s portfolio of Index Commodity Contracts, U.S. Treasury bills maturing in eight weeks or less to reflect “flat” positions, Other Instruments and Cash Instruments. The NAV of the Shares relates directly to the NAV of the Fund’s portfolio. Fluctuations in the price of the Index Commodity Contracts, U.S. Treasury bills maturing in eight weeks or less to reflect “flat” positions, Other Instruments and Cash Instruments could materially adversely affect an investment in the Fund’s Shares.

Operating Risks of the Fund

The Fund Has No Performance History.

The Fund has no operating history. Therefore, a potential Shareholder has no performance history to serve as a factor in evaluating an investment in the Fund.

The Shares of the Fund are New Securities and Their Value Could Decrease if Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for the Fund. Consequently, there may be unanticipated problems or issues with respect to the mechanisms of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

The Fund May Experience a Margin Call Which May Adversely Affect the Value of Your Shares

Margin requirements are computed intra-day by a commodity broker, and may be computed after-hours or when the futures exchanges on which each of the Index Commodity Contracts typically trade is closed. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. The Fund will attempt to meet a margin call by either liquidating an appropriate amount of Cash Instruments, as applicable, or satisfy the margin call with cash. If the Fund does not have a sufficient amount of Cash Instruments to satisfy the margin call, the Fund will be required to liquidate its holdings of Index Commodity Contracts and Cash Instruments, Cleared Swaps or Other Commodity Instruments (if any). If the margin call is not met within a reasonable time, or if the Fund is not provided sufficient notice of the margin call, the broker may close out all or a portion of the Fund’s positions at any time. Margin calls may be accompanied by periods of pronounced market volatility and low liquidity which may exacerbate losses to the Fund.

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The Continuous Offering of Shares May Be Interrupted or Suspended at Any Time Without Prior Notice Which May Have an Adverse Impact on the Shares.

The Shares of the Fund are offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The ability of Authorized Participants to purchase new Baskets is contingent upon the continuous offering of Shares. The Managing Owner may interrupt, delay, suspend or indefinitely postpone the continuous offering of Shares due to market conditions or other reasons.

The interruption or suspension of the Fund’s continuous offering may cause Authorized Participants and other market makers to adjust the market they make in the Shares. Specifically, actions by these market participants may result in an increase in the difference between bid and ask prices (i.e., prices tied to offers to buy or sell) for Shares and the volume of Shares traded. The potential impact of either wider spreads between bid and ask prices, or reduced trading volume, could increase the trading costs to investors in the Fund. Any potential impact to the market in Shares may extend beyond the time when the continuous offering resumes, if it resumes at all.

The interruption or suspension of the continuous offering of Shares may affect the Fund’s ability to achieve its investment objective.

Fees and Expenses are Charged Regardless of Profitability and May Result in Depletion of Assets.

Shareholders in the Fund will pay fees in connection with their investment in Shares, including the Management Fee of 0.50% per annum, continuous offering fees and expenses, brokerage commissions and fees and the routine operational, administrative and other ordinary fees and expenses of the Fund. Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from Shareholder to Shareholder. Consequently, as the fees described above are charged regardless of whether the Fund has a positive return, the expenses of the Fund could, over time, result in losses to an investment therein, including the loss of all of an investment. A Shareholder may never achieve profits, significant or otherwise, by investing in the Fund.

Possibility of Termination of the Fund May Adversely Affect a Shareholder’s Portfolio.

The Fund may be dissolved at any time and for any reason by the Managing Owner with written notice to the Shareholders.

Shareholders May Be Adversely Affected by Redemption Orders That Are Subject to Postponement, Suspension or Rejection Under Certain Circumstances.

The Managing Owner may, in its discretion, suspend the right of redemption or postpone the redemption settlement date under certain circumstances, including any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable or for such other periods as the Managing Owner determines to be necessary for the protection of the Shareholders of the Fund. In addition, the Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the Fund declines during the period of delay. The Fund disclaims any liability for any loss or damage that may result from any such suspension or postponement.

Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund will be subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its principals, all of whom may be engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which presents the potential for numerous conflicts of interests. These persons may be directors, officers or employees of other entities. They could have a conflict

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between their responsibilities to the Fund and to those other entities. As a result of these and other relationships, parties involved with the Fund may have a financial incentive to act in a manner other than in the best interests of the Fund and its Shareholders. In addition, the Managing Owner’s principals may trade futures contracts for their own accounts. A conflict of interest may exist if their trades are in the same markets and at the same time as the Fund trades. Such trading by the Managing Owner’s principals may increase competition for positions pursued by the Fund, thereby making it more difficult for the Fund to enter positions at favorable prices. A potential conflict also may occur if the Managing Owner’s principals trade their accounts more aggressively or take positions in their accounts that are opposite, or ahead of, the positions taken by the Fund. In addition, the Fund and the Managing Owner may have inherent conflicts to the extent the Managing Owner attempts to maintain the Fund’s asset size in order to preserve its fee income and this may not always be consistent with the Fund’s objective of having the value of its NAV track changes in the Index.

The Managing Owner has sole authority to manage the investments and operations of the Fund, and this may allow it to act in a way that furthers its own interests and in conflict with the best interests of the Shareholders. Shareholders have very limited voting rights, which limits their ability to effect, among other things, amendments of the Trust Agreement, changes to the Fund’s basic investment policies, dissolution of the Fund or the sale or distribution of the Fund’s assets.

Brokers acting on behalf of Shareholders in the Fund’s sale of Shares are also subject to conflicts of interest. The compensation received by brokers gives them an incentive to promote the sale of Shares as well as to discourage redemptions, which may not be in the best interests of Shareholders.

The Fund may be subject to certain conflicts with respect to the Commodity Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third-party accounts traded through the Commodity Broker.

The Managing Owner has not established formal procedures to resolve all conflicts of interest and, as a result, the Managing Owner could resolve a potential conflict in a manner that is not in the best interest of the Fund or the Shareholders. Consequently, Shareholders may be dependent on the good faith of the respective parties subject to such conflicts to act in the Shareholders’ best interest. Although the Managing Owner attempts to monitor all of these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Liability of the Managing Owner and the Trustee Is Limited, and the Value of the Shares Will Be Adversely Affected If the Fund Is Required to Indemnify the Trustee or the Managing Owner.

Under the Trust Agreement, the Managing Owner and the Trustee have the right to be indemnified for any liability or expense either incurs, absent gross negligence or willful misconduct on the part of the Managing Owner and the Trustee, as the case may be. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee in connection with the Fund. Any such sale would reduce the NAV of the Fund.

The NAV Calculation of the Fund May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of NAV Calculation.

Calculating the NAV of the Fund includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the NAV of the Fund reflects the settlement price of open commodity futures contracts on the date when the NAV is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and, to the extent applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or

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otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the NAV of the Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the NAV of the Fund could be understated or overstated, perhaps to a significant degree.

The Liquidity of the Shares of the Fund May Be Affected by the Withdrawal from Participation of Authorized Participants, Potentially Negatively Impacting the Market Price of the Shares.

In the event that one or more Authorized Participants that have substantial interests in the Shares cease to act as Authorized Participants with respect to the Fund, this could adversely affect the correlation between the market price and NAV of the Shares. This may affect the liquidity of the Shares, which may potentially negatively impact the market price of Shares.

The Failure of a Commodity Broker to Segregate the Fund’s Assets May Increase Losses; Even If Such Assets Are Segregated, a Risk of Significant Loss to the Fund May Arise As the Fund May be Limited to a Pro Rata Share or None of its Assets

Commodity brokers are required by the Commodity Exchange Act to segregate all funds received from customers from proprietary assets. If the Fund’s assets are not so segregated, they may be subject to claims of the commodity broker’s creditors, private litigants and regulatory authorities in bankruptcy. In addition, the Fund’s rights to its assets held by a commodity broker that has become insolvent could be limited to recovering either a pro rata share of all available funds segregated on behalf of all customer accounts or no assets at all, even though certain property specifically traceable to the Fund was held by the commodity broker. Further, because the Commodity Broker is an affiliate of the Custodian, the failure of the Commodity Broker may be accompanied by the failure of the Custodian. A commodity broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Any material actions are described under the section “Litigation and Claims.” If any exchange or a clearing house used by a commodity broker becomes insolvent, the Fund could experience a loss to the extent that all or a portion of the Fund’s assets was in the possession of the exchange or clearing house.

Index-Related Risks

The Index May Be Highly Concentrated in an Industry and Have Different Weights in a Particular Commodity Sector, Which May Increase Volatility and Negatively Impact the Value of the Shares.

As of July 31, 2013, the sector weightings of the Index were Agriculture (28.68%), Energy (50.56%), Livestock (4.58%) and Metals (16.19%). To the extent that the Index is concentrated in a particular sector, the performance of the Fund will be dependent on the performance of that sector. The Fund may be subject to greater risks and market fluctuations than a fund whose portfolio has exposure to a broader range of sectors. As the Index’s concentration increases in a sector, the number of corresponding futures contracts owned by the Fund will increase accordingly. Additional concentration increases the opportunity for potential losses and gains. Therefore, an increase in concentration within a sector may cause the potential losses of the Shares to be magnified.

The Index Commodity Contracts may have different weights at various times. One consequence of such an unequal weighting of such Index Commodity Contracts is that the same percentage change in two of the Index Commodity Contracts may have different effects on the level of the Index due to the unequal weightings. Therefore, as the weighting of an Index Commodity Contract comprising the Index increases,

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a decrease in the value of such an Index Commodity Contract would further decrease the value of the Index and, in turn, the value of the Shares.

The Index Methodology May Not Produce the Intended Results.

No assurance can be given that the methodology of the Index will achieve its goals or that the Index will outperform any alternative basket or strategy that might be constructed from the components of the Index. Because the Index is repositioned monthly, changes in long or flat positions may occur in any given month. This may affect the performance and volatility of the Index if a change in a long or flat position closes a position that previously had been profitable or opens a position that becomes unprofitable. Therefore, monthly repositioning may increase the risks of investing in the Fund.

The Long and Flat Positions Represented By the Index Are Not Designed to Provide the Return of Any Single Commodity or to Replicate the Performance of Long-Only Commodity Market Benchmarks.

In any given period, the performance of the Index may differ substantially from any single commodity or long-only commodity market benchmarks. The relative balance of the Fund’s long/flat exposure may vary significantly over time and at certain times the Fund’s aggregate exposure may be all long, all flat or may consist of various combinations (long and flat) thereof. The Fund is not expected to provide a hedge against inflation in market environments when the Fund’s aggregate exposure is predominantly flat.

Positive Correlation of Changes in the Closing Levels Among the Commodities Comprising the Index May Negatively Impact the Value of the Shares.

Changes in the closing levels among the Index Commodity Contracts may become highly, positively correlated, including, but not limited to, during a period in which there is a substantial decline in a particular sector represented by such Index Commodity Contracts. Furthermore, such Index Commodity Contracts may have a higher weighting in the Index relative to any of the other sectors. High, positive correlation during periods of negative returns among heavily weighted Index Commodity Contracts representing any one sector may adversely impact the closing levels of the Index, and in turn, the value of the Shares.

Changes in the Values of the Commodities Comprising the Index May Offset Each Other.

The performance of the Shares is linked to the aggregate changes in the closing levels of the Index Commodity Contracts. Price movements between Index Commodity Contracts representing different commodity classes or geographic regions may not correlate, or may be negatively correlated, with each other. At a time when the value of a commodity representing a particular commodity class or geographic region increases, the value of other Index Commodity Contracts representing different commodity classes or geographic regions may not increase as much or may decline. Therefore, in calculating the closing level of the Index, increases in the value of some of its Index Commodity Contracts may be moderated by lesser increases, or more than offset by declines in the closing levels of other Index Commodity Contracts. Also, there can be no assurance that the Index’s selection of Index Commodity Contracts will actually produce higher closing levels than a different combination of commodity futures, methodologies, or strategies.

The Fund May Incur Losses on Its Investments in Cash Instruments.

The value of Cash Instruments generally moves inversely with movements in interest rates (declining as interest rates rise). The value of Cash Instruments might also decline if the credit quality of the issuer deteriorates, or if the issuer defaults on its obligations. If the Fund is required to sell a Cash Instrument before it matures when its value has declined, the Fund will realize a loss. This loss may adversely impact the price of the Fund’s shares.

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Shareholders Have No Rights Against Morningstar.

Although Morningstar may make certain decisions that may negatively affect the existence of the Index or the performance of the Index, Shareholders will have no rights against Morningstar. Morningstar has no obligations relating to this offering or to the Shareholders.

Morningstar Has No Obligation to Consider a Shareholder’s Interests in Calculating or Revising the Index.

Morningstar calculates and maintains the Index. Morningstar may add, eliminate or substitute the instruments underlying the Index or make other methodological changes that may change the weight of an Index Commodity Contract. Morningstar is entitled to exercise limited discretion in relation to the Index, including, but not limited to, calculating the Index levels should an extraordinary event (as provided by the Index rules) occur. Although Morningstar will act and make all determinations in good faith, it should be noted that the policies and judgments may have an impact, positive or negative, on the Index levels, and in turn, the value of the Shares. Additionally, Morningstar may alter, discontinue or suspend calculation or dissemination of an Index Commodity Contract. Any of these actions could adversely affect the value of the Shares. Morningstar does not have any obligation to take the needs or interests of any parties to transactions involving Shares, including the Shareholders, into consideration in taking any such action.

Morningstar, the Managing Owner and Any of Their Respective Affiliates May Publish Research That Conflicts and Which May Negatively Impact the Value of the Fund and the Shares.

Morningstar, the Managing Owner and any of their respective affiliates may publish research on commodity markets and other matters that may influence the value of the Shares, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Shares. Morningstar, the Managing Owner and any of their respective affiliates may publish research or other opinions that call into question the investment view implicit in an investment in the Shares. Any research, opinions or recommendations expressed by these entities may not be consistent with one another and may be modified without notice. Shareholders should make their own independent investigation of the merits of investing in the Shares.

Certain Index Commodity Contracts Underlying the Commodities Comprising the Index Will Be Subject to Pronounced Risks of Pricing Volatility.

Certain Index Commodity Contracts, most notably agricultural futures contracts, tend to have only a few contract months each year that trade with sufficient liquidity. Thus, the futures contracts corresponding to such commodities tend to expire infrequently, roll forward less frequently than monthly, and may have further pronounced pricing volatility during extended periods of low liquidity.

Certain Index Commodity Contracts, notably those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts may be rolled forward every month. In respect of the futures contracts underlying such commodities that represent energy, it should be noted that, due to the significant level of its continuous and worldwide consumption, limited reserves, and oil supply controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages.

As a result of the additional volatility of the Index Commodity Contracts, the closing level of the Index and, in turn, the value of the Shares, may also become subject to a corresponding increase in volatility.

Non-Concurrent Trading Hours Between NYSE Arca and the Various Futures Exchanges on Which the Commodities Underlying the Index Are Traded May Impact the Value of Your Investment.

The value of the Shares may be influenced by non-concurrent trading hours between NYSE Arca and the various futures exchanges on which the Index Commodity Contracts are traded. The trading hours for the

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futures exchanges on which each of the Index Commodity Contracts trade may not necessarily coincide during the times that the Shares trade on NYSE Arca.

For example, while the Shares trade on NYSE Arca until 4:00 p.m. Eastern Time, the COMEX division of the New York Mercantile Exchange closes at 1:30 p.m. Eastern Time. As a result, during periods when NYSE Arca is open and the futures exchange on which gold is traded are closed, liquidity in the global gold market will be reduced or extremely limited. As a result, trading spreads and the resulting premium or discount on the Shares may widen, increasing the difference between the price of the Shares and the NAV of such Shares.

Historical Performance of the Benchmark Index Is Not a Guide to the Future Performance of the Fund.

Past performance of the Index is not necessarily indicative of the future performance of the Index. As the Shares of the Fund are designed to reflect as closely as possible the changes, whether positive or negative, in the levels of the Index, over time, past performance of the Index is not necessarily indicative of the future performance of the Fund. There can be no guarantee that the performance of the Index will be positive over any period of time.

The Fund’s Performance May Not Always Track the Index.

The Fund’s returns may not match the return of the Index due to, among other things, disruptions in the markets for the Index Commodity Contracts. In addition, the Fund may not replicate exactly the performance of the Index due to, among other factors, operating expenses incurred by the Fund, speculative position limits, accountability levels and daily price fluctuation limits and an inability to be fully exposed to the Index as a result of cash inflows and cash reserves to meet redemptions.

The Fund Is Not Actively Managed and Will Seek to Track the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising. Therefore, Shareholders Will Not Be Protected Against Adverse Movements in the Level of the Index, Which, in Turn, May Have a Significantly Adverse Impact on the Shares.

The Fund is not actively managed by traditional methods. For example, if the positions owned by the Fund are trending in an adverse direction, the Fund will not close out the positions, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the NAV of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

Regulatory Risks

Shareholders Have Limited Voting Rights, the Trustee Has Limited Duties and Powers, and Neither Will Be Able to Affect Management of the Fund Regardless of Performance.

Unlike the holder of capital stock in an investment company, Shareholders of the Fund have limited voting rights or other means to control or affect the Fund’s business. In addition, the powers and duties of the Trustee are very limited. The Trustee serves as the sole trustee of the Trust and the Fund in the State of Delaware. The Trustee will accept service of legal process on the Trust and the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other express duties to the Trust, the Managing Owner or the Shareholders of the Fund. The Trustee, unlike the board of directors of an investment company, will not have the power to cause the Fund to change its investment objective or policies, effect changes to operations, approve the management fee of the Managing Owner or replace the Managing Owner. Rather, the power to determine the Fund’s policies and direct its operations is conferred on the Managing Owner. Thus, the Shareholders do not benefit from the protection of their interests afforded to registered investment companies under the 1940 Act through the existence of an independent board of directors with extensive powers to control the operations of the company and requirements for shareholder approval, in certain instances, of actions affecting the

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operations of such companies. Therefore, the Shareholders to a large extent are dependent on the abilities, judgment and good faith of the Managing Owner in exercising its wide-ranging powers over the Fund, limited solely by the implied covenant of good faith and fair dealing applicable to the Managing Owner in its relations with the Fund and its Shareholders. If the Managing Owner voluntarily withdraws and Shareholders have not voted to elect a replacement manager, the Fund will terminate and will liquidate its assets.

The Managing Owner may not be removed as manager by Fund Shareholders. Thus, it is extremely unlikely that Shareholders will be able to make any changes in the management of the Fund, even if performance is poor.

Shareholders Do Not Have the Rights Enjoyed by Shareholders in Certain Other Vehicles.

As beneficial interests in a Delaware statutory trust, the Shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited distribution rights (for example, the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Managing Owner) and voting rights (for example, shareholders do not have voting rights required for shareholders of registered investment companies that are described above under “Shareholders Have Limited Voting Rights, the Trustee Has Limited Duties and Powers, and Neither Will Be Able to Affect Management of the Fund Regardless of Performance.”

The Fund is Not a Registered Investment Company.

The Fund is not a registered investment company subject to the 1940 Act. Consequently, Shareholders of the Fund do not have the regulatory protections provided to investors in registered and regulated investment companies which, for example, require investment companies to have a certain percentage of disinterested directors and regulate the relationship between the investment company and certain of its affiliates.

Regulation of the Commodities Industry Is Extensive and Subject to Change; Future Regulatory Developments Are Impossible to Predict but May Significantly and Adversely Affect the Fund.

The commodity futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of the commodities markets in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental, regulatory and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

On July 21, 2010, the Dodd-Frank Act was signed into law. The Dodd-Frank Act includes provisions altering the regulation of commodity interests. Provisions in the Dodd-Frank Act include, among other things, the requirement that position limits be established by the CFTC on a wide range of commodity interests including energy-based and other commodity futures contracts and certain commodity OTC contracts; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the required use of clearing house mechanisms for standardized OTC transactions. Additionally, the Dodd-Frank Act requires the aggregation, for purposes of position limits, of all positions in commodity futures and certain commodity OTC contracts held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges or in OTC contracts. The CFTC, along with the SEC and other federal regulators, has been tasked with developing the rules and regulations enacting the provisions noted above.

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The Dodd-Frank Act and the rules and regulations promulgated thereunder may negatively impact the Fund’s ability to meet its investment objective either through limits or requirements imposed on the Fund or upon its counterparties. In particular, new position limits imposed on the Fund or its counterparties may impact their ability to invest in a manner that most efficiently meets their respective investment objectives, and new requirements, including capital and mandatory clearing, may increase the cost of the Fund’s investments and doing business, which could adversely affect its Shareholders.

On October 18, 2011, the CFTC adopted regulations that impose new federal position limits on Referenced Contracts and economically equivalent swap transactions. In a lawsuit filed by ISDA and SIFMA against the CFTC, the U.S. District Court for the District of Columbia vacated the new position limit regulations and remanded the matter to the CFTC for further consideration consistent with the court’s opinion. The CFTC may appeal the court’s decision and seek a stay of the decision pending appeal, and the new position limit regulations, or other regulations with similar effect, could still become effective in the future. The limits would apply to the Fund’s combined positions across these products. The Referenced Contracts subject to the proposed regulations represent approximately 53% of the Index Commodity Contracts as of July 31, 2013.

Below is a chart that sets forth the speculative position limits established by the relevant exchange as of [•], 2013, which are applicable to the components representing the Index Commodity Contracts in the Index that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract or, on a futures-equivalent basis, options thereon or through an economically equivalent OTC derivative transaction. Speculative position limit levels are subject to change by the CFTC or the relevant exchanges.

Component	Exchange	Exchange Position Limits
Energy Sector
WTI Crude Oil	NYMEX	3,000 – Last Three Trading Days Prior to Contract Expiration 10,000 – Single Month 20,000 – All Months Combined

Gas-Oil-Petroleum	ICE (Europe)	1,000 – Last Three Trading Days Prior to Contract Expiration 5,000 – Single Month 7, 000 – All Months Combined

Gasoline Blendstock	NYMEX	1,000 – Spot Month 5,000 – Single Month 7,000 – All Months Combined

Heating Oil #2 / Fuel Oil	NYMEX	1,000 – Spot Month 5,000 – Single Month 7,000 – All Months Combined

Natural Gas, Henry Hub	NYMEX	1,000 – Spot Month 6,000 – Single Month 12,000 – All Months Combined
Metals Sector
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Copper High Grade / Scrap No. 2 Wir	NYMEX	1,200 – Spot Month 5,000 – Single Month 5,000 – All Months Combined

Gold	NYMEX	3,000 – Spot Month 6,000 – Single Month 6,000 – All Months Combined

Silver	NYMEX	1,500 – Spot Month 6,000 – Single Month 6,000 – All Months Combined
Agricultural Sector
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Coffee ‘C’ Colombian	ICE (US)

500 – Spot Month – On or after the first delivery notice day

5,000 – Single Month – Future & options and options on futures spreads have a combined limit in futures equivalents

5,000 – All Months Combined

Sugar #11 / World Raw	ICE (US)

5,000 – Spot Month – On or after the first delivery notice day

10,000 – Single Month – Future & options and options on futures spreads have a combined limit in futures equivalents

15,000 – All Months Combined

Corn / No. 2 Yellow	CBOT	600 – Spot Month – Net long or short effective at the close of trading two business days prior to the first trading day of the delivery month 33,000 – Single Month 33,000 – All Months Combined
Soybean Meal / 48% Protein	CBOT

720 – Spot Month – Net long or short effective at the close of trading two business days prior to the first trading day of the delivery month

6,500 – Single Month – Futures-equivalent for both the options (in all strike prices) and futures contracts are aggregated to determine compliance with these net position limits

6,500 – All Months Combined

Soybean Oil / Crude	CBOT

540 – Spot Month – Net long or short effective at the close of trading two business days prior to the first trading day of the delivery month

8,000 – Single Month – Futures-equivalent for both the options (in all strike prices) and futures contracts are aggregated to determine compliance with these net position limits

8,000 – All Months Combined

Soybeans / No. 2 Yellow	CBOT	600 – Spot Month 15,000 – Single Month 15,000 – All Months Combined
Wheat / No. 2 Soft Red	CBOT	600 – Spot Month -- Effective at the close of trade the day before its first delivery notice day 12,000 – Single Month 12,000 – All Months Combined
Wheat / No. 2 Hard Winter	KCBT	600 – Spot Month – Effective at the close of trade the day before its first delivery notice day 12,000 – Single Month 12,000 – All Months Combined
Cotton / 1-1/16”	ICE (US)

300 – Spot Month – On or after the first delivery notice day

5,000 – Single Month – Future & options and options on futures spreads have a combined limit in futures equivalents

5,000 – All Months Combined

Livestock Sector
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Live Cattle / Choice Average	CME

450 – Spot Month – As of the close of business on the first business day following the first Friday of the contract month

6,300 – Single Month – As of the close of business on the business day immediately preceding the last five business days of the contract month

Lean Hogs / Average Iowa/S Minn	CME	950 – Spot Month – As of the close of business on the fifth business day of the contract month 4,150 – Single Month

1 Legend:

“CBOT” means the Board of Trade of the City of Chicago, Inc. or its successor.

“CME” means the Chicago Mercantile Exchange, Inc. or its successor.

“ICE” means the InterContinental Exchange, Inc. or its successor.

“KCBOT” means the Kansas City Board of Trade or its successor.

“NYMEX” means the New York Mercantile Exchange, Inc. or its successor.

Market Disruptions and Resulting Governmental Interventions are Unpredictable and May Have an Adverse Effect on the Value of Your Shares.

The global financial markets have recently gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, these interventions have typically been ambiguous in scope and application, resulting in confusion and uncertainty which has been materially detrimental to the efficient functioning of the markets as well as previously successful investment methodologies.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time to time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

As discussed above, the Dodd-Frank Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Dodd-Frank Act require rulemaking by the applicable regulators before becoming fully effective and the Dodd-Frank Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Dodd-Frank Act on the Fund, the Managing Owner, and the markets in which the Fund invests. The Dodd-Frank Act could result in certain investment strategies in which the Fund engages or may have otherwise engaged becoming non-viable or non-economic to implement. The Dodd-Frank Act and regulations adopted pursuant to the Dodd-Frank Act could have a material adverse impact on the profit potential of the Fund. See also “Regulation of the Commodities

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Industry Is Extensive and Subject to Change; Future Regulatory Developments Are Impossible to Predict but May Significantly and Adversely Affect the Fund.” above.

Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation, and May Be Less Reliable than U.S. Exchanges.

Some of the Fund’s trading may be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading on U.S. exchanges, including different or diminished investor protections. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearing house system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. These risks include adverse exchange-rate movements between the dollar and the functional currencies of such contracts, potential exchange controls, expropriation, burdensome or confiscatory taxation, moratorium and political or diplomatic events. It may also be more costly and difficult for the Fund to enforce laws or regulations of a foreign country or exchange, and it is possible that the foreign country does not have laws or regulations to adequately protect the rights and interests of Shareholders of the Fund.

Some foreign exchanges may be in an earlier developmental stage than U.S. exchanges, so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain contracts on foreign exchanges as do local market participants, and the historical market data on which the Managing Owner bases its strategies may not be as reliable or as accessible as it is in the United States. All of these factors could adversely affect the performance of the Fund.

Deregistration of the Managing Owner Could Disrupt Operations.

The Managing Owner is registered with NFA as a commodity pool operator and a commodity trading advisor. If the CFTC, NFA and/or SEC were to terminate, suspend, revoke or not renew the Managing Owner’s registrations, the Managing Owner would no longer be able to continue as the Fund’s manager. No action is currently pending or threatened against the Managing Owner.

Future Regulation of OTC Derivatives Markets May Have a Detrimental Effect On the Value of Your Shares.

The Dodd-Frank Act includes provisions that comprehensively regulate the OTC derivatives markets for the first time. The Dodd-Frank Act provides that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearing houses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearing house, as well as possible regulatory margin requirements. The SEC and CFTC also have broad discretion to impose margin requirements on non-cleared OTC derivatives and new requirements will apply to the holding of customer collateral by OTC derivatives dealers. These requirements may increase the amount of collateral the Fund is required to provide and the costs associated with providing it with respect to its investments in Other Commodity Instruments (if any). Although the Dodd-Frank Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” the Fund will not qualify to rely on such exemptions. In addition, the OTC derivative dealers with which the Fund executes certain Other Commodity Instruments (if any) will not be able to rely on the end-user exemptions under the Dodd-Frank Act. Therefore such Other Commodity Instruments may be subject to mandatory clearing and the dealers will be subject to margin requirements irrespective of whether the Fund is subject to such requirements. OTC derivative dealers also will be required to post margin to the clearing houses through which they clear their customers’ trades instead of using such margin in their operations, as is currently permitted. This will increase the OTC derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

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The SEC or CFTC may also require that a substantial portion of OTC transactions be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for the Fund to engage in tailored or customized transactions. These may also result in certain Other Commodity Instruments (if any) in which the Fund might otherwise invest impossible or uneconomical.

OTC derivative dealers and major OTC derivatives market participants will be required to register with the SEC and/or CFTC. The Fund or the Managing Owner may be required to register as major swap participants in the OTC derivatives markets. Dealers and major swap participants will be subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are exchange-traded or cleared. OTC derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may further increase the overall costs for OTC derivative dealers, which costs are also likely to be passed along to market participants. The overall impact of the Dodd-Frank Act on the Fund is highly uncertain and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime.

Although the Shares Are Limited Liability Investments, Certain Circumstances Such As Bankruptcy Of the Trust Will Increase A Shareholder’s Liability.

The Shares are limited liability investments; Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, holders of Shares could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement.

This Fund is part of a Delaware statutory trust. Pursuant to Delaware law, the organization of the Trust provides that the assets and liabilities of this Fund are separate from the assets and liabilities of all other series of the Trust, as well as the larger Trust itself. Though such organization may, under state law, protect the assets of this Fund in an insolvency action brought by the creditors of another fund, or series of the Trust, this may be insufficient to protect the assets of this Fund from such creditors in an insolvency action in Federal court, or in a court in a foreign jurisdiction. Accordingly, an insolvency resulting from another series in the Trust or the Trust itself may have a material adverse effect on this Fund. The material risks associated with these separate entities have not been included in this disclosure document.

The Fund is an “Emerging Growth Company” and It is Uncertain if This Will Make the Fund Less Attractive to Investors.

The Fund is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) until the earliest of:

•	the last day of the Fund’s fiscal year ending December 31, 2017;

•	the year in which the Fund’s total annual gross revenues first exceed $1 billion; and

•	the last day of a fiscal year in which the Fund (i) has an aggregate worldwide market value of its Shares held by non-affiliates of $700 million or more, computed at the end of each fiscal year as of the last business day of its most recently completed second fiscal quarter; and (ii) has been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).
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Although the Managing Owner is still evaluating the JOBS Act, the Fund currently intends to take advantage of some or all of the reduced regulatory and disclosure requirements permitted by the JOBS Act. It is uncertain if investors may consider the Shares less attractive as a result, which may hamper the development or maintenance of an active market for Shares and may cause the market price of Shares to be more volatile. For example, while the Fund is an emerging growth company, the Fund intends to take advantage of exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that the Fund’s independent registered public accounting firm provide an attestation report on the effectiveness of the Fund’s internal control over financial reporting. This may increase the risk that material weaknesses or other deficiencies in the Fund’s internal control over financial reporting go undetected.

Efforts to Comply with Section 404 of the Sarbanes-Oxley Act Will Involve Significant Expenditures, and Non-Compliance with Section 404 of the Sarbanes-Oxley Act May Adversely Affect the Fund and the Value of Shares.

Under current SEC rules, beginning with the Fund’s fiscal year ending December 31, 2013, the Fund will be required to report on its internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, and related rules and regulations of the SEC and, under the JOBS Act, beginning with the first fiscal year in which the Fund no longer qualifies as an emerging growth company, the Fund’s independent registered public accounting firm must audit this report. The Fund will be required to review on an annual basis its internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in its internal control over financial reporting.

As a result, the Fund expects to incur additional expenses in the near term that may negatively impact the Fund’s financial performance and its ability to make distributions. This process also will result in a diversion of management’s time and attention. The Fund cannot be certain as to the timing of completion of its evaluation, testing and remediation actions or the impact of the same on its operations, and it may not be able to ensure that the process is effective or that its internal control over financial reporting is or will be effective in a timely manner. In the event that the Fund is unable to maintain or achieve compliance with Section 404 of the Sarbanes-Oxley Act and related rules, the Fund and the value of its Shares may be adversely affected.

Other Risks

You Should Consult Your Own Legal, Tax and Financial Advisers Regarding an Investment in the Shares Because No Independent Advisers Were Appointed to Represent You in connection with the Formation and Operation of the Trust or the Fund.

While the Managing Owner has consulted with legal, tax and financial advisers regarding the formation and operation of the Trust and the Fund, no counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own counsel, accountants and other advisers before investing in the Shares. In addition, the Fund will distribute to Shareholders Schedule K-1s that will contain information regarding the income and expenses of the Fund. Schedule K-1 is a complex form and a Shareholder may find that preparing the Shareholder’s tax return may require the services of an accountant or other tax preparer at the Shareholder’s expense.

Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.

The Managing Owner believes that all intellectual property rights needed to operate the Fund have been obtained by the Managing Owner. However, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. The negotiation, litigation or settlement of such claims may result in expenses or damages that could adversely affect the Fund or lead to its termination.

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Tax Risks

Shareholders Will Be Subject to Taxation on Their Allocable Shares of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable shares of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their shares of the Fund’s taxable income or even the tax liability that results from such income.

Items Of Income, Gain, Loss And Deduction With Respect To Shares Could Be Reallocated If The IRS Does Not Accept The Assumptions Or Conventions Used By The Fund In Allocating Such Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report items of income, gain, loss and deduction to Shareholders in a manner that reflects the Shareholders’ beneficial interests in such tax items, but these assumptions and conventions may not be considered to be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, loss or deduction be adjusted or reallocated in a manner that adversely affects one or more Shareholders.

The Current Treatment Of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed Or Repealed In The Future, And In Turn, May Adversely Affect The Value Of Your Shares.

Under current law, long-term capital gains are taxed to non-corporate Shareholders at reduced U.S. federal income tax rates. This tax treatment may be adversely affected, changed or repealed by future changes in, or the expiration of, tax laws at any time.

Shareholders May Incur Tax Liability Before Selling Shares They Have Purchased.

Due to the investment strategy of the Fund, the Fund may realize and pass-through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. The Fund’s income, gains, losses and deductions are allocated to Shareholders on a monthly basis. If you own Shares at the beginning of a month and sell them during the month, you are generally still considered a Shareholder through the end of that month.

Investment Objective, Fees, Risks and Information about the Index

Investment Objective

The Fund will seek to track changes, whether positive or negative, in the performance of the Index over time. The Fund will seek to achieve its investment objective by investing principally in Index Commodity Contracts and U.S. Treasury bills maturing in eight weeks or less to reflect “flat” positions, and, in certain circumstances (as described below), futures contracts on non-Index commodities traded on U.S. or foreign exchanges (“Other Commodity Contracts”). In addition, to a limited extent the Fund may also invest in commodity-based swap agreements cleared through an a central clearing house or the clearing house’s affiliate (“Cleared Swaps”) forward contracts, exchange-traded cash-settled options, swaps other than Cleared Swaps and other OTC transactions that provide economic exposure to the investment returns of the commodities markets, as represented by the Index and its constituents (collectively, “Other Commodity Instruments,” and, together with Other Commodity Contracts and Cleared Swaps, “Other Instruments”), as described below. The Fund intends to invest first in Index Commodity Contracts. Thereafter, if the Fund reaches the position limits applicable to one or more Index Commodity Contracts

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or a Futures Exchange imposes limitations on the Fund’s ability to maintain or increase its positions in an Index Commodity Contract after reaching accountability levels or a price limit is in effect on an Index Commodity Contract during the last 30 minutes of its regular trading session, the Fund’s intention is to invest first in Cleared Swaps to the extent permitted under the position limits applicable to Cleared Swaps and appropriate in light of the liquidity in the Cleared Swaps market, and then, using its commercially reasonable judgment, in Other Commodity Contracts or in Other Commodity Instruments. By using certain or all of these investments, the Managing Owner will endeavor to cause the Fund’s performance to closely track that of the Index over time.

The Index is a rules-based commodity futures index that employs a momentum rule to determine if exposure to a particular commodity should be maintained with its prescribed weighting (a “long position”) or moved to cash (a “flat position”). For each Index Commodity Contract represented by the Index, Morningstar calculates a “linked” price series that incorporates both price changes and roll yield. Roll yield is the amount of return generated (either positive or negative) by rolling a short-term contract into a longer-term contract and profiting or losing money from the convergence toward a higher or lower spot price. Whether a position will be long or flat is determined, at the time of a monthly repositioning, by comparing the linked price of each Index Commodity Contract to its 12-month moving average. For example, if at a monthly repositioning, the linked price for an Index Commodity Contract exceeds its 12-month moving average, the Index takes a long position in the subsequent month. Conversely, if the linked price for an Index Commodity Contract is below its 12-month moving average, the Index moves the position to cash, i.e., flat.

To be considered for inclusion in the Index, a commodity should have futures contracts traded on one of the U.S. futures exchanges and rank in the top 95% by total dollar value of open interest. The weight of each individual Index Commodity Contract in the Index is the product of two factors: magnitude and the direction of the momentum signal (i.e., 1 for long or 0 for flat). On the annual reconstitution date, the magnitude is the open interest weight of the Index Commodity Contract, calculated on the second Friday of December, using data through the last trading day of November. Individual contract weights are capped at 10%. Between reconstitution dates, the weights vary based on the performance of the individual Index Commodity Contract positions. The Index is reconstituted annually and directions (i.e., whether long or flat) of each Index Commodity Contract are determined monthly on the second Friday of each month, which is one week prior to the repositioning day.

Consistent with seeking to achieve the Fund’s investment objective, under the circumstances described above, the Managing Owner may cause the Fund to first enter into or hold Cleared Swaps and then, if applicable, enter into and hold Other Commodity Contracts or Other Commodity Instruments. For example, certain Cleared Swaps have standardized terms similar to, and are priced by reference to, a corresponding Index Commodity Contract. Additionally, certain Other Commodity Instruments can generally be structured as the parties to the contract desire. Therefore, the Fund might enter into multiple Cleared Swaps and/or certain Other Commodity Instruments intended to exactly replicate the performance of one or more Index Commodity Contracts, or a single Other Commodity Instrument designed to replicate the performance of the Index as a whole. The Fund expects that investments in OTC Other Commodity Instruments (if any) will be made on terms that are standard in the market for such OTC Other Commodity Instruments. In addition, after entering into or holding Cleared Swaps, the Fund might enter into or hold Other Commodity Contracts or Other Commodity Instruments that would be expected to alleviate overall deviation between the Fund’s performance and that of the Index that may result from certain market and trading inefficiencies or other reasons. The Fund will invest to the fullest extent possible in Index Commodity Contracts and Other Instruments without being leveraged or unable to satisfy its expected current or potential margin or collateral obligations with respect to its investments in Index Commodity Contracts, Other Commodity Contracts and Other Instruments. The Managing Owner has the discretion to change the Fund’s investment objective or policies at any time without prior

37

notice. If the Managing Owner were to change the Fund’s investment objective, this change would be reflected in an amended prospectus that would be available to prospective investors.

Fund Fees and Expenses

Management Fee

The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.50% per annum of the daily NAV of the Fund. The Management Fee will be paid in consideration of the Managing Owner’s trading advisory services. From time to time, the Managing Owner may waive all or a portion of its Management Fee.

Organization and Initial Offering Expenses; Continuous Offering Fees and Expenses

Expenses incurred in connection with organizing the Trust and the Fund and up to the initial offering of the Fund’s Shares upon commencement of its trading operations, estimated to total approximately $459,740, will be paid by the Managing Owner and will not be liabilities of the Fund. Organization and initial offering expenses relating to the Trust and the Fund that are paid by the Managing Owner means those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the offering of the Shares, including, but not limited to, expenses such as initial and ongoing registration fees, filing fees, escrow fees and taxes; costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement and the exhibits thereto and the Prospectus; the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares; travel, telefacsimile, telephone and other expenses in connection with the offering and issuance of the Shares; accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and any extraordinary expenses related thereto (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith).

Upon commencement of trading operations (which will occur contemporaneously with the commencement of the offering of the Shares) and thereafter, the Fund will bear the costs of its continuous offering of Shares and continuous offering expenses. Continuous offering fees and expenses include those legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

The Managing Owner expects that the continuous offering fees and expenses of the Fund will be approximately 0.01% per annum of the Fund’s NAV, although the actual amount of continuous offering fees and expenses in any year or any part of any year may be greater.

Offering expenses relating to the Fund in connection with the continuous offering of the Shares, include, but are not limited to, expenses such as:

•	ongoing registration fees, filing fees, escrow fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and this Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;
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•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith; and

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

Brokerage Commissions and Fees

The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, which are referred to collectively as Brokerage Expenses.

Give-up fees are the fees paid in connection with give-up transactions. A broker gives up a transaction when the broker executes a contract for the client of another broker and the client order is turned over to the second broker. The broker accepting the order from the customer collects a fee from the carrying broker for the use of the facilities. Give-ups are often used to consolidate many small orders or to disperse large ones.

Pit brokerage fees are the fees paid to the pit broker, the person with exchange-trading privileges who, in any pit, ring, post, or other place provided by a futures exchange for the meeting of persons similarly engaged, executes for another person any orders for the purchase or sale of any commodity for future delivery.

On average, total charges paid to the Commodity Broker are expected to be approximately $8.00 per round-turn trade, although the Commodity Broker’s brokerage commissions and fees will be determined on a contract-by-contract, or round-turn basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed 0.07% of the NAV of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Fees and Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary fees and expenses of the Fund, including, but not limited to, the fees and expenses of the Trustee, custody fees, transfer agency fees, distribution and marketing fees (except to the extent that the Fund’s routine operational, administrative and other ordinary fees or expenses are waived by the Managing Owner), legal, audit and accounting fees and expenses, filing fees, exchange listing fees and printing, mailing and duplication costs, computer services, Index licensing fees and tax preparation expenses. The Managing Owner expects that all of the routine operational, administrative and other ordinary fees and expenses of the Fund will be approximately 2.37% per annum of the Fund’s NAV. The Managing Owner has agreed, pursuant to the Waiver Agreement, to waive a portion of its Management Fee or reimburse the Fund, from its Management Fee, for all routine operational, administrative and other ordinary expenses to the extent necessary so that routine operational, administrative and other ordinary expenses incurred by the Fund do not exceed 0.15% per annum of the Fund’s NAV.

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Extraordinary Fees and Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Selling Commission

Retail Shareholders may purchase and sell Shares through traditional brokerage accounts. Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from Shareholder to Shareholder. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

Description of the Index

The following is a more complete description of the Index, including, without limitation, information about the composition, weighting and method of calculation.

General

The Index is a fully collateralized commodity futures index that uses a momentum rule to determine if each Index Commodity Contract is held long or flat. The momentum rule establishes whether a position in an Index Commodity Contract will be long or flat, as described below. To implement the momentum rule, Morningstar calculates a “linked” price (described further below), which is used to determine the long or flat positions in the Index Commodity Contracts. Whether a position will be long or flat is determined by the “linked” price of each Index Commodity Contract (described below). The direction of each position in the Index is determined monthly and is effective on the third Friday of the month (each, a “repositioning”). For example, if at a monthly repositioning, the linked price for an Index Commodity Contract exceeds its 12-month moving average, the Index takes the long side in the subsequent month. Conversely, if the linked price for an Index Commodity Contract is below its 12-month moving average, the Index takes a flat position, which means that the weight of that Index Commodity Contract is moved into cash. As of July 31, 2013, the sector weightings of the Index were Agriculture (28.68%), Energy (50.56%), Livestock (4.58%) and Metals (16.19%). The inception date of the Index was August 1, 2007.

Index Construction

Overview

The next reconstitution date will occur on [•]. At each reconstitution date, Index eligibility is defined based on the criteria described in this section. Commodities not meeting the specific rules set forth in this section are not eligible for inclusion in the Index.

Eligibility Requirements

To qualify for inclusion in the Index, a commodity future must list on a U.S. futures exchange and be denominated in U.S. dollars.

The following are excluded:

1) Financial futures (e.g., securities, currencies, interest rates, etc.).

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2) Commodity contracts not denominated in U.S. dollars.

3) Commodity contracts with less than twelve months of pricing.

Commodity Selection

Morningstar sorts all commodity futures contracts that meet the above eligibility requirements in descending order by the total U.S. dollar value of open interest. All commodities that make up the top 95% of the total open interest pool of all eligible commodities, starting with the one with the largest open interest value, will be included in the Index.

Constituent Weighting

The weight of each Index Commodity Contract is the product of two factors: magnitude and the direction of the momentum signal. Morningstar initially sets the magnitude based on the 12-month average of the dollar value of open interest of each Index Commodity Contract. Morningstar then caps the top magnitude at 10%, redistributing any overage to the magnitudes of the remaining commodities. Morningstar chooses this capped open interest weighting system in order to reflect the importance of each commodity in a global economy and to keep the indexes diversified across commodities.

Reconstitution and Rebalancing

The Index is reconstituted and rebalanced—i.e., the Index membership and constituent weights are reset—annually, on the third Friday of December after the day’s closing Index values have been determined. The reconstitution is effective at the open of trading on first trading day after the third Friday of December.

Roll Methodology

Morningstar implements all contract rolls on the third Friday of each month to coincide with portfolio repositioning and the rolling of the U.S. Treasury bills used for collateral. If the third Friday of the month is a trading holiday, Morningstar rolls and rebalances or reconstitutes on the trading day prior to the third Friday. To ensure that contracts are rolled before becoming committed to receive physical delivery, contracts are selected so that the delivery month is at least two months away from the upcoming month. On each potential roll date, the delivery month of the current contract is compared to the delivery month of the nearest contract whose delivery month is at least two months away from the upcoming month. If the latter is further into the future than the former, the contract is rolled.

Linking Factor Calculation

A “linking” factor is defined for each Index Commodity Contract that converts the price of the contract in effect at each point in time to a value that accounts for contract rolls called the “linked price.” Each time a contract is rolled, the “linking” factor is adjusted by the ratio of the closing price of the current contract to the closing price of the new contract.

Commodity Sector Assignments

The following reflects sector assignments for eligible commodities:

Sector	Commodity	Description
Agriculture	Butter	Butter Cash Settled
Agriculture	Butter	Butter, AA
Agriculture	Cocoa	Cocoa / Ivory Coast
Agriculture	Coffee	Coffee ‘C’ / Mini
Agriculture	Coffee	Coffee ‘C’ /Colombian
Agriculture	Corn	Corn / No. 2 Yellow
Agriculture	Corn	Corn Mini-sized
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Sector	Commodity	Description
Agriculture	Cotton	Cotton / 1-1/16”
Agriculture	Diammonium Phosphate	Diammonium Phosphate
Agriculture	Lumber	Lumber / Spruce-Pine Fir 2x4
Agriculture	Milk	Milk
Agriculture	Milk	Milk, Class IV
Agriculture	Milk	Milk, Nonfat Dry
Agriculture	Oats	Oats / No. 2 Milling
Agriculture	Oats	Oats / No. 2 White Heavy
Agriculture	Orange Juice	Orange Juice, Differential
Agriculture	Orange Juice	Orange Juice, Frozen Concentrate
Agriculture	Pulp	Pulp
Agriculture	Rice	Rough Rice #2
Agriculture	Soybean Meal	Soybean Meal / 48% Protein
Agriculture	Soybean Oil	Soybean Oil / Crude
Agriculture	Soybeans	Soybean, South American
Agriculture	Soybeans	Soybeans / No. 1 Yellow
Agriculture	Soybeans	Soybeans Mini-Sized
Agriculture	Sugar	Sugar #11/World Raw
Agriculture	Sugar	Sugar #14/Domestic Raw
Agriculture	Urea	Urea
Agriculture	Urea Ammonium Nitrate	Ammonium Nitrate
Agriculture	Wheat	Wheat / No. 2 Soft Red
Agriculture	Wheat	Wheat / Spring 14% Protein
Agriculture	Wheat	Wheat Mini-Sized
Agriculture	Wheat	Wheat, Hard Red Winter
Energy	Coal	Coal, Central Appalachian
Energy	Coal	Coal, Richards Bay
Energy	Coal	Coal, Rotterdam
Energy	Crude Oil	Crude Oil (E)
Energy	Crude Oil	Crude Oil E-mini
Energy	Crude Oil	Crude Oil, Brent
Energy	Crude Oil	Crude Oil, Brent / Global Spot
Energy	Crude Oil	Crude Oil, Brent emiNY
Energy	Crude Oil	Crude Oil, Sour / Midland, TX
Energy	Crude Oil	Crude Oil, WTI / Global Spot
Energy	Crude Oil	Crude Oil, WTI Light Sweet
Energy	Ethanol	Ethanol
Energy	Ethanol	Ethanol
Energy	Gas Oil	Gas Oil
Energy	Gas Oil	Gas-Oil-Petroleum
Energy	Gasoline	Gasoline Unleaded, E-MinNY
Energy	Gasoline	Gasoline, Blendstock
Energy	Gasoline	Gasoline, Blendstock RBOB (E)
Energy	Gasoline	Gasoline, Unleaded / Regular Non-Ox
Energy	Gasoline	Gasoline, Unleaded Blendstock (RBOB
Energy	Heating Oil	Heating Oil
Energy	Heating Oil	Heating Oil #2 / Fuel Oil
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Sector	Commodity	Description
Energy	Heating Oil	Heating Oil (ED)
Energy	Heating Oil	Heating Oil / E-MinNY
Energy	Natural Gas	Natural Gas E-mini
Energy	Natural Gas	Natural Gas (E) Last Day
Energy	Natural Gas	Natural Gas (E) Penultimate
Energy	Natural Gas	Natural Gas, Henry Hub
Energy	Propane	Propane
Livestock	Broilers	Broilers / Dressed ‘A’, 1-3/4 to 3-
Livestock	Feeder Cattle	Cattle, Feeder / Average
Livestock	Hogs	Hogs, Lean / Average Iowa/S Minn
Livestock	Hogs	Hogs, Live, Old
Livestock	Live Cattle	Cattle, Live / Choice Average
Livestock	Pork Bellies	Pork Bellies, Frozen, 12-14 lbs.
Metals	Aluminum	Aluminum / Pig Ingots
Metals	Copper	Copper / Electrolytic Cathodes
Metals	Copper	Copper High Grade / Scrap No. 2 Wir
Metals	Gold	Gold
Metals	Gold	Gold, 100 oz
Metals	Gold	Gold, N.Y. Mini-sized
Metals	Palladium	Palladium
Metals	Platinum	Platinum
Metals	Silver	Silver
Metals	Silver	Silver, 5000 oz
Metals	Silver	Silver, N.Y. Mini-sized
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Composition of the Index

The following chart provides the composition of the Index as of July 31, 2013.

Morningstar® Long/Flat Commodity IndexSM

Commodity	Signal	Index Weight
Agricultural
Coffee ‘C’ /Colombian	Flat	1.76%
Corn/No. 2 Yellow	Flat	7.03%
Cotton/1-1/16”	Long	1.38%
Soybean Meal/48% Protein	Long	1.67%
Soybean Oil/Crude	Flat	1.98%
Soybeans/No. 2 Yellow	Long	8.43%
Sugar #11/World Raw	Flat	3.19%
Wheat/No. 2 Soft Red	Flat	3.23%
Total Long		11.48%
Total Flat		17.19%
Total Agricultural		28.68%
Energy
Crude Oil WTI/Global Spot	Long	11.17%
Crude Oil Brent/Global Spot	Long	10.20%
Gas-Oil-Petroleum	Flat	8.85%
Natural Gas Henry Hub	Flat	6.62%
Heating Oil #2/Fuel Oil	Long	6.44%
Gasoline Blendstock	Long	7.28%
Total Long		35.09%
Total Flat		15.46%
Total Energy		50.56%
Livestock
Cattle Live/Choice Average	Flat	3.07%
Hogs Lean/Average Iowa/S Minn	Long	1.51%
Total Long		1.51%
Total Flat		3.07%
Total Livestock		4.58%
Metals
Copper High Grade/Scrap No. 2 Wire	Flat	2.45%
Gold	Flat	10.10%
Silver	Flat	3.64%
Total Long		0.00%
Total Flat		16.19%
Total Metals		16.19%

Historical Closing Levels of the Index

The following table reflects the closing levels of the Index based on the selection criteria and methodology described above since the inception date of August 1, 2007. Some of the Index Commodity Contracts currently comprising the Index, however, may not have been continuously included in the Index, either because such Index Commodity Contracts had not yet been introduced or because the futures contracts available for trading did not satisfy the selection criteria. Conversely, some commodity futures contracts previously included in the Index may no longer meet the selection criteria and have been deleted. Information regarding the closing prices of the Index Commodity Contracts was provided by the Commodity Research Bureau. The Index closing levels were provided by the Index Provider and account

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for the linked prices of Index Commodity Contracts, the direction of each Index Commodity Contract’s momentum signal (long or flat) and the weight of each Index Commodity Contract. The closing levels do not reflect the deduction of fees or expenses, such as brokerage and trading commissions and management fees, or taxes.

Morningstar Long/Flat Commodity Index
Date	Closing Level	Annual Index Changes	Cumulative Index Changes Since Inception
8/1/2007	1499.03
12/31/2007	1801.14	20.15%	20.15%
12/31/2008	1788.58	-1.25%	18.65%
12/31/2009	1894.75	6.53%	24.60%
12/31/2010	2224.18	17.39%	48.38%
12/31/2011	2188.47	-1.61%	45.99%
12/31/2012	2088.39	-4.57%	39.32%

The following table reflects the closing levels of the Index based on the selection criteria and methodology described above since the base date of December 21, 1979 where the closing level was set to 100. Some of the Index Commodity Contracts currently comprising the Index, however, may not have been continuously included in the Index, either because such Index Commodity Contracts had not yet been introduced or because the futures contracts available for trading did not satisfy the selection criteria. Conversely, some commodity futures contracts previously included in the Index may no longer meet the selection criteria and have been deleted. The inception date of the Index was August 1, 2007. Information regarding the closing prices of the Index Commodity Contracts was provided by the Commodity Research Bureau. The Index closing levels were provided by the Index Provider and account for the linked prices of Index Commodity Contracts, the direction of each Index Commodity Contract’s momentum signal (long or flat) and the weight of each Index Commodity Contract. The closing levels do not reflect the deduction of fees or expenses, such as brokerage and trading commissions and management fees, or taxes. The Index calculation methodology and selection of Index Commodity Contracts has been the same before and after August 2007. The Index’s closing levels from December 21, 1979 – July 31, 2007 are hypothetical.

Morningstar Long/Flat Commodity Index
Date	Closing Level	Annual Index Changes	Cumulative Index Changes Since Inception
12/21/1979	100.00
12/31/1979	102.23	2.23%	2.23%
12/31/1980	113.32	10.85%	13.32%
12/31/1981	128.82	13.68%	28.82%
12/31/1982	149.16	15.79%	49.16%
12/31/1983	164.22	10.10%	64.22%
12/31/1984	170.64	3.91%	70.64%
12/31/1985	188.16	10.27%	88.16%
12/31/1986	193.10	2.62%	93.10%
12/31/1987	225.39	16.72%	125.39%
12/31/1988	264.09	17.17%	164.09%

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Morningstar Long/Flat Commodity Index
Date	Closing Level	Annual Index Changes	Cumulative Index Changes Since Inception
12/31/1989	301.49	14.17%	201.49%
12/31/1990	331.07	9.81%	231.07%
12/31/1991	310.95	-6.08%	210.95%
12/31/1992	313.14	0.70%	213.14%
12/31/1993	329.31	5.16%	229.31%
12/31/1994	357.07	8.43%	257.07%
12/31/1995	400.53	12.17%	300.53%
12/31/1996	505.85	26.30%	405.85%
12/31/1997	507.11	0.25%	407.11%
12/31/1998	513.81	1.32%	413.81%
12/31/1999	615.05	19.70%	515.05%
12/31/2000	865.41	40.70%	765.41%
12/31/2001	807.36	-6.71%	707.36%
12/31/2002	930.97	15.31%	830.97%
12/31/2003	1056.05	13.43%	956.05%
12/31/2004	1237.53	17.19%	1137.53%
12/31/2005	1442.48	16.56%	1342.48%
12/31/2006	1445.24	0.19%	1345.24%
7/31/2007	1510.12	4.49%	1410.12%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE OR NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

BECAUSE THE INDEX WAS ESTABLISHED ON AUGUST 1, 2007, CERTAIN INFORMATION RELATING TO THE INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD December 1979 through July 2007, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT BY THE INDEX PROVIDER.

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NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER THE SECTION “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK THE INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF THE INDEX INFORMATION SET FORTH HEREIN, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK.

THE PRECEDING TABLEs reflect historical index closing levels provided by the index provider and DO NOT REFLECT the deduction of fees or expenses, such as BROKERAGE AND TRADING COMMISSIONs and management fees, or taxes.

THE MANAGING OWNER HAS HAD NO EXPERIENCE IN TRADING ACTUAL SIMILAR ACCOUNTS FOR ITSELF OR FOR CLIENTS. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

LICENSING AGREEMENT AND DISCLAIMER

The Managing Owner has entered into a licensing agreement with the Index Provider to use the Index. The Fund is entitled to use the Index pursuant to a sub-licensing arrangement with the Managing Owner.

The Fund is not sponsored, endorsed, sold or promoted by Morningstar. Morningstar makes no representation or warranty, express or implied, to the shareholders of the Fund or any member of the public regarding the advisability of investing in securities generally or in the Fund in particular or the ability of the Index to track general stock market performance. Morningstar’s only relationship to the Managing Owner is the licensing of certain service marks and service names of Morningstar and of the Index, which is determined, composed and calculated by Morningstar without regard to the Managing Owner or the Fund. Morningstar has no obligation to take the needs of the Managing Owner or the shareholders of the Fund into consideration in determining, composing or calculating the Index. Morningstar is not responsible for and has not participated in the determination of the prices and amount of the Index or the timing of the issuance or sale of the Index or in the determination or calculation of the equation by which the Index is converted into cash. Morningstar has no obligation or liability in connection with the administration, marketing or trading of the Index.

MORNINGSTAR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND MORNINGSTAR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MORNINGSTAR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY the Managing Owner, shareholders of the Fund, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE index oR ANY DATA INCLUDED THEREIN. MORNINGSTAR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE index OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MORNINGSTAR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

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Share Splits

The Managing Owner may declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket. The Trust is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Managing Owner may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Fund property that would be represented by those Shares and distribute the net proceeds of those Shares or that Fund property to the Shareholders entitled to them.

Material Contracts

Services Agreement

The Bank of New York Mellon will serve as the Fund’s Administrator pursuant to the Services Agreement among the Trust, on behalf of the Fund, and the Administrator. Under the Services Agreement, the Administrator will perform certain administrative and valuation and computation services for the Fund, including the maintenance of certain books and records for the Fund, NAV calculations, accounting and other fund administrative services.

The Services Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Services Agreement upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Services Agreement or upon the termination of the Custody Agreement.

The Administrator is both exculpated and indemnified under the Services Agreement.

The Administrator will not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, incurred by or asserted against the Fund, except those costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, arising out of the Administrator’s own negligence, bad faith or willful misconduct. In no event will the Administrator be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Services Agreement. The Administrator will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, resulting from, arising out of, or in connection with its performance under the Services Agreement, including its actions or omissions, the incompleteness or inaccuracy of any specifications or other information furnished by or on behalf of the Fund, or for delays caused by circumstances beyond the Administrator’s reasonable control, unless such cost, expense, damage, liability or claim (including attorneys’ and accountants’ fees) arises out of the negligence, bad faith or willful misconduct of the Administrator.

The Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Services Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same, issued by a court or governmental agency, (ii) the registration statement or Prospectus, (iii) any instructions of an officer of the Managing Owner, or (iv) any opinion of legal counsel for the Fund or the Administrator, or arising out of transactions or other activities of the Fund which occurred prior to the commencement of the Services Agreement, provided that the Fund will not indemnify the Administrator for costs, expenses, damages, liabilities or claims arising out of the

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Administrator’s own negligence, bad faith or willful misconduct. The Fund will indemnify the Administrator against any loss, damage or expense, including reasonable counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to any certificate, instructions or oral instructions without negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith after consultation with the Fund in accordance with the advice or opinion of counsel for the Fund or its own counsel; (iv) any improper use by the Fund or its agents or Managing Owner of any valuations or computations supplied by the Administrator pursuant to the Services Agreement; (v) the method of valuation of the assets and the method of computing the Fund’s NAV; or (vi) any valuations of assets or NAV provided by the Fund.

Custody Agreement

The Bank of New York Mellon will serve as the Custodian. Pursuant to the Custody Agreement between the Trust, on behalf of the Fund, and the Custodian, the Custodian serves as custodian of all the Fund’s securities and cash at any time delivered to Custodian during the term of the Custody Agreement and the Fund has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and will maintain one or more securities accounts and cash accounts pursuant to the Custody Agreement. The Custodian will maintain books and records segregating the assets.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, incurred by or asserted against the Fund, except those costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, arising out of the negligence, bad faith or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, incurred by the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, from such subcustodian; and the Custodian’s sole responsibility and liability to the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement, except that the Custodian will indemnify the Fund against direct money damages caused by Custodian’s own negligence, bad faith or willful misconduct.

The Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody Agreement, including reasonable fees and expenses of counsel; provided however, that the Fund will not indemnify the

49

Custodian for those costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees, arising out of the Custodian’s negligence, bad faith or willful misconduct.

Either party may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than 90 days after the date of such notice. Upon termination thereof, the Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Fund gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Fund such securities and cash.

Transfer Agency and Service Agreement

The Bank of New York Mellon will serve as the Trust’s Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Trust, on behalf of the Fund, and the Transfer Agent, the Transfer Agent will serve as the Trust’s transfer agent, dividend disbursing agent and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement. The Transfer Agent will perform and facilitate the performance of processing orders for purchases and redemption of Creation Units in accordance with the terms and conditions of agreements with Authorized Participants. The Transfer Agent will also record the issuance of Shares, maintain records of the total number of Shares issued and outstanding and monitor the issuance of Shares to ensure that the number of Shares issued does not exceed the amount of Shares authorized.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless either party provides written notice of termination at least 90 days prior to the end of any one year term or unless earlier terminated. The Fund may terminate the Transfer Agency and Service Agreement at any time upon 90 days’ prior written notice. Either party may terminate in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 90 days of receipt of such notice.

The Transfer Agent is both exculpated and indemnified under the Transfer Agency and Service Agreement.

The Transfer Agent will have no responsibility and will not be liable for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability, except that the Transfer Agent will be liable to the Fund for direct money damages caused by its own negligence, bad faith or willful misconduct or that of its employees or agents, or its breach of any of its representations. In no event will the Transfer Agent or the Fund be liable for special, indirect or consequential damages.

The Transfer Agent will not be responsible for, and the Trust will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to: (a) actions of the Transfer Agent or its agents or subcontractors required to be taken, provided that such actions are taken without negligence, bad faith or willful misconduct; (b) the Fund’s negligence, bad faith or willful misconduct; (c) the breach of any representation or warranty of the Fund; (d) the conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the

50

Transfer Agent or its agents or subcontractors, (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar and (iii) do not contain manifest error(s); (e) the conclusive reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of, any instructions or requests of the Trust on behalf of the Trust reasonably believed in good faith by the Transfer Agent or its agents or subcontractors to be authorized; (f) or the offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state, except where such offer or sale arises out of or is attributable to an authorized Share limit that has been exceeded.

Futures Customer Agreement

BNY Mellon Clearing, LLC will serve as the Commodity Broker and as such arranges for the execution and clearing of the Funds’ futures transactions pursuant to a Futures Customer Agreement between the Trust, on behalf of the Fund, and the Commodity Broker.

The Commodity Broker is both exculpated and indemnified under the Futures Customer Agreement.

Under the Futures Customer Agreement, the Commodity Broker will have no responsibility or liability to the Fund: (i) in connection with the performance or non-performance by any exchange or market, clearinghouse, clearing firm or other third party (including floor brokers and banks) to the Commodity Broker of its obligations in respect of any Contract (as defined in the Futures Customer Agreement) or other property of the Fund; (ii) as a result of any prediction, recommendation or advice made or given by a representative of the Commodity Broker whether or not made or given at the request of the Fund; (iii) as a result of the Commodity Broker’s reliance on and acting upon any instruction, notice or communication that it reasonably believes to be that of an individual authorized to act on behalf of the Fund; (iv) as a result of any delay in the performance or non-performance of any of the Commodity Broker’s obligations directly or indirectly caused by the occurrence of any contingency reasonably beyond the control of the Commodity Broker or its affiliates including, but not limited to, the unscheduled closure of an exchange or market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities, other systems, or any other electronic trading systems, facilities or services); (v) as a result of any action taken by the Commodity Broker or its floor brokers to comply with Applicable Law (as defined in the Futures Customer Agreement); (vi) as a result of any actions taken by the Commodity Broker in connection with the exercise of the available remedies; (vii) for any acts or omissions of those neither employed nor supervised by the Commodity Broker; (viii) for investment decisions made by the Fund; (ix) for any loss, claim, damage, expense, liabilities, penalties, judgments, fines, fees, costs, proceedings, claims, actions, investigations, damages, arising out of a dispute or proceeding involving the Commodity Broker (including reasonable and documented attorneys’ fees and expenses, and reasonable and documented accountants’ fees and expenses) (collectively “Loss”) resulting from nationalization, government restrictions, exchange, regulatory or market rulings, suspension of trading, expropriation or other governmental actions, regulation of the banking, futures, commodities or securities industry, currency controls or restrictions, suspension of redemptions, market rulings, devaluations or fluctuations, or market conditions which prevent the orderly execution of securities transactions or affect the value of Property (as defined in the Futures Customer Agreement), including without limitation extreme market volatility or trading volume, (x) for any Loss or injury due to forces beyond the control of the Commodity Broker, including without limitation strikes, failure of transmission or communication facilities, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, military actions, interruptions, or the insolvency of any issuer or third party; or (xi) any action taken by the Commodity Broker, or any other third party, to comply with Applicable Laws.

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Under the Futures Customer Agreement, the Fund agrees to indemnify and hold harmless the Commodity Broker, its officers, directors, employees, agents and affiliated persons for any Loss when and as incurred by, or asserted against, the Commodity Broker and such persons arising directly out of or in connection with: (i) the Futures Customer Agreement; (ii) the Fund’s acts or omissions; (iii) any material breach by the Fund of its obligations; (iv) the exercise or pursuit by the Commodity Broker and its affiliates of its rights or remedies; (v) the performance by the Commodity Broker of its duties; (v) any Event of Default (as defined in the Futures Customer Agreement); (vi) any Contracts; or (vii) pursuant to authorized instructions received by the Commodity Broker from Fund or its authorized agent, and to fully reimburse the Commodity Broker and such persons for any reasonable and documented legal or other fees and expenses, including the cost of any investigation and preparation, when and as incurred by them in connection with any claim, action, proceeding or activities of the Commodity Broker and such persons in connection with the Futures Customer Agreement or Contracts contemplated thereunder, except where such Loss arises from the Commodity Broker’s gross negligence, fraud, willful misconduct, breach of the Futures Customer Agreement or violation of Applicable Law.

The Futures Customer Agreement may be terminated at any time by the Fund or the Commodity Broker by written notice to the other party, provided that the Commodity Broker may terminate no sooner than 60 days from the date such notice is given.

Marketing Agent Agreement

VESC will serve as the Fund’s Marketing Agent. The Marketing Agent will provide certain marketing services to the Fund. Pursuant to the Marketing Agent Agreement among the Trust, on behalf of the Fund, the Managing Owner and the Marketing Agent, the Marketing Agent will assist the Managing Owner with certain functions and duties relating to marketing, including reviewing and approving marketing materials.

The Marketing Agent Agreement will continue in effect for an initial term of 2 years from the effective date and thereafter will continue automatically for successive 1 year periods.

Upon and after completion of its initial term, the Marketing Agent Agreement is terminable by any party at any time without penalty on 60 days’ prior written notice to the other parties. Notwithstanding the foregoing, the Marketing Agent Agreement may be terminated by any party upon written notice to the other parties if (a) the Trust is terminated, (b) any other party becomes insolvent or bankrupt or files a voluntary petition, or is subject to an involuntary petition, in bankruptcy or attempts to or makes an assignment for the benefit of its creditors or consents to the appointment of a trustee or receiver or (c) any other party willfully and materially breaches its obligations under the Marketing Agent Agreement and such breach has not been cured to the reasonable satisfaction of the non-breaching party prior to the expiration of 60 days after written notice by the nonbreaching party to the breach party of such breach.

The Fund will indemnify, defend and hold harmless the Marketing Agent and its partners, stockholders, members, directors, officers and employees of the foregoing, and the successors and assigns of all the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Marketing Agent or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon: (i) any untrue statement of a material fact contained in the registration statement (or in the registration statement as amended or supplemented) or in the prospectus (or in the prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such registration statement or such prospectus or necessary to make the statements made therein not misleading, except for any statements provided in writing, directly or indirectly by the Marketing Agent to the Fund or the Managing Owner for

52

inclusion in such registration statement or such prospectus or any material omissions therefrom; (ii) any untrue statement of a material fact or breach by the Trust or the Managing Owner of any representation or warranty contained in the Marketing Agent Agreement; (iii) the failure by the Trust or the Managing Owner to perform when and as required any agreement or covenant contained herein; (iv) any untrue statement of any material fact contained in any audio or visual materials provided by the Trust or the Managing Owner or based upon written information furnished by or on behalf of the Trust or the Managing Owner including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Trust; or (v) the Marketing Agent’s performance of its duties under the Marketing Agent Agreement except in the case of this bullet point, for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of the Marketing Agent. In no case is the indemnity of the Trust in favor of the Marketing Agent deemed to protect the Marketing Agent against any liability to the Trust or the Managing Owner to which the Marketing Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Marketing Agent Agreement.

Index Product License Agreement

Van Eck Associates Corporation (“VEAC”), the parent of the Managing Owner, has entered into an Index Product License Agreement with the Index Provider relating to the Index. The Index Product License Agreement provides that, in exchange for the payment of quarterly fees to the Index Provider, the Fund is entitled to refer to the Index in this Prospectus and other documents, and to receive and utilize information concerning the Index, including the constituents thereof. The Index Provider or its agents are obligated to calculate and publicly disseminate to market data vendors the value of the Index in the manner and as frequently may be required by NYSE Arca.

The Index Product License Agreement has an initial term of three years, and will renew automatically for subsequent one year periods unless either party gives notice of its intent to not renew the agreement. VEAC or the Index Provider may terminate the Index Product License Agreement if the other party becomes insolvent, makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, becomes subject to any proceedings under any insolvency law or has wound up or liquidated. In the event of any change of control (“Change of Control”) by either party, whether through a sale of more than fifty percent (50%) of that party’s assets, stock or any other ownership interest, or through a merger or otherwise to or with a competitor to the other party, the party affected by such Change of Control, after providing notice to the other party within ten business days of the closing date of the Change of Control, can terminate the agreement within ninety days of the date of the notice. In addition, the Index Provider may terminate the agreement upon ninety days’ (or upon such lesser period of time if required pursuant to a court order) prior written notice to VEAC if (i) the Index Provider is informed of the adoption or issuance of any legislation, regulation or interpretation that in the Index Provider’s reasonable judgment materially impairs the Index Provider’s ability to license and provide the Index; or (ii) any litigation or regulatory proceeding regarding the use of the Fund or the Index in connection with the Fund is commenced by a third party and, in the Index Provider’s reasonable, good faith opinion, such litigation or proceeding would have a material and adverse effect upon the Index or upon the ability of the Index Provider to perform under the agreement.

The Index Product License Agreement provides that VEAC will indemnify the Index Provider for third party claims, actions or proceedings arising out of or relating to the Fund.

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Fund Management and Other Third Parties

The Managing Owner

General

Van Eck Absolute Return Advisers Corp., 335 Madison Avenue, New York, New York 10017, is the Managing Owner of the Fund. Van Eck Absolute Return Advisers Corp. and its affiliates (collectively, “Van Eck Global”) advise a family of exchange-traded funds, mutual funds, insurance portfolios, separate accounts and alternative investments. Van Eck Global has been an investment manager since 1955 and also acts as manager or sub-manager to other mutual funds, exchange-traded funds, other pooled investment vehicles and separate accounts. As of December 31, 2012, Van Eck Global’s assets under management were approximately $36.6 billion.

The Managing Owner is a wholly-owned subsidiary of VEAC. VEAC is a principal of the Managing Owner. The principal owner of VEAC is Jan F. van Eck.

The Fund has agreed to indemnify the Managing Owner for certain liabilities, including certain liabilities arising under the federal securities laws, unless such loss or liability results from willful misfeasance, bad faith or gross negligence or reckless disregard of its obligations and duties to the Fund.

The Fund has not commenced operations as of the date of this Prospectus. Accordingly, no management fees have been paid to the Managing Owner as of the date of this Prospectus.

The Managing Owner serves as the commodity pool operator and commodity trading advisor of the Fund. Specifically, the Managing Owner:

•	will select the Trustee, Administrator, Transfer Agent, Custodian, Marketing Agent and auditor of the Fund;

•	will negotiate various agreements and fees for the Fund;

•	will perform such other services as the Managing Owner believes that the Fund may require;

•	will select the commodity brokers for the Funds; and

•	will monitor the performance results of the Fund’s portfolio and reallocate assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of the Index, over time.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts or other commodity interests. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts or other commodity interests. The Managing Owner has been registered with the CFTC as a commodity pool operator and has been a member of NFA since October 1997.

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Principals

Messrs. Charles T. Cameron, Joseph M. Foster, Peter Liao, Michael F. Mazier, Joseph McBrien, Shawn Reynolds, Bruce J. Smith, John C. van Eck and Jan F. van Eck serve as principals of the Managing Owner. Van Eck Associates Corporation is also a principal of the Managing Owner.

Charles T. Cameron joined the Managing Owner in May 1995 and oversees all trade execution for Van Eck Global and specializes in constructing macro analysis with respect to commodity markets. He is also investment team member of funds managed by VEAC. He has been a principal of the Managing Owner since September 2010. Mr. Cameron received an MBA, Finance from New York University, Leonard N. Stern School of Business in 1993 and a BS in Finance from Boston College in 1982.

Joseph M. Foster joined the Managing Owner in July 1996 as precious metals mining analyst and currently serves as lead investment team member of funds managed by VEAC. Mr. Foster has published articles in mining journals, including Mining Engineering, Society of Economic Geology, Geological Society of Nevada. He has been a principal of the Managing Owner since March 2004. Mr. Foster received an MS in Geology from Mackey School of Mines in 1988, an MBA from University of Nevada-Reno in 1988 and a BS (Magna Cum Laude) in Geology from Tennessee Technological University in 1982.

Peter Liao is responsible for making trading decisions for the Fund and has been a principal of the Managing Owner since [        ], 2013. He joined VEAC in 2005 and serves as portfolio manager for various investment companies advised by VEAC. He received his BA in mathematics/economics from New York University in 2004.

Mr. Mazier joined VEAC in 2007 and serves as portfolio manager or investment team member for various investment companies advised by VEAC and portfolio manager for other pools managed by the Managing Owner. He has been a principal of the Managing Owner since January 2013. He received his MBA from Columbia Business School in 1990, an MS in computer engineering from Villanova University in 1986 and a BS in electrical engineering from Syracuse University in 1983.

Shawn Reynolds joined the Managing Owner in January 2005 and serves as senior analyst focusing on energy. He is also investment team member of funds managed by VEAC. He has been a principal of the Managing Owner since September 2010 and an associated person of the Managing Owner since July 2009. Mr. Reynolds received an MBA (Beta Gamma Sigma National Honor Society), Finance from Columbia Business School in 1991, an MA (Phi Kappa Phi) in Petroleum Geology from the University of Texas, Austin in 1987 and a BS in Engineering, from Cornell University in 1985.

The Board of Directors has concluded that, based on each Director’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of the other Director, each Director should serve as a Director of the Managing Owner. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Director.

Jan F. van Eck

Mr. van Eck is President, a Director and an owner of VEAC, a respected leader in actively managed hard assets, emerging markets investment and in exchange-traded funds. Mr. van Eck worked at Van Eck Global since July 1993 and has been involved in starting several of its business lines.

In March 2006, he founded the firm’s ETF business which operates under the “Market Vectors” brand. Market Vectors has become one of the world’s ten largest ETF sponsors, currently offering over 35 ETFs in international equities, hard asset equities, and international and domestic fixed income. He serves as President, Chief Executive Officer and a Trustee of Market Vectors ETF Trust. He has been a principal and an associated person of the Managing Owner since August 1997.

He has a JD from Stanford University and was graduated Phi Beta Kappa from Williams College with a major in Economics. Mr. van Eck is a Director of the National Committee on US-China Relations. He has registrations with NFA and the Financial Industry Regulatory Authority. He has appeared on CNBC and Bloomberg Television.

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Bruce Smith

Mr. Smith joined Van Eck in May 1983. He is Senior Vice President and Chief Financial Officer of VEAC, VESC and VEARA and also has responsibility for the Operations and Portfolio Accounting/Administration departments. Prior to joining Van Eck, he was employed by McGladrey & Pullen, CPAs from July 1977 to May 1983. He has been a principal of the Managing Owner since May 2004. Mr. Smith, who is a CPA, received his BS in Accounting from Fordham University. He is Series 7, 27 and 63 registered.

Joseph McBrien

Mr. McBrien joined Van Eck in December 2005 as Senior Vice President/General Counsel. His previous experience includes roles such as Managing Director at Chatsworth Securities from March 2001 to November 2005. He has been a principal of the Managing Owner since December 2008. Mr. McBrien has a JD from Georgetown University Law Center, a Masters of International Affairs from Columbia University and a BA degree from Syracuse University.

Fiduciary and Regulatory Duties of the Managing Owner; Limitation of Liability and Indemnification

A Shareholder should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund.

As Managing Owner of the Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Trust Agreement. The Trust Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund and in the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Managing Owner and its affiliates, or Covered Person, will have no liability to the Trust and each Fund or to any Shareholder for any loss suffered by the Trust and each Fund arising out of any action or inaction of the Covered Person if the Covered Person, in good faith, determined that such course of conduct was in the best interests of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct by the Covered Person. The Trust and each Fund have agreed to indemnify the Covered Person against any claims, losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Covered Person’s activities for the Trust and each Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute gross negligence or willful misconduct and was done in good faith and in a manner reasonably believed to be in the best interests of the Funds.

There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain Shareholders’ informed consent to such conflicts. Prospective Shareholders who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” below and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosures and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

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Managing Owner’s Beneficial Interest in the Fund

The Managing Owner has made and expects to maintain an aggregate investment of $[•] in the Fund.

The Trustee

The Trustee, a national bank with its principal place of business in Delaware, is the sole Trustee of the Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund are limited to its express obligations under the Trust Agreement.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Agreement. The Trustee’s only duties are to satisfy the requirements of the Delaware Statutory Trust Act that a Delaware statutory trust have at least one trustee with its principal place of business in Delaware.

The Trustee will serve in a passive role as the sole trustee of the Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. To the fullest extent permitted by applicable law, the Trustee does not owe any other duties to the Fund, the Managing Owner or the Shareholders of the Fund. The Trustee is permitted to resign upon at least sixty (60) days’ advance written notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the Registration Statement of which this Prospectus is a part, and only the assets of the Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Managing Owner has exclusive management and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor does the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Fund, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Fund, the Managing Owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Managing Owner as additional Managing Owners and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund, as appropriate.

Because the Trustee has no management authority with respect to the Fund, it is not registered in any capacity with the CFTC.

The Administrator

The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, NY 11217, performs accounting and administrative services for the Fund pursuant to a written agreement. For these accounting and

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administrative services a fee is calculated daily and paid monthly to the Administrator by the Fund at an annual rate of 0.005% of average daily net assets.

The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals, at its offices located at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-7500.

The Administrator and any of its affiliates may purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Custodian

The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, NY 11217, is the Custodian of the Fund’s assets.

The Transfer Agent

The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, NY 11217, serves as Transfer Agent for the Fund.

The Transfer Agent also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by the Fund.

The Marketing Agent

VESC, 335 Madison Avenue, New York, NY 10017, serves as Marketing Agent for the Fund. The Marketing Agent is an affiliate of VEAC, the parent and a principal of the Managing Owner. The Marking Agent assists the Managing Owner and the Administrator with certain functions and duties relating to marketing, including reviewing and approving marketing materials. The Marketing Agent will retain all marketing materials at 335 Madison Avenue, New York, New York 10017; telephone number (212) 293-2000.

The Marketing Agent will not open or maintain customer accounts or solicit, receive, execute, clear, settle or otherwise handle any orders to purchase or redeem Shares.

The Commodity Broker

BNY Mellon Clearing, LLC, One Wall Street, New York, New York, will serve the Commodity Broker for the Fund. In its capacity as Commodity Broker, the Commodity Broker will clear (and may execute) the futures transactions of the Fund and perform certain administrative services for the Fund. The Commodity Broker is also registered with the CFTC as a futures commission merchant and is a member of NFA in such capacity.

The Commodity Broker is a subsidiary of The Bank of New York Mellon Corporation (“BNY Mellon”). In the ordinary course of business BNY Mellon and its subsidiaries are routinely named as defendants in or made parties to pending and potential legal actions and regulatory matters. As of December 31, 2012, on the basis of BNY Mellon management’s then-current knowledge and understanding, they did not believe that judgments or settlements, if any, arising from these matters (either individually or in the aggregate, after giving effect to applicable reserves and insurance coverage) will have a material adverse

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effect on the consolidated financial position or liquidity of BNY Mellon, although they could have a material effect on net income in a given period. Further information is available in the periodic public filings by BNY Mellon as periodically filed with the SEC.

The following describes certain judicial, regulatory and arbitration proceedings involving BNY Mellon and/or its consolidated subsidiaries as of December 31, 2012:

Sentinel Matters

On Jan. 18, 2008, The Bank of New York Mellon filed a proof of claim in the Chapter 11 bankruptcy proceeding of Sentinel Management Group, Inc. (“Sentinel”) pending in federal court in the Northern District of Illinois, seeking to recover approximately $312 million loaned to Sentinel and secured by securities and cash in an account maintained by Sentinel at The Bank of New York Mellon. On March 3, 2008, the bankruptcy trustee filed an adversary complaint against The Bank of New York Mellon seeking to disallow The Bank of New York Mellon’s claim and seeking damages for allegedly aiding and abetting Sentinel insiders in misappropriating customer assets and improperly using those assets as collateral for the loan. In a decision dated Nov. 3, 2010, the court found for The Bank of New York Mellon and against the bankruptcy trustee, holding that The Bank of New York Mellon’s loan to Sentinel is valid, fully secured and not subject to equitable subordination. The bankruptcy trustee appealed this decision, and on Aug. 9, 2012, the United States Court of Appeals for the Seventh Circuit issued a decision affirming the trial court’s judgment. On Sept. 7, 2012, the bankruptcy trustee filed a petition for rehearing on the fraudulent transfer portion of the opinion and, on Nov. 30, 2012, the Court of Appeals withdrew its opinion and vacated its judgment. The appeal remains under consideration.

In November 2009, the Division of Enforcement of the CFTC indicated that it is considering a recommendation to the CFTC that it file a civil enforcement action against The Bank of New York Mellon for possible violations of the Commodity Exchange Act and CFTC regulations in connection with its relationship to Sentinel. The Bank of New York Mellon responded in writing to the CFTC on Jan. 29, 2010 and provided an explanation as to why an enforcement action is unwarranted.

Securities Lending Matters

BNY Mellon or its affiliates have been named as defendants in a number of lawsuits initiated by participants in BNY Mellon’s securities lending program, which is a part of BNY Mellon’s Investment Services business. The lawsuits were filed on various dates from December 2009 to 2012, and are currently pending in courts in New York, South Carolina and North Carolina and in commercial court in London. The complaints assert contractual, statutory, and common law claims, including claims for negligence and breach of fiduciary duty. The plaintiffs allege losses in connection with the investment of securities lending collateral, including losses related to investments in Sigma Finance Inc. (“Sigma”), Lehman Brothers Holdings, Inc. and certain asset-backed securities, and seek damages as to those losses. Two of the pending cases seek to proceed as class actions.

On Oct. 25, 2012, the court entered final approval of a previously announced settlement of the Oklahoma class action lawsuit concerning Sigma losses. Under the terms of the settlement, The Bank of New York Mellon agreed to pay $280 million in exchange for a complete release of claims in the class action.

Matters Relating To Bernard L. Madoff

On May 11, 2010, the New York State Attorney General commenced a civil lawsuit against Ivy Asset Management LLC (“Ivy”), a subsidiary of BNY Mellon that manages primarily funds-of-hedge-funds, and two of its former officers in New York state court. The lawsuit alleges that Ivy, in connection with its

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role as sub-advisor to investment managers whose clients invested with Madoff, did not disclose certain material facts about Madoff. The complaint seeks an accounting of compensation received from January 1997 to the present by the Ivy defendants in connection with the Madoff investments, and unspecified damages, including restitution, disgorgement, costs and attorneys’ fees.

On Oct. 21, 2010, the U.S. Department of Labor commenced a civil lawsuit against Ivy, two of its former officers, and others in federal court in the Southern District of New York. The lawsuit alleges that Ivy violated the Employee Retirement Income Security Act (“ERISA”) by failing to disclose certain material facts about Madoff to investment managers subadvised by Ivy whose clients included employee benefit plan investors. The complaint seeks disgorgement and damages.

Ivy or its affiliates have been named in a number of civil lawsuits filed beginning Jan. 27, 2009 relating to certain investment funds that allege losses due to the Madoff investments. Ivy acted as a sub-advisor to the investment managers of some of those funds. Plaintiffs assert various causes of action including securities and common-law fraud. Certain of the cases have been certified as class actions and/or assert derivative claims on behalf of the funds. Most of the cases have been consolidated in two actions in federal court in the Southern District of New York, with certain cases filed in New York State Supreme Court for New York and Nassau counties.

On Nov. 13, 2012, Ivy entered into a settlement agreement with the New York State Attorney General, the U.S. Department of Labor, and the civil lawsuit plaintiffs that would settle all claims for $210 million. The settlement is subject to judicial approval, which the various courts have preliminarily given. A hearing on final approval is scheduled for March 15, 2013.

On Dec. 8, 2010, the Trustee overseeing the Madoff liquidation sued many of the same defendants in bankruptcy court in New York, seeking to avoid withdrawals from Madoff investments made by various funds-of-funds (including six funds-of-funds managed by Ivy). On Oct. 12, 2012, Ivy and the Trustee entered into a written settlement agreement, agreeing to settle all claims for $2 million. The settlement was approved by the Bankruptcy Court on Dec. 4, 2012.

Medical Capital Litigations

The Bank of New York Mellon has been named as a defendant in a number of class actions and non-class actions brought by numerous plaintiffs in connection with its role as indenture trustee for debt issued by affiliates of Medical Capital Corporation. The actions, filed in late 2009 and currently pending in federal court in the Central District of California, allege that The Bank of New York Mellon breached its fiduciary and contractual obligations to the holders of the underlying securities, and seek unspecified damages. On Dec. 21, 2012, The Bank of New York Mellon entered into a settlement agreement with the plaintiffs and the Federal Equity Receiver for Medical Capital Corporation and its affiliates. Under the terms of the settlement, The Bank of New York Mellon will make a payment of $114 million in exchange for a complete release of claims. The settlement is subject to court approval.

Foreign Exchange Matters

Beginning in December 2009, government authorities have been conducting inquiries seeking information relating primarily to standing instruction foreign exchange transactions in connection with custody services BNY Mellon provides to public pension plans and certain other custody clients. BNY Mellon is cooperating with these inquiries.

In addition, in early 2011, the Virginia Attorney General’s Office and the Florida Attorney General’s Office each intervened in a qui tam lawsuit pending in its jurisdiction, and, on Aug. 11, 2011, filed

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superseding complaints. On Nov. 9, 2012, the Virginia court, which had previously dismissed all of the claims against BNY Mellon, dismissed the lawsuit with prejudice by agreement of the parties. On Oct. 4, 2011, the New York Attorney General’s Office, the New York City Comptroller and various city pension and benefit funds filed a lawsuit asserting, claims under the Martin Act and state and city false claims acts. Also, on Oct. 4, 2011, the United States Department of Justice (“DOJ”) filed a civil lawsuit seeking civil penalties under 12 U.S.C. Section 1833a and injunctive relief under 18 U.S.C. Section 1345 based on alleged ongoing violations of 18 U.S.C. Sections 1341 and 1343 (mail and wire fraud). On Jan. 17, 2012, the court approved a partial settlement resolving the DOJ’s claim for injunctive relief. In October 2011, several political subdivisions of the state of California intervened in a qui tam lawsuit pending in California state court, previously under seal, and, on Nov. 28, 2011, BNY Mellon removed the lawsuit to federal district court in California. On March 30, 2012, the court dismissed certain of plaintiffs’ claims, including all claims under the California False Claims Act, and provided plaintiffs an opportunity to file a motion seeking leave to replead. Several plaintiffs also had their claims dismissed for improper venue and one refiled on Sept. 5, 2012 in a different California federal district court. On Oct. 26, 2011, the Massachusetts Securities Division filed an Administrative Complaint against BNY Mellon.

BNY Mellon has also been named as a defendant in several putative class action federal lawsuits filed on various dates in 2011 and 2012. The complaints, which assert claims including breach of contract and ERISA violations, all allege that the prices BNY Mellon charged for standing instruction foreign exchange transactions executed in connection with custody services provided by BNY Mellon were improper. In addition, BNY Mellon has been named as a nominal defendant in several derivative lawsuits filed 2011 and 2012 in state and federal court in New York. BNY Mellon has also been named in a qui tam lawsuit filed on May 22, 2012 in Massachusetts state court. To the extent these lawsuits are pending in federal court, they have been consolidated for pre-trial purposes in federal court in New York.

Lyondell Litigation

In an action filed in New York State Supreme Court for New York County, on Sept. 14, 2010, plaintiffs as holders of debt issued by Basell AF in 2005 allege that The Bank of New York Mellon, as indenture trustee, breached its contractual and fiduciary obligations by executing an intercreditor agreement in 2007 in connection with Basell’s acquisition of Lyondell Chemical Company. Plaintiffs are seeking damages for their alleged losses resulting from the execution of the 2007 intercreditor agreement that allowed the company to increase the amount of its senior debt.

Tax Litigation

On Aug. 17, 2009, BNY Mellon received a Statutory Notice of Deficiency disallowing tax benefits for the 2001 and 2002 tax years in connection with a 2001 transaction that involved the payment of U.K. corporate income taxes that were credited against BNY Mellon’s U.S. corporate income tax liability. On Nov. 10, 2009, BNY Mellon filed a petition with the U.S. Tax Court contesting the disallowance of the benefits. Trial was held from April 16 to May 17, 2012. On Feb. 11, 2013, the Tax Court upheld the IRS’s Notice of Deficiency and disallowed BNY Mellon’s tax credits and associated transaction costs. BNY Mellon will appeal the Tax Court’s ruling. See Note 13 of the Notes to Consolidated Financial Statements for additional information.

Mortgage-Securitization Trusts Proceeding

The Bank of New York Mellon as trustee is the petitioner in a legal proceeding filed in New York State Supreme Court, New York County on June 29, 2011, seeking approval of a proposed settlement involving Bank of America Corporation and bondholders in certain Countrywide residential mortgage-securitization trusts. The New York and Delaware Attorneys General have intervened in this proceeding.

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CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all conflicts of interest and, as a result, the Managing Owner could resolve a potential conflict in a manner that is not in the best interest of the Fund or the Shareholders. Consequently, Shareholders may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that all of these conflicts will not, in fact, result in adverse consequences to the Fund, the NAV of the Shares and ultimately the market price of the Shares.

Prospective Shareholders should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to Shareholders.

The Managing Owner

The Managing Owner may have a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also services other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

Unless otherwise expressly provided in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, as defined in the Trust Agreement, on the one hand, and the Trust, the Trustee or any Shareholder or any other natural person or legal entity, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated therein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other natural person or legal entity, the Managing Owner will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner will not constitute a breach of the Trust Agreement or any other agreement contemplated therein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

The Commodity Broker

The Commodity Broker may act as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Commodity Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through the Commodity Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Commodity Broker may have a conflict of interest in its execution of trades for each Fund and for other customers.

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The Managing Owner will, however, not retain any commodity broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

The Commodity Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Commodity Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Commodity Broker may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

The Custodian

The Custodian and Commodity Broker, while separate legal entities, are both affiliates of the same parent company, The Bank of New York Mellon Corporation. A commodity broker is a firm or individual who executes and clears orders to buy or sell futures contracts on behalf of clients and charges them a commission. A custodian takes physical possession of securities including Cash Instruments that exceed margin deposits required by the commodity broker and OTC counterparties. Without the approval of the custodian, a broker cannot typically gain access to non-margined assets, which helps prevent any potential mishandling of customer assets by the broker. When the Custodian and Commodity Broker are affiliates of the same parent company, the normal checks and balances provided by a broker and independent custodian may not exist. Since the Commodity Broker and Custodian are affiliates of the same parent company, it may not be possible for the Managing Owner to independently verify or reconcile the reports and records of the Fund reported by the Commodity Broker against the reports and records of the Fund reported by the Custodian.

Proprietary Trading/Other Clients

The Managing Owner, its affiliates and their respective trading principals may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Among other things, the Managing Owner’s trading principals may trade in the commodity or foreign exchange markets on behalf of affiliates of the Managing Owner and for the accounts of other clients. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, its affiliates, and its and their trading principals and affiliates may trade for their own or other client accounts at the same time that they are managing the account of each Fund, prospective Shareholders should be aware that such persons may take positions in proprietary accounts or other client accounts which are opposite, or ahead of, the positions taken for the Fund.

Transactions by the Managing Owner and Its Affiliates Involving the Index Commodities

The Managing Owner and its affiliates may engage in long or short transactions involving the commodities underlying the Index (and/or sub-components thereof) for their proprietary accounts and for accounts under their management, and they also may enter into certain instruments with customers, such

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as long or short swaps and options, based on the value of the Index or its components. These activities may involve fees that are the same as, higher than or lower than the fees payable by the Fund to the Managing Owner. Such transactions may have a positive or negative effect on the value or level of the Index Commodity Contracts (and/or sub-components thereof) and consequently upon the Index levels, and in engaging in such transactions, none of the Managing Owner and its affiliates nor any of their affiliates will be under any obligation to act in the interests of users of the Index and/or parties exposed to products referencing the Index. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Index and/or the Fund.

In implementing the Fund’s investment strategy, the Managing Owner may use certain techniques or methodologies used by the Managing Owner’s affiliates. The Managing Owner’s affiliates may change or discontinue operation of their trading techniques and methodologies at any time without regard for any effect on the Fund.

Morningstar Acting in Other Capacities

Morningstar and its affiliates may from time-to-time act in multiple capacities with regard to the Index or any products referencing the Index. Potential conflicts of interest may exist between Morningstar and its affiliates and any users of the Index and/or parties exposed to products referencing the Index.

Issuing of Other Derivative Instruments in Respect of the Index Commodities

The Managing Owner and its affiliates may issue derivative instruments in respect of the Index or its underlying Index Commodity Contracts (and/or sub-components thereof) and the introduction of such products into the marketplace may affect the Index levels.

Obtaining of Non-Public Information with Respect to the Index

The Managing Owner, Morningstar and/or their respective affiliates may acquire non-public information with respect to the Index Commodity Contracts (or sub-components thereof), and none of them undertakes to disclose any such information to any user of the Index. In addition, one or more of such parties may publish research reports with respect to the Index Commodity Contracts (or sub-components thereof). Such activities could present conflicts of interest and may affect the Index level.

Litigation and Claims

Within the past five years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Managing Owner, the Trust or the Fund, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

PRINCIPALS, OWNERSHIP AND COMPENSATION

Principals

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The following principals serve in the below capacities on behalf of the Managing Owner:

Name and Age	Position(s) Held with the Managing Owner	Length of Time Served	Principal Occupation(s) During Past Five years
Charles T. Cameron 52	None	Not Applicable	Director of Trading and Portfolio Manager for VEAC; officer of various investment companies advised by VEAC.

Joseph M. Foster 54	Vice President	Since May 1997	Portfolio Manager for the other accounts advised by Managing Owner and VEAC.

Peter Liao [ ]	[ ]	[ ]	Portfolio Manager for the Fund and various investment companies advised by VEAC.

Michael F. Mazier [ ]	[ ]	[ ]	Portfolio Manager for other accounts advised by the Managing Owner and VEAC.

Joseph J. McBrien 64	Senior Vice President, Secretary, General Counsel, Chief Compliance Officer and Director	Since December 2005	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Managing Owner, VEAC and VESC; Director of VESC and the Managing Owner, October 2010 to present; officer of various investment companies advised by VEAC.

Shawn Reynolds 49	None	Not Applicable	Senior Energy Analyst and Portfolio Manager for other accounts advised by the Managing Owner and VEAC.

Bruce J. Smith 57	Senior Vice President, Chief Financial Officer, Treasurer, Controller and Director	Since May 1997	Senior Vice President, Chief Financial Officer, Treasurer and Controller of the Managing Owner, VEAC and VESC; Director of the Managing Owner, VEAC and VESC, October 2010 to present; officer of various investment companies advised by VEAC.

John C. van Eck 97	None	Not Applicable	Chairman of the Board of Directors of VEAC.

Jan F. van Eck 48	Director and President	Since May 1997	Director, President and Owner of VEAC; Director and President, VESC; Director and President of the Managing Owner; officer of various investment companies advised by VEAC.
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Key Employees

Name and Age	Position(s) Held with the Managing Owner	Length of Time Served	Principal Occupation(s) During Past Five years
Joseph J. McBrien 64	Senior Vice President, Secretary, General Counsel, Chief Compliance Officer and Director	Since December 2005	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of the Managing Owner, VEAC and VESC; Director of VESC and the Managing Owner, October 2010 to present; officer of various investment companies advised by VEAC.

Jonathan R. Simon 38	Vice President and Assistant Secretary	Since August 2006	Vice President, Associate General Counsel and Assistant Secretary of the Managing Owner, VEAC and VESC; officer of various investment companies advised by VEAC.

Principal Shareholders

As of the date of this Registration Statement, no person owned of record or beneficially 5% or more of the outstanding Shares of the Fund because the Fund had not yet commenced operations.

Security ownership of management

As of the date of this Registration Statement, the Trustee and the executive officers of the Registrant, as a group, did not own any of the Shares of the Fund because the Fund had not yet commenced operations.

Executive Compensation

During the last two fiscal years, the Fund had no executive officers and therefore no one received any compensation for serving as such from the Fund.

During the last fiscal year, the Fund had no executive officers and therefore did not have any unexercised options, stock that had not vested, or equity inventive plan awards to any such persons from the Fund.

During the last fiscal year, the Trustee of the Fund did not receive any compensation from the Fund.

Shareholder Information

Business Development of the Fund

The Fund was formed as a series of a Delaware statutory trust on February 1, 2012.

Description of the Shares, the Trust and the Fund; Certain Material Terms of the Trust Agreement

The following summary describes in brief the Shares and certain aspects of the operation of the Trust and the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Trust and the Fund and the material terms of the Trust Agreement. Prospective Shareholders should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined will have such meanings assigned to them under the Trust Agreement.

Description of the Shares

The Fund will continuously offer common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares of the Fund are

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expected to be listed for trading, subject to notice of issuance, on NYSE Arca under the symbol “LVCM.” The Fund’s Shares may be bought and sold on NYSE Arca like any other exchange-listed security.

The Shares may be purchased from the Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 50,000 Shares, or Baskets. Individual Shares may not be purchased or redeemed from the Fund. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets of the Fund.

If the Managing Owner determines that there is more cash being held in the Fund than is reasonably expected to be needed to pay the Fund’s expenses in the near future, the Managing Owner at its discretion can either distribute the extra cash to the Shareholders or use it to acquire additional Index Commodity Contracts, Other Instruments or Cash Instruments. The Fund has no obligation to make periodic distributions to Shareholders.

If the Trust receives any proceeds in respect of its property other than those it is permitted to hold, the Trustee, at the direction of the Managing Owner, will distribute that property to the Shareholders by any means lawful, equitable and feasible. If the Trustee cannot distribute the property proportionately among the Shareholders, the Trustee, at the direction of the Managing Owner, will adopt any other method that it deems to be lawful, equitable and feasible, including public or private sale.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole U.S. dollars and cents and will round fractional cents down to the nearest whole cent. Neither the Managing Owner nor the Trustee will be responsible if the Managing Owner determines that it is unlawful or impractical to make a distribution available to registered holders.

The Trust

The Trust is organized in separate series as a statutory trust under the Delaware Statutory Trust Act. As of the date of this Prospectus, the Trust consists of two series: the Fund and Market Vectors Long/Short Commodity ETF. The Trust and the Fund are managed by the Managing Owner, whose office is located at 335 Madison Avenue, New York, New York 10017, telephone: (212) 293-2000.

The books and records of the Fund will be maintained as follows: all marketing materials will be maintained at the offices of the Marketing Agent, Van Eck Securities Corporation, 335 Madison Avenue, New York, New York 10017; telephone number (212) 293-2000; Basket creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) will be maintained at the offices of The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-7500. All other books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s futures commission merchants) will be maintained at the Fund’s principal office, c/o Van Eck Absolute Return Advisers Corp., 335 Madison Avenue, New York, New York 10017, telephone: (212) 293-2000.

Trust books and records, including information regarding the other series of the Trust, are located at the foregoing addresses, and are available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of such Shares during regular business hours as provided in

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the Trust Agreement. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

The Fund’s fiscal year ends on December 31 of each year.

The Fund

The Trust is formed and is operated in a manner such that the Fund is liable only for obligations attributable to the Fund and Shareholders of the Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or Shareholder in a series asserted against the series valid claim with respect to its indebtedness or Shares, the creditor or Shareholder would only be able to recover money from that particular series and its assets. Accordingly, the debts, liabilities, obligations and expenses (collectively, “Claims”), incurred, contracted for or otherwise existing solely with respect to a particular series are enforceable only against the assets of that series, and not against any other series or the Trust generally or any of their respective assets. The assets of the Fund include only those funds and other assets that are paid to, held by or distributed to the Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a) of that Act) are met, then the Claims of any particular series are enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, the Fund or the Managing Owner on behalf of the Trust or the Fund, has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•	voluntarily reduce the priority of its Claims against the Funds or their respective assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or their respective assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of any other Fund or the Trust generally) equal to the treatment received by all other creditors and Shareholders that dealt with the Fund; and

•	a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a chapter 11 case under the U.S. Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

No special custody arrangements are applicable to a Fund, and the existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund.

Fiduciary and Regulatory Duties of the Managing Owner; Limitation of Liability and Indemnification

A description of the fiduciary and regulatory duties of the Managing Owner and the limitation of liability and indemnification provided to the Managing Owner and certain of its affiliates is contained in the section “Fiduciary and Regulatory Duties of the Managing Owner; Limitation of Liability and Indemnification.”

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Shareholder Actions

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners, or a class action, to recover damages from a fiduciary of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust, or a derivative action, to recover damages from a third party where a fiduciary has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Managing Owner where the losses result from a violation by the Managing Owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator), the Commodity Broker (a registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to Shareholders under federal and Delaware law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

As of the date of this Prospectus, both the Managing Owner and its principals own less than 1% of the Shares of the Fund.

Management; Voting by Shareholders

The Shareholders take no part in the management or control, and have no voice in the operations or the business of the Fund. Shareholders have no voting rights with respect to the Trust or the Fund except as expressly provided in the Trust Agreement.

The Managing Owner has the right unilaterally to amend the Trust Agreement as it applies to the Fund provided that the Shareholders have the right to vote only (i) if expressly required under Delaware or U.S. federal law or regulations or rules of any exchange, or (ii) if submitted to Shareholders by the Managing Owner in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Fund in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to similar limitations on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

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Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments. Shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders of the Fund could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, a global certificate will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificate evidences all of the Shares outstanding at any time. Under the Trust Agreement, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies, or “DTC Participants,” (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or “Indirect Participants,” and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Termination Events

The Trust, or, as the case may be, the Fund, may be dissolved at any time and for any reason by the Managing Owner with written notice to the Shareholders. Upon dissolution of the Trust or the Fund, after paying or making reasonable provision for all charges, taxes, expenses, claims and liabilities of the Fund, whether due, accrued or anticipated as may be determined by the Managing Owner and otherwise complying with applicable Delaware law, the Trust shall, in accordance with applicable Delaware law and such procedures as the Managing Owner considers appropriate, distribute the remaining assets in kind or reduce the remaining assets held to distributable form in cash or securities and distribute the same ratably to Shareholders on the date of dissolution.

Net Asset Value

NAV means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles. In particular, NAV includes any unrealized profit or loss on open Index Commodity Contracts, Other Instruments and any Cash Instruments or other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open commodity futures contracts traded on a U.S. or non-U.S. exchange will be calculated at their then current market value, which will be based upon the settlement price for that particular commodity futures contract traded on the applicable U.S. or non-U.S. exchange on the date with respect to which NAV is being determined; provided, that if a commodity futures contract traded on a U.S. or on a non-U.S. exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s commodity brokerage accounts is expected to accrue at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

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The value of Cleared Swaps is determined based on the value of the Index Commodity Contract in connection with each specific Cleared Swap.

In calculating the NAV of the Fund, the settlement value of a Cleared Swap (if any) and an OTC Other Commodity Instrument (if any) is determined by either applying the then-current disseminated value for the related Index Commodity Contracts or the terms as provided under the applicable Cleared Swap or OTC Other Commodity Instrument, as applicable. However, in the event that one or more of the related Index Commodity Contracts are not trading due to the operation of daily limits or otherwise, the Managing Owner may in its sole discretion choose to value the Fund’s Cleared Swaps or OTC Other Commodity Instruments (if any) on a fair value basis in order to calculate the Fund’s NAV. These fair value prices would be generally determined based on available inputs about the current value of the Index Commodity Contract to which the Cleared Swap or OTC Other Commodity Instrument relates and would be based on principles that the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards.

NAV per Share is the NAV of the Fund divided by the number of its outstanding Shares.

CREATION AND REDEMPTION OF SHARES

The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may assign or delegate its rights, duties or obligations under the Participant Agreement to the Marketing Agent or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca or a Futures Exchange is closed for regular trading. Purchase orders must be placed by 1:00p.m., Eastern time. The day on which the Managing Owner timely receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order. The Managing Owner may reject a previously placed purchase order at any time prior to the applicable cut-off time, if in the sole discretion of the Managing Owner, the execution of such an order would not be in the best interest of the Fund or its Shareholders.

Determination of Required Payment

The total payment required to create each Basket is the NAV of 50,000 Shares of the Fund as of the closing time of NYSE Arca or the last to close of the exchanges on which Index Commodity Contracts are traded, whichever is latest, on the purchase order date. Baskets are issued on the business day immediately following the purchase order date at the applicable NAV as of the closing time of NYSE Arca or the last to close of the exchanges on which the corresponding Index Commodity Contracts are traded, whichever is latest, on the purchase order date, but only if the required payment has been timely received.

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Because orders to purchase Baskets must be placed by 1:00p.m., Eastern time, but the total payment required to create a Basket will not be determined until after the time the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. Valid orders to purchase Baskets received after 1:00p.m., Eastern time, are considered received on the following day. The NAV of the Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Suspension or Rejection of Purchase Orders

The Managing Owner may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date: (i) for any period during which any of NYSE Arca, a Futures Exchange or other exchange material to the valuation or operation of the Fund is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the Index Commodity Contracts; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner may also reject a purchase order if: (i) it determines that, due to position limits or otherwise, investment alternatives that will enable the Fund to meet its investment objective are not available to the Fund at that time; (ii) it determines that the purchase order is not in proper form; (iii) the acceptance of the purchase order may, in the opinion of the Managing Owner’s counsel, be unlawful; (iv) it believes that the purchase order would have adverse tax consequences to the Fund or the Shareholders; or (v) circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets. The Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by 1:00 p.m., Eastern time, or earlier if the Exchange closes early due to a holiday or otherwise (e.g., if the Exchange closes at 1:00 p.m. Eastern time, the deadline for redemption orders would be 3 hours earlier, which would be 10:00 a.m. Eastern time). The day on which the Managing Owner timely receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. The Managing Owner may reject a previously placed redemption order at any time prior to the applicable cut-off time, if in the sole discretion of the Managing Owner, the execution of such an order would not be in the best interest of the Fund or its shareholders.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than the business day immediately following the redemption order date. The Managing Owner reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the third business day following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized

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Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Baskets of the Fund requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca or the last to close of the exchanges on which the Index Commodity Contracts are traded, whichever is latest, on the redemption order date. The Managing Owner will distribute the cash redemption amount on the next business day following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant on the next business day following the redemption order date if, on such business day following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner will also be authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account on the next business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time to time.

Suspension or Rejection of Redemption Orders

The Managing Owner may, in its discretion, suspend the right of redemption or postpone the redemption settlement date: (i) for any period during which NYSE Arca, a Futures Exchange or any other exchange material to the valuation or operation of the Fund is closed other than for customary holidays or weekend closings or trading is suspended or restricted in any of the Index Commodity Contracts; (ii) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if: (i) the order is not in proper form as described in the Participant Agreement; (ii) the fulfillment of the order, in the opinion of its counsel, might be unlawful; or (iii) as a result of the order, the number of remaining outstanding Shares would be reduced to fewer than the number of Shares required to remain outstanding for the Fund under applicable exchange rules.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee of $500 per order to create or redeem

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Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner.

PLAN OF DISTRIBUTION

Initial Purchaser

On [•], the Initial Purchaser, subject to certain terms and conditions, agreed to purchase and take delivery of [•] Shares of the Fund, which comprise the Initial Baskets of the Fund, at a purchase price of $[•] per Share ($[•] per Basket), pursuant to an Initial Purchaser Agreement. The Initial Purchaser proposes to offer to the public these [•] Shares of the Fund at a per-Share offering price that will vary depending upon, among other factors, the market price of the Shares on NYSE Arca, the Fund’s NAV and the supply of and demand for the Shares at the time of the offer. Shares of the Fund offered by the Initial Purchaser at different times may have different offering prices.

The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

The Initial Purchaser will only act in such a capacity with respect to the initial Baskets of the Fund. The Initial Purchaser will create Shares of the initial Baskets at a price of $[•] per Share. The price of $[•] per Share has been arbitrarily determined inasmuch as the Shares have no inherent value at the Fund’s inception. In contrast, Authorized Participants will create Shares of each Basket at the NAV per Share. The Initial Purchaser’s activities in connection with its role as the Initial Purchaser will cease after it has fully transacted with respect to the initial Baskets of the Fund. No Authorized Participants (except with respect to the Initial Purchaser, which is an Authorized Participant) will be involved with the purchase and sale of the initial Baskets of the Fund. Therefore, the Initial Purchaser’s activities will be distinct from those of an Authorized Participant.

Purchasing and Selling Shares

Most Shareholders buy and sell Shares in secondary market transactions through brokers. Shares of the Fund will trade, subject to notice of issuance, on the NYSE Arca under the ticker symbol listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most Shareholders incur customary brokerage commissions and charges.

Authorized Participants

Authorized Participants are the only persons that may place orders to create and redeem Baskets. An Authorized Participant must be: (1) a registered broker-dealer or other securities market participant, such as a bank or other financial institution, which is not required to register as a broker-dealer to engage in securities transactions; and (2) a participant in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Fund and the Managing Owner. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner

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or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

The Fund will issue Shares in Baskets to Authorized Participants on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund, at the NAV of 50,000 Shares as of the closing time of NYSE Arca or the last to close of the exchanges on which the Index Commodity Contracts are traded, whichever is later, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may offer to the public, from time to time, Shares of the Fund from any Baskets they create. Shares of the Fund offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the market price of the Shares of the Fund on NYSE Arca, the Fund’s NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices.

The Initial Purchaser and, during the continuous offering period, Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from Shareholder to Shareholder. Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

Likelihood of Becoming a Statutory Underwriter

The Fund will issue the initial Baskets to the Initial Purchaser and will continuously offer Shares in Baskets to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

General

Prospective Shareholders may purchase and sell Shares through traditional brokerage accounts. Shareholders who purchase Shares through a commission/fee-based brokerage account may pay

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commissions/fees charged by the brokerage account. Prospective Shareholders are encouraged to review the terms of their brokerage accounts for applicable charges.

Prospective Shareholders intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such Shareholder’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

Under the Participant Agreements, the Managing Owner has agreed to indemnify the Authorized Participants and certain parties related to the Authorized Participants against certain liabilities as a result of: (i) any breach by the Managing Owner of any provision of the applicable Participant Agreement that relates to the Managing Owner; (ii) any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in the applicable Participant Agreement; (iii) any failure by the Managing Owner to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally declared effective by the SEC or in any amendment thereof, or in this Prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or this Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or this Prospectus.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA members in connection with the offering of the Shares by the Fund will not exceed 10% of the gross offering proceeds of such Shares.

Pursuant to the Marketing Agent Agreement, the Marketing Agent will be paid by Fund an annual fee in the amount of 0.10% of the Fund’s average daily net assets, plus the amount of any reimbursable expenses incurred by the Marketing Agent in connection with the performance of its duties under the Marketing Agent Agreement, including reviewing and approving marketing materials and ensuring compliance with FINRA marketing rules and maintaining certain books and records pertaining to the Fund; provided, however, that the Marketing Agent shall waive its fee and entitlement to reimbursement of expenses under the Marketing Agent Agreement to the same extent that the Fund’s routine operational, administrative and other expenses are waived or reimbursed by the Managing Owner in a given annual period.

The payments to the Marketing Agent will not, in the aggregate, exceed 9.99% of the aggregate dollar amount of the offering (or in an aggregate amount equal to $[•]) of the aggregate $[•] registered on the initial Registration Statement on Form S-1, SEC Registration Number 333-179435 on which, [•] common units of beneficial interest were registered in respect of the Fund. The Marketing Agent will advise the Fund if the payments described hereunder must be limited in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Fund’s Shares are expected to be listed for trading, subject to notice of issuance, on NYSE Arca, under the symbol “LVCM.”

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares of the Fund will be used by the Fund to engage in the trading of Index Commodity Contracts with a view to tracking the changes, whether positive or negative, in the level of the Index over time, less the expenses of the operations of the Fund. The Fund’s portfolio will also hold Cash Instruments.

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To the extent that the Fund trades in futures on U.S. exchanges, the assets deposited by the Fund with the Commodity Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments.

To the extent, if any, that the Fund trades in futures on markets other than regulated U.S. exchanges, funds deposited to margin positions held on such exchanges will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Fund estimates:

•	up to approximately [•]% of the NAV of the Fund is placed in segregated accounts in the name of the Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of cash or U.S. Treasury bills on margin positions of all commodities combined. Such funds are segregated pursuant to CFTC rules;

•	approximately [•]% of the NAV of the Fund is maintained in segregated accounts in the name of the Fund in bank deposits or U.S. Treasury and U.S. Government agencies issues; and

•	approximately [•]% of the NAV of the Fund will be invested in U.S. Treasury bills to track flat positions represented by the Index.

The Managing Owner, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of the Fund, including investing in Cash Instruments. In addition, assets of the Fund not required to margin positions may be maintained in U.S. bank accounts opened in the name of the Fund and may be held in Cash Instruments.

The percentage that the Fund’s Cash Instruments will bear to the total net assets will vary from period to period as the market values of the futures contracts change.

The Fund receives all of the interest earned on Cash Instruments on deposit with the Commodity Broker or the Custodian.

U.S. Federal Income Tax Considerations

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below) based on Dechert LLP’s opinion stated below in “Status of the Fund.” Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies, other than the status of the Fund as a qualified publicly traded partnership (“qualified PTP”) within the meaning of the Code;
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•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

Dechert LLP has advised the Fund that the U.S. federal income tax discussion that follows below correctly describes the material aspects of U.S. federal income tax treatment to a U.S. Shareholder, as of the date of this Prospectus, of an investment in the Fund.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the

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particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Generally, a partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the Trust Agreement (and other relevant documents) and based upon factual representations made by the Fund, in the opinion of Dechert LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. The factual representations upon which Dechert LLP has relied are, among others: (a) the Fund has not elected and will not elect to be taxed as a corporation for United States federal income tax purposes; and (b) for each taxable year 90% or more of the Fund’s gross income will be qualifying income. In rendering its opinion, Dechert LLP has relied on the facts and assumptions described in this Prospectus as well as certain factual representations made by the Trust and the Managing Owner. This opinion is not binding on the IRS. No ruling has been requested from the IRS with respect to any matter affecting the Fund or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the court.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s Managing Owner will use its reasonable efforts to cause the Fund to operate in such manner as is necessary for the Fund to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders in the Fund, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares of the Fund, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares in the Fund.

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The discussion below is based on Dechert LLP’s opinion that the Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder in the Fund will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders in the Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders in the Fund will take into account their share of ordinary income realized by the Fund from accruals of interest on Cash Instruments held in the Fund’s portfolio. The Fund may hold Cash Instruments with “acquisition discount” or “original issue discount”, in which case Shareholders in the Fund will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire Cash Instruments with “market discount.” Upon disposition of market discount Cash Instruments, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders in the Fund will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund.

It is expected that a substantial portion of the futures on the commodities underlying the Index will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. With the exception of futures traded on certain exchanges, including the London Metals Exchange (“LME”), discussed below, it is expected that the futures on the Index commodities held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are currently characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders in the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its

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taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry back does not increase or produce a net operating loss for the year. It should be noted that legislation has been introduced in the United States Senate, which, if enacted, would treat gains from Section 1256 Contracts as short-term capital gains.

Any futures on Index commodities held by the Fund which are not classified as Section 1256 Contracts (e.g., futures on aluminum and nickel which trade on the LME) will not be subject to the special tax rules discussed above. Since such futures are not subject to the year end “mark-to-market” rules of Section 1256 described above, long-term or short-term capital gains and losses with respect to such futures will only be recognized by the Fund when such futures positions are assigned or closed (by offset or otherwise). The applicable holding period for qualification for long-term capital gain or loss treatment for the commodity futures held by the Fund which are not Section 1256 Contracts is more than six months (rather than the more than one year holding period applicable to other capital assets).

In addition to the futures on the Index commodities, the Fund may also invest in other futures contracts, forward agreements, swaps, options or OTC derivatives. The Fund’s investment in these other futures contracts, forward agreements, swaps, options or OTC derivatives may have various tax consequences, requiring Shareholders in the Fund to recognize ordinary income or loss or capital gain or loss. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential Shareholders should consult their tax advisors regarding an investment in the Fund.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Trust Agreement, unless an allocation under the Trust Agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Trust Agreement could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in the Fund in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders in the Fund.

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Monthly Allocation and Revaluation Conventions

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in the Fund in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares in the Fund takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders in the Fund with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders in the Fund to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the Shareholders that economically have earned such gain or loss.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the average price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders in the Fund. The Managing Owner of the Fund is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law

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or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares in the Fund to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, assuming the Fund makes the election under Section 754 of the Code, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders in the Fund. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions

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made by the Fund will be taxable to a Shareholder in the Fund only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

Creation and Redemption of Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders in the Fund. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of the Fund and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment

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income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals.

In addition, certain expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year. It is anticipated that Management Fees the Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund intends to make a 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders in the Fund will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Fund’s Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s convention for allocating income and deductions. In that event, the Fund’s

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allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders in the Fund. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Fund’s Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from U.S. Treasury bills, short-term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares of the Fund, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Fund’s Trust Agreement to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Trust Agreement to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders in the Fund. As the tax matters partner, the Managing Owner will have the right on behalf of all Shareholders in the Fund to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are

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unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments.

Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Shareholders

The Fund will conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares of the Fund. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of U.S. Treasury bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares of the Fund or on the Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the Shareholder’s distributive share of gains if the Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares of the Fund) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares of the Fund.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt

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organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares of the Fund will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Regulated Investment Companies

The treatment of a regulated investment company’s (“RIC”) investment in the Fund will depend, in part, on whether the Fund is classified as a qualified publicly trade partnership, or “qualified PTP”, for purposes of the RIC rules. A RIC may invest up to 25% of its assets in qualified PTPs and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code.

The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which the Fund realizes sufficient gross income from its commodities futures transactions. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP.

Recently Enacted Legislation

Effective January 1, 2014, the Fund will be required to withhold U.S. tax (at a 30% rate) with respect to certain U.S. source income (including dividends and interest) and (effective January 1, 2015) gross proceeds from the sale or other disposal of property that can produce U.S. source income made (or deemed to be made) to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Although the application of these rules to a sale or other disposal of an interest in a partnership is unclear, it is possible that the gross proceeds of the sale or other disposal of your Shares will be subject to the rules described above if such proceeds are treated as an indirect disposal of your interest in assets that can produce U.S. source interest or dividends. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Fund.

Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2013. U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Fund.

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Certain State and Local Taxation Matters

Prospective Shareholders should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares.

State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Shareholder is a resident. The Fund may have income in one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file an income tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective Shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the Shareholder is resident.

Under current law and assuming full compliance with the terms of its Trust Agreement (and other relevant documents), the Fund should not be subject to the New York City unincorporated business tax because the tax is not imposed on an entity that is primarily engaged in the purchase and sale of financial instruments and securities for its “own account.” By reason of a similar “own account” exemption, it is also expected that a nonresident individual U.S. Shareholder should not be subject to New York State personal income tax with respect to his or her share of income or gain recognized by the Fund. A nonresident individual U.S. Shareholder will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Fund. New York State and New York City residents will be subject to New York State and New York City personal income tax on their income recognized in respect of Shares. Because the Fund may conduct its business, in part, in New York City, corporate U.S. Shareholders generally will be subject to the New York franchise tax and the New York City general corporation tax by reason of their investment in the Fund, unless certain exemptions apply. However, pursuant to applicable regulations, non-New York corporate U.S. Shareholders not otherwise subject to New York State franchise tax or New York City general corporation tax should not be subject to these taxes solely by reason of investing in Shares based on qualification of the Fund as a “portfolio investment partnership” under applicable rules. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

Backup Withholding

The Fund is required in certain circumstances to backup withhold on certain payments paid to non-corporate Shareholders that do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

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PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE FUND.

DISTRIBUTIONS

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its Cash Instruments exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “U.S. Federal Income Tax Considerations—Tax-Exempt Organizations” on page 87. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related trust.

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EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective Registration Statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares of the Fund should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective Registration Statement under the Securities Act, and the Shares will be timely registered under the Securities Exchange Act. Second, it appears that the Shares will be freely transferable because the Shares of the Fund will be freely tradable on NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Fund. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Commodity Broker, the Administrator, the Marketing Agent, the Trustee, Morningstar, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given

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that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

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Performance, Financials and Other Information

Performance

The Fund has not yet commenced operations and therefore does not have a performance history. Once available, the Fund’s performance information will be accessible on the Fund’s website at [•].

The Managing Owner operates several exempt commodity pools whose performance is not required to be disclosed herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in accordance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and the use of estimates. Actual results may differ from the estimates used and such differences could be material. The Fund Portfolio will hold a significant portion of its assets in futures contracts and Cash Instruments, each of which, as applicable, will be held at fair value. The Fund may also invest in Cleared Swaps and/or Other Commodity Instruments.

The Fund will calculate its NAV as described under the section “Net Asset Value” for more details.

If the Fund invests in one or more Cleared Swaps, the value of the Cleared Swaps will be based on the value of the contract underlying the applicable Index commodity in connection with such Cleared Swap, except that a fair value may be determined if the Managing Owner believes that the Fund is subject to significant credit risk relating to the counterparty to such Cleared Swap.

If the Fund invests in Other Commodity Instruments traded OTC, they would be recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statements of Operations.

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). In determining fair value, the Fund maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instrument based on market data obtained from independent sources. Unobservable inputs reflect the Managing Owner’s assumptions that market participants would use in pricing the financial instrument developed based on the best information available in the circumstances. Greater use of management judgment is required in determining fair value when inputs are less observable or unobservable in the marketplace.

At the inception of trading, the Managing Owner expects that the majority of the Fund’s investments will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. U.S. Treasury bills are measured based on quoted market prices. Thus, the Managing Owner expects that a substantial portion of the Fund’s assets will be valued on a daily basis at fair value using objective measures.

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Liquidity and Capital Resources

As of the date of this Prospectus, the Fund has not begun trading activities. Once the Fund begins trading activities, it is anticipated that all of its total net assets will be allocated to Index Commodity Contracts and Cash Instruments, unless the Fund invests in one or more Cleared Swaps or Other Commodity Instruments (if any).

If the Fund invests in Cleared Swaps or Other Commodity Instruments, a portion of its proceeds of the offering may be used to collateralize the Cleared Swaps or Other Commodity Instruments, as applicable, in accordance with normal market practices.

A significant portion of the NAV is likely to be held in Cash Instruments. Although the following percentages may vary substantially over time, as of the date of this Prospectus, the Fund estimates that up to approximately [•]% of its NAV will be placed in segregated accounts (pursuant to the rules of the CFTC) in the name of the Fund with the Commodity Broker (or another eligible financial institution, as applicable) in the form of Cash Instruments to margin positions of all futures contracts combined. The Fund maintains approximately [•]% of its NAV in Cash Instruments over and above that which is needed to post as collateral for trading. The percentage that the Fund’s Cash Instruments will bear to the total net assets will vary from period to period as the market values of commodity interests change. The balance of the net assets will be held in the Fund’s segregated and custodial account with the Custodian or Commodity Broker. Interest earned on the Fund’s interest-bearing funds will be paid to the Fund.

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his or her commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin, the purpose of which is to protect the commodity broker against a fall in the value of the positions. Margin requirements are computed intra-day by a commodity broker, and may be computed after-hours or when a futures exchange on which an Index Commodity Contract trades is closed. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. The Fund will attempt to meet a margin call by either liquidating an appropriate amount of Cash Instruments, as applicable, or satisfy the margin call with cash. If the Fund does not have a sufficient amount of Cash Instruments to satisfy the margin call, the Fund will be required to liquidate its holdings of Index Commodity Contracts and Cash Instruments, Cleared Swaps or Other Commodity Instruments (if any). If the margin call is not met within a reasonable time, the broker may close out all or a portion of the Fund’s positions.

The amount of margin that is required to establish and maintain a Cleared Swap is determined by the exchange which clears the applicable Cleared Swap. Additionally, the requirements and the logistics related to margin with respect to Cleared Swaps is substantially similar to futures contracts.

The expected holdings of Cash Instruments will earn an interest rate of 0.03% per annum, based upon the yield of three month U.S. Treasury bills with a maturity date of November 7, 2013.

The Fund’s commodity futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity futures contracts can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally

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moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Fund from promptly liquidating its commodity futures positions.

The Fund’s Cleared Swaps and Other Commodity Instruments, if any, may also be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, certain Other Commodity Instruments are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into certain Other Commodity Instruments (if any) may further impact liquidity because these contractual agreements are executed “off-exchange” between private parties and, therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a U.S. person.

Because the Fund will trade futures contracts, its capital will be at risk due to changes in the market price of these contracts. The Fund’s capital would also be at risk in connection with its Cleared Swaps due to changes in the value of these Cleared Swaps. Additionally, if the Fund invested in Other Commodity Instruments traded OTC, its capital would be at risk due to changes in the value of these Other Commodity Instruments (market risk) or the inability of counterparties to perform under the terms of the Other Commodity Instruments (credit risk).

Market Risk

Trading in futures contracts, such as Index Commodity Contracts and Other Commodity Contracts will involve the Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Fund’s commitments to purchase commodities will be limited to the gross or face amount of the futures contracts held. The Fund’s capital would also be at risk in connection with its Cleared Swaps or Other Commodity Interests due to changes in the value of these Cleared Swaps or Other Commodity Interests, respectively.

The Fund’s exposure to market risk will be influenced by a number of factors including the volatility of interest rates, the liquidity of the markets associated with the contracts and the relationships among the contracts held. The inherent uncertainty of the Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of Shareholders’ capital.

Credit Risk

When the Fund enters into OTC Other Commodity Instruments (if any), the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. Futures contracts traded on U.S. and on most foreign futures exchanges will settle through the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce the risk that a given futures contract will not be performed. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges), it may be backed by a consortium of banks or other financial institutions.

When the Fund enters into Cleared Swaps, the Fund will be exposed to credit risk that the clearing house for the Cleared Swaps will not meet its obligations. However, the Fund will not be subject to individual dealer counterparty risk that exists in OTC swaps that are not cleared through a clearing house.

OTC Other Commodity Instruments (if any) will be subject to the risks as described under the sections “Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted By Regulatory and Exchange Position Limits and Other Position Limitation Rules and Could Result in Tracking Error

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Between Changes in the NAV Per Share and Changes in the Level of the Index, Or Could Result in the Market Price of the Shares Trading at a Premium or Discount to the NAV Per Share.”; “Failure of the Clearing House to Meet Its Obligations with respect to Index Commodity Contracts or Cleared Swaps May Adversely Impact the NAV of the Fund, and the Value of Your Shares.”; “Other Commodity Instruments that Trade OTC (If Any), Such As Forward Agreements and Swaps, Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain.”; and “Future Regulation of OTC Derivatives Markets May Have a Detrimental Effect On the Value of Your Shares.”

Swap agreements do not generally involve the delivery of the underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. Swap counterparty risk is generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovery of collateral posted in segregated tri-party accounts at the Fund’s custodian bank.

Forward agreements do not involve the delivery of the underlying assets at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration. Thus, prior to settlement, if the counterparty to a forward contract defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. However, if physically settled forwards are held until expiration, at the time of settlement, the Fund may be at risk for the full notional value of the forward contracts depending on the type of settlement procedures used.

There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Fund to abide by various trading limitations and policies, which will include limiting margin accounts and trading only in liquid markets. The Managing Owner will implement procedures which will include, but will not be limited to:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one futures contract or all futures contracts combined; and

•	generally limiting transactions to futures contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The Fund will enter into Other Commodity Instruments traded OTC (if any) with counterparties selected by the Managing Owner. The Managing Owner will select such Other Commodity Instrument (if any) counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the Index, and price. Under no circumstances will the Fund enter into an Other Commodity Instrument traded OTC (if any) with any counterparty whose credit rating is lower than investment-grade at the time a contract is entered into. The Fund expects that investments in OTC Other Commodity Instruments (if any) will be made on terms that are standard in the market for such OTC Other Commodity Instruments. In connection with such OTC Other Commodity Instruments, the Fund may post or receive collateral in the form of Cash Instruments, which will be marked to market daily.

The Commodity Broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately

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account for and segregate as belonging to the Fund all assets of the Fund held at the Commodity Broker relating to domestic futures trading and the Commodity Broker will not be allowed to commingle such assets with the Commodity Broker’s assets. In addition, CFTC regulations will also require the Commodity Broker to hold in a secure account assets of the Fund related to foreign futures trading.

Emerging Growth Company Status

The Fund currently qualifies as an “emerging growth company,” as defined in the JOBS Act until the earliest of:

•	the last day of the Fund’s fiscal year ending December 31, 2017;

•	the year in which the Fund’s total annual gross revenues first exceed $1 billion; and

•	the last day of a fiscal year in which the Fund: (i) has an aggregate worldwide market value of Shares held by non-affiliates of $700 million or more, computed at the end of each fiscal year as of the last business day of its most recently completed second fiscal quarter; and (ii) has been an Exchange Act reporting company for at least one year (and filed at least one annual report under the Exchange Act).

Under the JOBS Act, the Fund is exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that the Fund’s independent registered public accounting firm provide an attestation report on the effectiveness of the Fund’s internal controls over financial reporting. This may increase the risk that material weaknesses or other deficiencies in the Fund’s internal controls over financial reporting go undetected.

Under the JOBS Act, emerging growth companies are permitted to include only two years of audited financial statements in the registration statements for their initial public offerings, rather than the three years otherwise required, and to cover only two years of financial information in the Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosures. In addition, for the presentation of “selected financial data,” which ordinarily covers five years, an emerging growth company may omit selected financial data for any period prior to the earliest audited period presented in its initial registration statement.

Because the Fund has not commenced operations, this relief under the JOBS Act has not impacted the disclosures the Fund makes in this registration statement.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Fund intends to make an irrevocable election not to take advantage of this exemption from new or revised accounting standards. The Fund will therefore be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

As an emerging growth company, the JOBS Act permits the Fund to engage in oral and written communications with potential investors that are qualified institutional buyers or institutional accredited investors to determine whether those investors might have an interest in this offering prior to the effectiveness of this registration statement.

The JOBS Act removes certain measures put in place pursuant to the Sarbanes-Oxley Act to enforce a separation between research analysts and investment bankers who work in the same firm. For example, the SEC and FINRA may not restrict which associated persons of a broker-dealer may arrange for

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communications between analysts and potential investors or restrict analysts from participating in communications with an emerging growth company’s management team that are also attended by an associated person of a broker-dealer whose functional role is not that of a securities analyst.

The JOBS Act also prohibits the SEC and FINRA from restricting brokers, dealers or FINRA members from publishing or distributing any research reports or making a public appearance concerning an emerging growth company’s securities within a specified time period after such company’s initial public offering or prior to the expiration of any lock-up periods associated with such offering. This will allow for analysts to initiate research coverage on the Fund immediately after this offering, which may give investors access to greater analysis of the Fund’s expected financial condition and results of operations.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this Prospectus, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the Managing Owner and the Fund’s service providers, including the Administrator, the Transfer Agent, the Custodian, the Trustee and the Commodity Broker. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Fund’s NAV, as are fees paid to certain other service providers. However, the fees and expenses of certain service providers are not calculated based on a fixed percentage of the Fund’s NAV. As such, the Managing Owner cannot anticipate with certainty the payments that will be required to be paid under these arrangements. These agreements generally are effective for one year terms, renewable automatically for additional one year terms unless terminated. However, these contracts may be terminated earlier by either party for various reasons.

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Legal Matters

Dechert LLP has advised the Managing Owner in connection with the Shares being offered hereby. Dechert LLP also advised the Managing Owner with respect to its responsibilities as Managing Owner of the Fund and with respect to matters relating to the Fund. Dechert LLP has prepared the sections “U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax matters and “Purchases By Employee Benefit Plans” with respect to ERISA. Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has advised the Trust in connection with the legality of the Shares being offered hereby. Dechert LLP has not represented, nor will it represent the Fund or the Shareholders in matters relating to the Fund and no other counsel has been engaged to act on their behalf. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

Experts

The financial statements of the Fund as of August 8, 2013 that will be included in this Prospectus will be audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in its report appearing herein, and will be so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

Additional Information

This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov.

Recent Financial Information and Annual Reports

The Managing Owner will furnish you with an annual report of the Fund in which you invested within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and NFA, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at [•] within 30 days after the end of each calendar month. The Fund will file periodic, quarterly and annual reports with the SEC. Shareholders can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

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Van Eck Global Privacy Policy

At Van Eck Global, we respect our clients’ right to privacy. In order for us to provide efficient service for our customers, we collect and maintain certain personal information about you (including transaction history, name, social security number, address, etc.). This information is collected via investment applications, written and oral communications between you or your representatives and us, trades through financial institutions, website requests, or other forms you may have provided in order to receive information from us or process a transaction.

Please be assured that we do not share this information with any third parties, with the exception of our service providers, certain government agencies, and other non-affiliated parties as permitted by law.

Service providers may include but are not limited to transfer agents, custodians and mailing services that are authorized to use this information to carry out services for which we hire them; they are not permitted to share this information for other purposes.

Information may be shared with our affiliates (other Van Eck Companies) as permitted by law. However, we limit access to your information to authorized employees only. Be assured that we maintain physical, electronic and procedural safeguards to protect your non-public personal information.

By law, we are required to notify you of any plans to disclose your non-public personal information to a non-affiliated third party. We have no current plans to make any such disclosure; however, at any time this might occur in the future, you would be given the opportunity to “opt out.”

For further information or questions regarding our privacy policies, please contact us at 1.800.221.2220.

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A U G U S T 8 , 2 0 1 3

Market Vectors Low Volatility Commodity ETF	LVCM
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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholder of Market Vectors Low Volatility Commodity ETF

We have audited the accompanying statement of assets and liabilities of Market Vectors Low Volatility Commodity ETF (a series constituting Market Vectors Commodity Trust) (the “Fund”) as of August 8, 2013. This statement of assets and liabilities is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this statement of assets and liabilities based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of assets and liabilities presentation. We believe that our audit of the statement of assets and liabilities provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of Market Vectors Low Volatility Commodity ETF (a series constituting Market Vectors Commodity Trust) as of August 8, 2013 in conformity with U.S. generally accepted accounting principles.

New York, New York August 9, 2013

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MARKET VECTORS LOW VOLATILITY COMMODITY ETF

STATEMENT OF ASSETS AND LIABILITIES

August 8, 2013

Assets:
Cash and Cash Equivalents	$1,000
Total assets	$1,000

Liabilities and Shareholder’s Capital:
Liabilities	$—
Shareholder’s Capital:
Shares Outstanding: 10 Shares	$1,000
Total Liabilities and Shareholder’s Capital	$1,000

See accompanying notes to the Statement of Assets and Liabilities.

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MARKET VECTORS LOW VOLATILITY COMMODITY ETF

NOTES TO THE STATEMENT OF ASSETS AND LIABILITIES

August 8, 2013

Note 1—Fund Organization— Market Vectors Commodity Trust (the “Trust”) is a Delaware statutory trust organized on February 1, 2012 as a series trust. Market Vectors Low Volatility Commodity ETF (the “Fund”) is a series of the Trust that has not yet commenced operations. The Fund will offer common units of beneficial interest in the Fund (the “Shares”) to investors (the “Shareholders”) which represent units of fractional undivided beneficial interest in and ownership of the Fund.

Van Eck Absolute Return Advisers Corp., a Delaware corporation, is the “Managing Owner” of the Fund. The Managing Owner is a wholly-owned subsidiary of Van Eck Associates Corporation. The Managing Owner and its affiliates advise a family of exchange-traded funds, mutual funds, insurance portfolios, separate accounts and alternative investments. The Managing Owner also serves as the commodity pool operator and commodity trading advisor of the Fund. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission (“CFTC”).

The only capital contributed to the Fund as of August 8, 2013 is a capital contribution of $1,000 by the Managing Owner whereby 10 shares were issued to the Managing Owner for a capital contribution.

The Fund will seek to track changes, whether positive or negative, in the performance of the Morningstar® Long/Flat Commodity IndexSM (the “Index”) over time. The Fund will seek to achieve its investment objective by investing principally in exchange-traded futures contracts on commodities comprising the Index (“Index Commodity Contracts”) and U.S. Treasury bills maturing in eight weeks or less, and, in certain circumstances, other instruments such as U.S. government securities and related securities that are direct obligations of or obligations guaranteed as to principal or interest by the United States, or securities issued or guaranteed by corporations in which the United States has a direct or indirect interest which have been designated as exempted securities pursuant to Section 3(a)(12) of the Securities Exchange Act of 1934, as amended, or any certificate of deposit for any of the foregoing, and certain cash items such as money market funds, certificates of deposit (under nine months), time deposits and other high credit quality short-term fixed income securities.

The Fund does not seek to outperform the Index. Commodities comprising the Index are assets that have tangible properties, such as energy products, agricultural products, industrial metals, precious metals and livestock. The Shares are designed for Shareholders who want a convenient way to gain exposure to a diversified selection of these commodities and an index strategy that seeks to generate positive returns under various market conditions.

The Fund qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012.

The term of the Trust is perpetual (unless terminated in certain circumstances as described in the Prospectus).

Note 2—Significant Accounting Policies—The preparation of the accompanying Statement of Assets and Liabilities in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the Statement of Assets and Liabilities. Actual results could differ from those estimates.

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The following is a summary of significant accounting policies followed by the Fund.

A. Cash and Cash Equivalents — The Fund defines cash and cash equivalents on deposit with custodians and to be highly liquid investments, with original maturities of three months or less.

B. Income Taxes— The Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, the Fund will not incur United States federal income taxes. No provision for federal, state, and local income taxes has been made in the accompanying Statement of Assets and Liabilities, as Shareholders are individually responsible for their own income taxes, if any, on their allocable share of the Fund’s income, gain, loss, deductions and other items.

C. Distributions to Shareholders— The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its Cash Instruments exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains.

D. Other—In the normal course of business, the Fund enters into contracts that contain a variety of general indemnifications. The Fund’s maximum exposure under these agreements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred. However, the Managing Owner believes the risk of loss under these arrangements to be remote.

Note 3—Investment Management and Other Agreements—The Managing Owner will receive a management fee for investment advisory services, calculated daily and payable monthly in arrears at an annual rate of 0.50% of the Fund’s average daily net assets.

The Fund has appointed The Bank of New York Mellon as the administrator (the “Administrator”), custodian, and transfer agent.

In addition, Van Eck Securities Corporation is the marketing agent (“VESC” or the “Marketing Agent”) of the Fund. The Marketing Agent is an affiliate of Van Eck Associates Corporation, the parent and a principal of the Managing Owner. The Marketing Agent assists the Administrator with certain functions and duties relating to marketing, including reviewing and approving marketing materials.

Wilmington Trust, National Association, or the “Trustee,” a national bank with its principal place of business in Delaware, is the sole trustee of the Fund. The Trustee has only nominal duties and liabilities to the Fund. Under the Amended and Restated Declaration of Trust, the Managing Owner has the exclusive management and control of all aspects of the business of the Trust. Certain officers and a Trustee of the Trust are officers, directors or stockholders of the Managing Owner and the Marketing Agent.

BNY Mellon Clearing, LLC, will serve as the Fund’s executing and clearing broker, or commodity broker, of the Fund (the “Commodity Broker”) will execute and clear the Fund’s futures transactions and will perform certain administrative services for the Fund. The Commodity Broker is registered with the CFTC as a futures commission merchant and is a member of National Futures Association (“NFA”) in such capacity.

The Fund will pay all of the routine operational, administrative and other ordinary fees and expenses of the Fund, including, but not limited to, the fees and expenses of the Trustee, custody fees, transfer agency fees, distribution and marketing fees, legal, audit and accounting fees and expenses, filing fees, exchange listing fees and printing, mailing and duplication costs, computer services, Index licensing fees and tax

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preparation expenses. The Managing Owner has agreed, pursuant to a written contract (the “Waiver Agreement”), to waive a portion of its Management Fee or reimburse the Fund, from its Management Fee, for all routine operational, administrative and other ordinary expenses to the extent necessary so that routine operational, administrative and other ordinary expenses incurred by the Fund do not exceed 0.15% per annum of the Fund’s NAV.

The Fund will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction-related fees and expenses charged in connection with its trading activities. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

Note 4—Organization and Offering Costs— Expenses incurred in connection with organizing the Trust and the Fund and up to the initial offering of the Fund’s Shares upon commencement of its trading operations, will be paid by the Managing Owner. Organization and initial offering expenses relating to the Trust and the Fund that are paid by the Managing Owner means those expenses incurred in connection with its formation, the qualification, registration and the anticipated offering of the Fund’s Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust and the Fund prior to commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Shares).

Expenses incurred in connection with the continuous offering of Shares of the Fund after the commencement of its trading operations will be paid by the Fund. These costs include legal and accounting fees and expenses, filing fees, printing, mailing and duplication costs associated with the continuous offering of the Shares.

Note 5—Capital Share Transactions— The Shares of the Fund are offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933. Shares may be purchased from the Fund only by certain eligible financial institutions, called “Authorized Participants,” and only in one or more blocks of 50,000 Shares, each called a “Basket.” The Fund will continuously offer its Shares in Baskets to Authorized Participants at the net asset value (“NAV”) of 50,000 Shares. The Fund’s Participant Agreements set forth the terms and conditions on which Authorized Participants may purchase or redeem Baskets.

The Shares of the Fund are expected to be listed for trading, subject to notice of issuance, on NYSE Arca, Inc.

The proceeds of the offering of Shares will be invested by the Fund in accordance with its investment objectives.

Note 6—Concentration of Risk— An investment in the Fund’s Shares is subject to market risk. Market risk refers to the risk that market prices of commodities and related instruments that the Fund holds will rise or fall, sometimes rapidly or unpredictably. If the Fund experiences in the aggregate more losses than gains during the period in which a Shareholder holds Shares, the Shareholder will experience a loss for the period even if the Fund’s historical performance is positive.

Investments in futures contracts historically have had a high degree of price variability and may be subject to rapid and substantial changes. Recently, the commodities markets have experienced periods of extreme volatility. General market uncertainty and consequent repricing of risk have led to market imbalances of sellers and buyers, which in turn have resulted in significant reductions in values of a variety of commodities. Similar future market conditions may result in rapid and substantial valuation

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increases or decreases in the Fund’s holdings. In addition, volatility in the commodity and securities markets may directly and adversely affect distribution rates on the Shares.

The commodities markets may fluctuate widely based on a variety of factors, including overall market movements, economic events and policies, changes in interest rates or inflation rates, changes in monetary and exchange control programs, war, acts of terrorism, natural disasters and technological developments. Variables such as disease, drought, floods, weather, trade, embargoes, tariffs and other political events, in particular, may have a larger impact on commodity prices than on traditional securities. These additional variables may create additional investment risks that subject the Fund’s investments to greater volatility than investments in traditional securities. The prices of commodities can also fluctuate widely due to supply and demand disruptions in major producing or consuming regions. Because certain commodities may be produced in a limited number of countries and may be controlled by a small number of producers, political, economic and supply-related events in such countries could have a disproportionate impact on the prices of such commodities. These factors may affect the value of the Fund in varying ways, and different factors may cause the value and the volatility of the Fund to move in inconsistent directions at inconsistent rates.

The Fund may not always be able to liquidate its positions in certain of its investments at a desired price. As to futures contracts, it may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. Limits imposed by the CFTC or futures exchanges such as accountability levels, position limits and price fluctuation limits may contribute to a lack of liquidity with respect to some exchange-traded Index Commodity Contracts. In addition, over-the-counter contracts may be illiquid.

A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. Unexpected market illiquidity may cause major losses to Shareholders at any time. The large size of the positions that the Fund may acquire increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred.

Note 7—Subsequent Event Review—The Fund has evaluated subsequent events and transactions for potential recognition or disclosure through the date the Statement of Assets and Liabilities were issued.

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PART TWO

STATEMENT OF ADDITIONAL INFORMATION

Market Vectors Low Volatility Commodity ETF

Shares of Beneficial Interest

This is a speculative investment which involves the risk of loss.

Past performance is not necessarily indicative of future results.

See the section “The Risks You Face” beginning at page 14 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT.

[•], 2013

Van Eck Absolute Return Advisers Corp.

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

THE COMMODITY MARKETS

General

The Commodity Exchange Act provides for the federal regulation of all commodity interest transactions, markets and intermediaries. Regulatory oversight encompasses all commodity futures trading activities and requires all commodity futures and commodity options to be traded on organized exchanges. The CFTC was created in 1974 as a result of the Commodity Exchange Act, pursuant to which NFA was also created in 1982. NFA is an independent self-regulatory organization and oversees participants in the commodities and futures industry in the United States. NFA’s oversight is conducted with the goal of, among other things, protecting investors from fraudulent commodities and futures activities. Pursuant to authority in the Commodity Exchange Act, NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, retail foreign exchange dealers, and their respective associated persons and floor brokers. The Commodity Broker and the Managing Owner are members of NFA, but neither the Trust nor the Fund is required to become a member of NFA.

In December 2000, the Commodity Exchange Act was amended by the Commodity Futures Modernization Act of 2000 (“CFMA”) which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The Commodity Exchange Act, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (i) the type of instrument being traded (e.g., contracts for future delivery or options contracts), (ii) the type of commodity underlying the instrument (distinguishing between instruments based upon real assets that are the focus of the Fund and include energy, agriculture, metals—including precious metals—and livestock commodities, and those instruments based upon financial assets such as stocks, bonds, currencies and interest rates), (iii) the nature of the parties to the transaction (retail, eligible contract participant or eligible commercial entity), (iv) whether the transaction is entered into on a principal-to-principal or intermediated basis, (v) the type of market on which the transaction occurs and (vi) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts

Futures contracts are standardized contracts trading on U.S. or foreign exchanges that call for the future delivery of specified quantities of certain types of commodities at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of January 2012 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of January 2012 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery.

In market terminology, a trader who purchases a futures contract is “long” in the market and a trader who sells a futures contract is “short” in the market. Before a trader closes out the trader’s long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Options on Futures Contracts

Options on commodity futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the exercise price) in the underlying futures contract on or before a specified date. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying futures contract, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying futures contract.

The seller of an option is obligated to take a position in the underlying contract at a specified price on or before a specified date opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying contract at the exercise price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying contract at the exercise price.

A call option is said to be “in-the-money” if the exercise price is below current market levels, “out-of-the-money” if the exercise price is above current market levels and “at-the-money” if the exercise price is at current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying contract. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value. Intrinsic value of an option is the value of exercising it prior to expiration, corresponding to the difference between the strike price and underlying spot price. Prior to expiration, any premium in excess of intrinsic value is the time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is “out-of-the-money” at the time it expires becomes worthless. On certain exchanges, “in-the-money” options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option on futures is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

2

Spot Markets

Commodity prices fluctuate based on the supply and demand of any commodity. If there is excess supply, then inventories build up until there is downward pressure on prices and producers reduce supplies in response to that price signal. Conversely, in the case of excess demand, inventories will be drawn down until the shortage causes prices to rise and equilibrium is restored. However, it can take a significant time period for inventories to be regulated through price changes due to production and storage situations, leading to sustained trends in commodity spot prices. These trends in commodity spot prices are reflected in futures prices.

Commodity Futures Markets

Large fluctuations in spot prices can lead to the risk of operating losses for both commercial commodity producers (e.g., wheat farmers) and consumers (e.g., cereal manufacturers), so they both have incentives to hedge against the risk of future price fluctuations. The commodity futures markets provide one of the most common and effective ways of hedging price risk. When there are more producers than consumers who need to hedge, speculators (including investors pursuing commodity futures strategies) enter the market and provide insurance against falling spot prices by taking the long side. Speculators receive a premium for this insurance in the form of a futures price that is less than the expected future spot price. Hence, they expect the futures price to trend upward as it approaches the actual future spot price over the life of the contract. Conversely, net hedging pressure can be greater on the long side. That is, when there are more consumer hedgers than producer hedgers, speculators provide insurance against rising futures prices by taking the short side, leading to a futures price that is higher than the expected future spot price. Hence, they expect the futures price to trend downward as it approaches the spot price over the life of the contract.

Storage Markets

Producers of stable commodities use inventories to fill gaps between production and sales. Similarly, consumers use inventories to fill gaps between consumption and purchases. This creates a market for storage. Storage is costly, however, besides the direct cost of physical storage, there is also an opportunity cost because the money tied up in the commodity could be earning interest. On the margin then, an extra unit is only worth storing if the benefits of storage are at least equal to the costs (including the opportunity to earn interest). If this benefit is high enough (so that it makes sense to store the commodity for later use or sale rather than using or selling it now), the futures price will be lower than the spot price, causing time to expiration and the futures price to be inversely related so that the further out the futures contract, the lower the price, thus compensating for the cost of storage. If this is the case, we say that there is “backwardation” in the futures market. In a backwardated market, owners of a commodity in storage are being more than compensated for the costs of storage, but the compensation is not in monetary payments. Rather, it is in less-tangible benefits such as securing a supply of fuel as insurance against an energy crunch. However, investors who are taking long positions in futures contracts can realize this compensation monetarily by replacing the contracts that they are holding with longer-term ones, thus locking in profits. As shown below, Chart A illustrates the relationship between the price and the term of a futures contract when the market is in backwardation. The price curve slopes downward from left to right and the buy transaction of a longer term contract is at a lower price. Roll yields are positive. The market condition in which this takes place is called backwardation.

Likewise, when the marginal benefits of storage are low, the relationship between time to expiration and the futures price is positive, a market condition known as “contango.” In contangoed markets, roll yields are negative because replacing contracts results in locking in a loss. The benefit of storage tends to be high when inventories are low. For example, when a commodity is scarce, having it in

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storage will improve commercial consumers’ readiness to meet their needs in the near future, leading to backwardation and positive roll yields. Conversely, the benefits of storage are low when inventories are plentiful, leading to contango. Chart B illustrates the futures price curve in a contango market. The price curve slopes upward from left to right and the buy transaction of a longer term contract is at a higher price. Roll yields are negative. Since inventory conditions in some commodities are slow to adjust due to the time it takes to increase their production, backwardation or contango could persist for a period of time, causing investors to consistently experience positive or negative roll yield over the period. The persistence of backwardated markets over time does not necessarily imply that contract rolls will consistently be positive or profitable. This is because both the slope and the relative position of the futures price curve could change or move up or down. Similarly, the persistence of contango markets over time does not necessarily imply that contract rolls will be negative or unprofitable. The slope and position of the futures price curves are dynamic and reflect a broad range of global economic and supply and demand factors which affect the prices of the specific commodities underlying the futures contracts.

Source: Morningstar, Inc.

Hedgers and Speculators

The two broad classes of persons who trade commodity futures contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges Generally

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the

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rules of that exchange. Among the principal exchanges in the U.S. are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the U.S. has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not be concerned with the solvency of each party on the opposite side of each trade; their concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

U.S. Futures Exchanges

Futures exchanges in the U.S. are subject to designation and regulation by the CFTC as a designated contract market. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) authorized the CFTC to designate swap transaction facilities for the centralized trading and processing of swaps if they comply with core principles similar to those required for designation as a contract market. An electronic trading facility is a form of an exchange operated by electronic means that is not subject to regulation under the Commodity Exchange Act.

A designated contract market is a highly regulated exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the U.S. are the Chicago Board of Trade (“CBOT”), the Chicago Mercantile Exchange (“CME”), the Intercontinental Exchange (“ICE”), the New York Mercantile Exchange (“NYMEX”), the New York Commodities Exchange (“COMEX”) and the Kansas City Board of Trade (“KBOT”). Each of the designated contract markets in the U.S. must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

Title VII of the Dodd-Frank Act established a new regulatory regime for the trading and clearing of swap contracts that is broad and far-reaching. Among other things, it provides the CFTC with jurisdiction and regulatory authority over a wide variety of swap contracts and a comprehensive regulatory structure affecting the clearing and trading of swaps, swap dealers and major swap participants, including the establishment of swap execution facilities and derivatives clearing organizations for the centralized trading and clearing of swaps. The CFTC has proposed various rules mandated by the Dodd-Frank Act to implement this new regulatory regime, the final assessment of which must await the adoption of the proposed regulations.

An electronic trading facility is a form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility. The Commodity Exchange Act does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in

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certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

Non-U.S. Futures Exchanges

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party. See the section “The Risks You Face — Trading on Commodity Exchanges Outside the United States is Not Subject to U.S. Regulation, and May Be Less Reliable than U.S. Exchanges.”

Speculative Position Limits

The CFTC and U.S. futures exchanges have established limits, referred to as “speculative position limits” or “position limits,” on the maximum net long or net short speculative position that any person or group of persons (other than a hedger) may hold, own or control in certain futures interests contracts. Among the purposes of speculative position limits is the desire to prevent a “corner” on a market or undue influence on prices by any single trader or group of traders. The current position limits established by the CFTC apply to certain agricultural commodity positions. In October 2011, the CFTC adopted final regulations pursuant to the Dodd-Frank Act that impose position limits on 28 physical commodity futures and options contracts and on swaps that are economically equivalent to such contracts. The contracts include certain agricultural, metals and energy commodities to be traded by the Fund. In a lawsuit filed by the International Swaps and Derivatives Association and the Securities Industry and Financial Markets Association, the U.S. District Court for the District of Columbia vacated the new position limit regulations and remanded the matter to the CFTC for further consideration consistent with the court’s opinion. The CFTC may appeal the court’s decision and seek a stay of the decision pending appeal, and the new position limit regulations, or other regulations with similar effect, could still become effective in the future. The proposed regulations are extremely complex and, if ultimately implemented, whether in their current form or an alternative form, may require further guidance and interpretation by the CFTC to determine in all respect how they apply to the Fund. The Fund’s investment strategy could be negatively affected by these regulations.

In addition, the CFTC requires each U.S. exchange to submit position limits for all commodities traded on such exchange for approval by the CFTC. Position limits do not apply to forward contract trading or generally to trading on foreign exchanges. See the section “The Risks You Face — Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted By Regulatory and Exchange Position Limits and Other Position Limitation Rules and Could Result in Tracking Error Between Changes in the NAV Per Share and Changes in the Level of the Index, Or Could Result in the Market Price of the Shares Trading at a Premium or Discount to the NAV Per Shares.”

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See the section “The Risks You Face — Potentially Illiquid Markets, Disruption of Market Trading,

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and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses of the Fund and, In Turn, the Value of Your Shares.”

Commodity Prices

Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to reliably predict commodity prices.

Regulations

Futures exchanges in the U.S. are subject to regulation under the Commodity Exchange Act, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. The CFTC does not regulate OTC foreign exchange markets and has no authority to regulate trading on foreign commodity exchanges and markets.

The Commodity Exchange Act and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the Commodity Exchange Act or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Trust. Neither the Trust nor the Fund is required to be registered with the CFTC in any capacity.

The Commodity Exchange Act requires all “futures commission merchants,” such as the Commodity Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The Commodity Exchange Act also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the Commodity Exchange Act. Shareholders may also be able to maintain a private right of action for certain violations of the Commodity Exchange Act. The CFTC has adopted rules implementing the reparation provisions of the Commodity Exchange Act which provide that any person may file a complaint for a reparations award with the CFTC for violation of the Commodity Exchange Act against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by futures traders with their commodity brokers in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a

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trader’s account may decline before the trader must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts the trader purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Trust’s position. With respect to the Managing Owner’s trading, for its own account, if any, only the Managing Owner, and not the Trust or the Fund’s Shareholders personally, will be subject to margin calls.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate Amount
SEC Registration Fee	$13,640
NYSE Arca Listing Fee	5,000
Financial Industry Regulatory Authority Filing Fee	14,850
Printing Expenses	40,000
Fees of Certified Public Accountants	15,000
Fees of Counsel	341,500
Miscellaneous Expenses	2,250
Total	$459,740

Item 14. Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Registrant provides for, and as amended from time to time, will provide for, the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which the Managing Owner may be or may have been involved as a party or otherwise or with which the Managing Owner may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Managing Owner or by reason of its being or having been the Managing Owner except with respect to any matter as to which such Managing Owner shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Managing Owner’s action was in the best interests of the Trust and except that the Managing Owner shall not be indemnified against any liability to the Trust or its shareholders by reason of willful misconduct or gross negligence of such Managing Owner.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

	(1)	Form of Initial Purchaser Agreement****
	(4)(i)	Amended and Restated Trust Agreement****
	(4)(ii)	Form of Authorized Participant Agreement***
	(5)	Opinion and Consent of Richards, Layton & Finger, P.A. Regarding Legality of Shares****
	(8)	Opinion and Consent of Dechert LLP Regarding Tax Matters****
	(10)(i)	Form of Services Agreement****
	(10)(ii)	Form of Custody Agreement***
	(10)(iii)	Form of Transfer Agency and Service Agreement****
	(10)(iv)	Form of Futures Customer Agreement**
	(10)(v)	Form of Marketing Agent Agreement****
	(10)(vi)	Index Product License Agreement**
	(23)(i)	Consent of Independent Registered Public Accounting Firm****
	(23)(ii)	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5)****

(23)(iii)	Consent of Dechert LLP (included in Exhibit 8)****
(24)	Powers of Attorney*

*	Previously filed as an exhibit to Form S-1 filed on February 8, 2012 and incorporated herein by reference.
**	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to Form S-1 filed on August 24, 2012 and incorporated herein by reference.
***	Previously filed as an exhibit to Pre-Effective Amendment No. 3 to Form S-1 filed on April 15, 2013 and incorporated herein by reference.

****	Filed herewith.

(b)	The following financial statements are included in the Prospectus:

Market Vectors Commodity Trust
Market Vectors Low Volatility Commodity ETF
Report of Independent Registered Public Accounting Firm dated August 9, 2013
Statement of Assets and Liabilities dated August 8, 2013
Notes to the Statement of Assets and Liabilities dated August 8, 2013

Item 17. Undertakings

a.	The undersigned Registrant hereby undertakes:

	1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);

		ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

		iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that:

			A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that are incorporated by reference in the Registration Statement; and

			B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the Registration Statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in
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reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of Prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

	i.	If the Registrant is relying on Rule 430B under the Securities Act (230.430B of this chapter):

		A.	Each Prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed Prospectus was deemed part of and included in the Registration Statement; and

		B.	Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

	ii.	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
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	5.	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

		ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

		iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

		iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

b.	The undersigned Registrant hereby undertakes that:

	1.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

	2.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York on the 20th day of August, 2013.

MARKET VECTORS COMMODITY TRUST

By:	Van Eck Absolute Return Advisers Corp., its Managing Owner

/s/ Jan F. van Eck
Name:	Jan F. van Eck
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jan F. van Eck
Jan F. van Eck	President and Director	August 20, 2013

/s/ Bruce J. Smith	Senior Vice President, Chief Financial
Bruce J. Smith	Officer, Treasurer, Controller and Director	August 20, 2013

/s/ Joseph J. McBrien*	Senior Vice President, Chief Legal Officer,
Joseph J. McBrien	General Counsel, Secretary and Director	August 20, 2013

*By: /s/ Jonathan R. Simon
Jonathan R. Simon Attorney-in-Fact

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Exhibit Index

(1)	Form of Initial Purchaser Agreement
(4)(i)	Amended and Restated Trust Agreement
(5)	Opinion and Consent of Richards, Layton & Finger, P.A. Regarding Legality of Shares
(8)	Opinion and Consent of Dechert LLP Regarding Tax Matters
(10)(i)	Form of Services Agreement
(10)(iii)	Form of Transfer Agency and Service Agreement
(10)(v)	Form of Marketing Agent Agreement
(23)(i)	Consent of Independent Registered Public Accounting Firm

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